As filed with the Securities and Exchange Commission on March 24, 2020

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIANLUO SMART LIMITED

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	3841	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Room 611, 6th Floor, BeiKong Technology Building

No. 10 Baifuquan Road, Changping District

Beijing 102200, People’s Republic of China

Telephone: + 86-10-89788107

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10158

Tel: 800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin (Qixiang) Sun

Bevilacqua PLLC

1050 Connecticut Avenue, Suite 500

Washington, DC 20036

Tel: 202-869-0888 (ext. 101)

Approximate date of commencement of proposed sale to the public: From time to time after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Shares, par value $0.002731 per share, underlying warrants issued to investors on February 14, 2020	2,590,000	$0.6239	(2)	$1,615,901	$209.74
Class A Common Shares, par value $0.002731 per share, underlying warrants issued to investors on February 25 and March 2, 2020	8,400,000	0.70	(3)	5,880,000	763.22
Total	10,990,000			$7,495,901	$972.97

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended, the Registrant is also registering an indeterminate number of additional Class A Common Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	Estimated solely for the purpose of determining the amount of registration fees in accordance with Rule 457(g) under the Securities Act based upon the exercise price of $0.6239, which is higher than the average of high and low prices of our Class A Common Shares as reported on Nasdaq Capital Market on any date within five business days of the filing of this registration statement.

(3)	Estimated solely for the purpose of determining the amount of registration fees in accordance with Rule 457(g) under the Securities Act based upon the exercise price of $0.70, which is higher than the average of high and low prices of our Class A Common Shares as reported on Nasdaq Capital Market on any date within five business days of the filing of the registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

DATED MARCH 24, 2020

PRELIMINARY PROSPECTUS

LIANLUO SMART LIMITED

This prospectus relates to the resale from time to time by the Selling Shareholders identified in this prospectus under the caption “Selling Shareholders” of up to 10,990,000 of our $0.002731 par value Class A Common Shares, or the Resale Shares, issuable upon exercise of certain outstanding warrants issued and sold by us. We are not selling any Class A Common Shares under this prospectus and will not receive any proceeds from the sale of the Resale Shares by the Selling Shareholders.

The Resale Shares may be sold by the Selling Shareholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. The Resale Shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” in this prospectus.

Our Class A Common Shares are listed on the Nasdaq Capital Market under the symbol “LLIT.” On March 23, 2020, the closing price of our Class A Common Shares was $0.41 per share.

Investing in the Class A Common Shares involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2020

We have not authorized any person to provide you with information different from that contained in this prospectus or any related free-writing prospectus that we authorize to be distributed to you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the securities offered hereby.

For investors outside of the United States: We have not done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the Offering and the distribution of this prospectus outside of the United States.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

i

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Beijing Dehaier” or “BDL” are to Beijing Dehaier Medical Technology Company Limited, a PRC company.

●	“BTL” are to Beijing Dehaier Technology Company Limited, a PRC company.

●	“BVI” are to the British Virgin Islands.

●	“Class A Common Shares” are to the Company’s Class A Common Shares, par value $0.002731 per share.

●	“Class B Common Shares” are to the Company’s Class B Common Shares, par value $0.002731 per share.

●	“Companies Act” are to the BVI Business Companies Act, 2004

●	“Exchange Act” are to the U.S. Securities Exchange Act of 1934, as amended.

●	“Hong Kong” or “H.K.” are to the Hong Kong Special Administrative Region of the People’s Republic of China.

●	“Offering” are to the sale of Resale Shares offered by the Selling Shareholders included herein.

●	“Lianluo Smart” are to Lianluo Smart Limited, a BVI company.

●	“Lianluo Connection” or “LCL” are to Lianluo Connection Medical Wearable Device Technology (Beijing) Co., Ltd., a PRC company.

●	“LLIT,” “we,” “us,” “our” and the “Company” are to the combined business of Lianluo Smart Limited and its subsidiaries.

●	“PRC” and “China” are to the People’s Republic of China.

●	“Renminbi” and “RMB” are to the legal currency of China.

●	“Securities and Exchange Commission,” “SEC,” “Commission” or similar terms are to the United States Securities and Exchange Commission.

●	“Sarbanes-Oxley Act” are to the Sarbanes-Oxley Act of 2002.

●	“Securities Act” are to the U.S. Securities Act of 1933, as amended.

●	“Selling Shareholders” are to our pre-existing shareholders who are selling Resale Shares pursuant to this prospectus.

●	“United States,” “U.S.” and “US” are to the United States of America.

●	“$,” “U.S. $,” “U.S. dollars,” “dollars,” “US$” and “USD” are to United States dollars.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. A forward-looking statement is a projection about a future event or result, and whether the statement comes true is subject to many risks and uncertainties. These statements often can be identified by the use of terms such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “approximate” or “continue,” or the negative thereof. The actual results or activities of the Company will likely differ from projected results or activities of the Company as described in this prospectus, and such differences could be material.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results and performance of the Company to be different from any future results, performance and achievements expressed or implied by these statements. In other words, our performance might be quite different from what the forward-looking statements imply. You should review carefully all information included in this prospectus.

You should rely only on the forward-looking statements that reflect management’s view as of the date of this prospectus. We undertake no obligation to publicly revise or update these forward-looking statements to reflect subsequent events or circumstances. You should also carefully review the risk factors described in other documents we file from time to time with the SEC. The Private Securities Reform Act of 1995 contains a safe harbor for forward-looking statements on which the Company relies in making such disclosures. In connection with the “safe harbor,” we are hereby identifying important factors that could cause actual results to differ materially from those contained in any forward-looking statements made by us or on our behalf. Factors that might cause such a difference include, but are not limited to, those discussed in the section entitled “Risk Factors.”

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our Class A Common Shares, you should carefully read the entire prospectus, including our financial statements and the related notes included elsewhere in this prospectus. You should also consider, among other things, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case appearing elsewhere in this prospectus. Unless otherwise stated, all references to “us,” “our,” “we,” the “Company,” the “group” and similar designations refer to Lianluo Smart Limited, a British Virgin Islands exempted company with limited liability, and its subsidiaries.

Business Overview

We currently focus on the development, production and marketing of our sleep respiratory analysis system and cardiopulmonary resuscitation (“CPR”) device. In 2019, we continued to scale down our operations, and we have discontinued, as appropriate, our unprofitable traditional medical equipment business.

We have developed and distributed medical devices, focusing primarily on sleep respiratory solutions to the Obstructive Sleep Apnea Syndrome (“OSAS”) since 2010. We provide users with medical grade detection and monitoring, long-distance treatment and integration solution of professional rehabilitation. Since fiscal 2018, we have been providing examination services to hospitals and medical centers through our developed medical wearable devices. Doctors are able to refer to examination results provided by the device in making diagnoses regarding OSAS. We have established cooperation with a number of medical check-up centers in China, to reach and serve their clients.

We design, develop and market our own branded medical products and medical components. We currently concentrate on wearable sleep respiratory device, and hold five design patents related to sleep respiratory analysis system and a sleep respiratory analysis software copyright in China. We continue to research new products and evaluate potential business opportunities.

We have discontinued conducting light assembly before distribution, and currently, contract all of our products manufacturing to outside producers in China. Our branded products presently are shipped directly from our contract manufacturers to our customers or distributors.

For the six months ended June 30, 2019 and 2018, our total revenues amounted to $242,213 and $301,293, respectively. For the first half year of 2019, we continued to redirect our operations from unprofitable product sales of medical products and mobile medicines to marketing and expanding OSAS diagnosis services in hospitals and physical examination centers.

We believe these changes are crucial to improve our competitive advantages in the industry in the future. By reducing our reliance on our less profitable medical devices assembly and distribution businesses, we are able to leverage our resources to develop smart health products and services, which we see as a positive development and focus for the future of our Company. Our long-term goal is to gradually decrease our production business and focus instead on developing a complete mobile health operation platform.

We have continued to establish relationships with pilot hospitals to deliver our wearable solutions and products for OSAS, driving the market growth in the hospitals in the regions where the pilot hospitals located, which helped to push forward our strategic market expansion for public hospitals. So far, wearable diagnosis and analysis systems for OSAS have been successfully delivered to a number of major hospitals throughout China. We aim to intensify usage of our system in those hospitals and other institutions where we have already successfully launched. Our target is to gradually promote our business from sleep centers, respiratory departments, and Ear/Nose/Throat (E.N.T.) departments to other hospital departments with strong demand for sleep monitoring including those accommodating patients seeking care (inpatient and outpatient) for key chronic diseases, such as hypertension, heart disease, diabetes and strokes.

We have also targeted the private physical examination centers market. Our wearable OSAS diagnosis and analysis system has been successively launched in certain private check-up centers. The number of customers for sleep diagnostic services has been stable and we are making efforts to improve the market acceptance of our products and services.

In addition, in the long run, we expect to work with insurance companies to launch health insurance program providing OSAS diagnosis and analysis under their insurances. We will continue to focus on sleep health with our comprehensive OSAS solution system, aiming to become a leading domestic product and service provider in this market.

Growth Strategies

We plan to expand our product portfolios in smart wearable medical device and to provide reliable products in smart device and smart ecosystem platforms through continuing investments in research and development and pursuing attractive opportunities to acquire complementary products and technologies and strategic collaboration with partners.

In smart wearable medical device products, we plan to establish an accurate, efficient and innovative sleep diagnostic system by developing advanced technologies and focusing on research and development of proprietary products to provide a sleep respiratory solution. We will broaden and differentiate our target markets by cooperating with different types of medical institutions and individual customers across China.

We will keep continuously distributing our sleep respiratory solutions to hospitals, check-up centers and other healthcare institutions in China to penetrate the domestic market of OSAS diagnosis, and to grow sales and service revenues. We will develop our sleep respiratory solution business by active marketing and expanding, and leverage our well-established distribution network resources to reach potential customers and partners. We seek to partner with more hospitals and check-up centers across China and to enlarge the scope of OSAS diagnostic services that we are able to provide in order to solidify our market position in this area and drive our revenue growth.

As to the smart device and smart ecosystem platform products, in the long run, we plan to develop easy-using smart devices for sports, social contact, entertainment, remote-control and family health management. This ecosystem will be designed to address anticipated future trends and user demands.

History and Development of the Company

The Company was incorporated in the BVI on July 22, 2003. Our founder and chief executive officer, Mr. Ping Chen, also founded BTL, a PRC company controlled by Mr. Ping, on July 5, 2001 to develop and distribute medical devices. BTL served as our PRC domestic partner to a joint venture pursuant to which we now own 100% of Beijing Dehaier, a PRC company in the medical device business. At the time of the formation of the joint venture, foreign enterprises were not permitted to own such companies without PRC partners.

We incorporated in the BVI under the name “De-Haier Medical Systems Limited.” We changed our name to “Lianluo Smart Limited,” on November 21, 2016. We are a holding company and do not conduct business in China directly; instead, we rely on Beijing Dehaier and Lianluo Connection to conduct our business in China. Beijing Dehaier has been focused on the development and distribution of medical devices since its inception. Lianluo Connection focuses on the development of wearable medical devices and mobile medical products, as well as the provision of relevant technical services.

On April 22, 2010, we completed an initial public offering of 1,500,000 common shares. The offering was completed at an issuance price of $8.00 per share.

On August 18, 2016, we closed the sale of 11,111,111 of our then common shares and warrants to purchase 1,000,000 common shares to Hangzhou Lianluo Interactive Information Technology Co., Ltd., or Hangzhou Lianluo, for an aggregate purchase price of $20 million. As a result of that purchase, Hangzhou Lianluo became our controlling shareholder.

In June, 2017, we amended and restated the Company’s Memorandum and Articles of Association in order that the Company’s authorized share capital be re-classified and re-designated into 50,000,000 Common Shares of par value of US$0.002731 each, of which 37,888,889 would be designated as Class A Common Shares of par value of US$0.002731 each, or the Class A Common Shares, and 12,111,111 be designated as Class B Common Shares of par value of US$0.002731 each, or the Class B Common Shares. The Class B Common Shares are entitled to 10 votes per share while the Class A Common Shares are entitled to one vote per share. At that time, the 11,111,111 common shares sold to Hanfzhou Lianluo were re-designated as Class B Common Shares, and the warrants were re-designated to be exercisable for 1,000,000 Class B Common Shares.

Currently, Lianluo Smart owns 100% of Lianluo Connection, and Lianluo Connection owns 100% of Beijing Dehaier.

Background of the Offering – Registered Direct Offering and Concurrent Private Placements

On February 14, 2020, we consummated a registered direct offering of 2,590,000 Class A Common Shares and a concurrent private placement of warrants to purchase up to 2,590,000 Class A Common Shares with certain accredited investors. The purchase price per Class A Common Share in the registered direct offering was $0.85. The warrants sold in the concurrent private placement are exercisable for a period of five and one-half years upon issuance, at an initial exercise price of $0.85 per share, subject to full ratchet anti-dilution protection. On February 25, 2020, we consummated a second registered direct offering of 3,500,000 Class A Common Shares and a concurrent private placement of warrants to purchase up to 3,500,000 Class A Common Shares with the same accredited investors. The purchase price per Class A Common Share in the second registered direct offering was $0.70. The warrants sold in the second concurrent private placement are exercisable for a period of five and one-half years upon issuance, at an initial exercise price of $0.70 per share, subject to full ratchet anti-dilution protection. As a result of the second concurrent private placement, the exercise price of the warrants issued on February 14, 2020 was reduced to $0.6239 per share. On March 2, 2020, we consummated a third registered direct offering of 4,900,000 Class A Common Shares and a concurrent private placement of warrants to purchase up to 4,900,000 Class A Common Shares with the same accredited investors. The purchase price per Class A Common Share in this registered direct offering was $0.70 per share. The warrants sold in the third concurrent private placement are exercisable for a period of five and one-half years upon issuance, at an initial exercise price of $0.70 per share, subject to full ratchet anti-dilution protection.

The purpose of the registration statement of which this prospectus is a part is to register for resale the 10,990,000 Class A Common Shares underlying the warrants sold in the three private placements described in the preceding paragraph.

Risk Factors

Investing in our Class A Common Shares involves risks. You should carefully consider the risks described in “Risk Factors” beginning on page 8 of this prospectus before making a decision to purchase Class A Common Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Class A Common Shares would likely decline, and you may lose all or part of your investment.

Our Securities

Our authorized capital consists of 50,000,000 shares, $0.002731 par value per share, of which 37,888,889 shares are designated as Class A Common Shares and 12,111,111 shares are designated as Class B Common Shares. Holders of our Class A Common Shares are entitled to one vote for each whole share on all matters to be voted upon by shareholders, including the election of directors. The holders of our Class B Common Shares are entitled to ten votes for each whole share on all matters to be voted upon by shareholders, including the election of directors.

As of March 20, 2020, there were 17,685,475 of our Class A Common Shares and 11,111,111 of our Class B Common Shares issued and outstanding.  All Shares were fully paid.  As a result of the three private placements discussed above, we have outstanding warrants to purchase an aggregate of 10,990,000 of our Class A Common Shares. We also have warrants outstanding to purchase an additional 1,000,000 of our Class B Common Shares. In addition, we have options outstanding for the purchase of an aggregate of 794,867 Class A Common Shares. We do not have any preferred shares authorized or outstanding. (For a more complete description of our Class A Common Shares and Class B Common Shares, see “Description of Share Capital,” below.)

Implications of a Foreign Private Issuer

We are considered a “foreign private issuer” and will report under the Exchange Act as a non-U.S. company with foreign private issuer status. This means that, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are public companies, or other public companies in which you have made an investment.

Notes on Prospectus Presentation

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them. Certain market data and other statistical information contained in this prospectus is based on information from independent industry organizations, publications, surveys and forecasts. Some market data and statistical information contained in this prospectus are also based on management’s estimates and calculations, which are derived from our review and interpretation of the independent sources listed above, our internal research and our knowledge of the health supplement industry and, specifically, acer truncatum. While we believe such information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source.

Accordingly, actual events or circumstances may differ materially from events and circumstances that are assumed in this information and you are cautioned not to give undue weight to such data.

Securities Being Offered by Selling Shareholders

The Selling Shareholders are offering up to 10,990,000 Class A Common Shares. The Selling Shareholders may sell their Class A Common Shares at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the sales by the Selling Shareholders.

Corporate Information

Our principal executive offices are located at Room 611, 6th Floor, BeiKong Technology Building, No. 10 Baifuquan Road, Changping District, Beijing 102200, PRC, and our phone number is (+86) 10-89788107. The Company does not maintain a corporate website at this time.

Transfer Agent

The transfer agent for the Company’s Class A Common Shares is Computershare Limited, Meidinger Tower, 462 S. 4th Street, Louisville, KY 40202, telephone: 502-301-6108.

Selected Financial Data

The following table presents the selected consolidated financial information for our company. The selected consolidated statements of income data for the three years ended December 31, 2018, 2017 and 2016 and the consolidated balance sheet data as of 2018 and 2017 have been derived from our audited consolidated financial statements presented elsewhere in this prospectus. The selected consolidated statements of comprehensive income data for the years ended December 31, 2015 and 2014 and the selected consolidated balance sheets data as of December 31, 2016, 2015 and 2014 have been derived from our audited consolidated financial statements for the years ended December 31, 2016, 2015 and 2014, which are not included in this prospectus. Our historical results do not indicate results expected for any future periods. We derived the summary consolidated financial data as of June 30, 2019 and for the six months ended June 30, 2019 and 2018 from our unaudited consolidated financial statements included elsewhere in this prospectus, which include all adjustments, consisting of normal recurring adjustments, that our management considers necessary for a fair presentation of our financial position and results of operations as of the dates and for the periods presented. The selected consolidated financial data below should be read in conjunction with, and are qualified in their entirety by reference to, our audited consolidated financial statements and related notes and the section of this prospectus titles “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our audited consolidated financial statements are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States of America, or U.S. GAAP.

	For the Six Months Ended June 30, (unaudited)		For the Years Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
Revenues	$242,213	$301,293	$559,386	$882,011	$13,062,373	$738,301	$2,774,241
Costs of revenue	(418,227)	(333,995)	(757,901)	(1,655,970)	(17,179,060)	(1,094,124)	(1,802,864)
Gross loss	(176,014)	(32,702)	(198,515)	(773,959)	(4,116,687)	(355,823)	(971,377)
Selling expenses	(556,213)	(1,131,219)	(2,082,829)	(1,170,378)	(927,243)	(2,815,609)	(138,981)
General and administrative expenses	(1,753,718)	(2,028,028)	(3,675,465)	(3,192,030)	(4,183,775)	(4,089,592)	(1,929,206)
(Provision for) recovery from doubtful accounts	(43,873)	(33,621)	(22,229)	23,608	150,280	(8,544)	(347,891)
Impairment loss for intangible assets	-	-	(3,281,779)	-	-	-	-
Operating loss	(2,529,818)	(3,225,570)	(9,260,817)	(5,058,018)	(9,083,968)	(6,903,813)	(1,426,058)
(Loss) profit before provision for income tax and non-controlling interest	(3,312,215)	(3,445,375)	(8,910,002)	(5,136,434)	(9,704,761)	(6,710,848)	1,327,562
Income tax benefit (expense)	-	-	-	-	95,026	11,978	(357,726)
Net (loss) profit from continuing operations	(3,312,215)	(3,445,375)	(8,910,002)	(5,136,434)	(9,609,735)	(6,698,870)	969,836

Discontinued operations:
Loss from operations of discontinued operations, net of taxes	-	-	-	-	(168,574)	(3,663,465)	(26,003,708)
Loss from disposal of discontinued operations, net of taxes	-	-	-	-	(82,579)	-	-
Net loss	(3,312,215)	(3,445,375)	(8,910,002)	(5,136,434)	(9,860,888)	(10,362,335)	(25,033,872)
Less: net loss attributable to non-controlling interest	-	-	-	-	(129,020)	(139,205)	(735,758)
Net loss attributable to Lianluo Smart Limited	(3,312,215)	(3,445,375)	$(8,910,002)	$(5,136,434)	$(9,731,868)	$(10,223,130)	$(24,298,114)
Other comprehensive (loss) income:
Foreign currency translation (loss) gain	(123,451)	(103,418)	(515,477)	380,077	(567,162)	(461,548)	(576,891)
Comprehensive loss	(3,435,666)	(3,548,793)	(9,425,479)	(4,756,357)	(10,428,050)	(10,823,883)	(25,610,763)
-less comprehensive loss attributable to non-controlling interest	-	-	-	-	(230,838)	(189,670)	(762,777)
Comprehensive loss attributable to Lianluo Smart Limited	(3,435,666)	(3,548,793)	$(9,425,479)	$(4,756,357)	$(10,197,212)	$(10,634,213)	$(24,847,986)
Weighted average number of common shares used in computation
-Basic	17,806,586	17,501,354	17,617,416	17,312,586	10,422,765	5,990,552	5,510,076
-Diluted	17,806,586	17,501,354	17,617,416	17,312,586	10,422,765	5,990,552	5,597,169
Net loss per share of common stock
-Basic	(0.19)	(0.20)	$(0.51)	$(0.30)	$(0.93)	$(1.71)	$(4.41)
-Diluted	(0.19)	(0.20)	$(0.51)	$(0.30)	$(0.93)	$(1.71)	$(4.34)

	As of June 30, (unaudited)	As of December 31,
	2019	2018	2017	2016	2015	2014

Balance Sheet Data:
Cash and cash equivalents	$53,548	$477,309	$6,809,485	$10,792,823	$615,517	$1,639,746
Working capital	(937,906)	1,260,558	7,152,147	10,221,074	462,687	9,739,149
Total current assets	1,801,895	2,713,362	9,833,029	11,336,148	6,868,333	13,468,644
Total assets	3,718,999	5,698,670	15,563,108	16,552,137	13,875,247	21,321,309
Total current liabilities	2,739,801	1,452,804	2,680,882	1,115,074	6,405,646	3,729,495
Non-controlling interest	-	-	-	-	867,826	1,057,496
Total Lianluo Smart Limited shareholders’ equity	(249,869)	3,116,620	11,153,115	13,937,701	6,439,039	15,981,258
Common shares	48,630	48,630	47,281	47,281	16,918	15,864
Total equity	(249,869)	3,116,620	11,153,115	13,937,701	7,306,86	17,038,754

The Offering

Class A Common Shares offered by Selling Shareholders	10,990,000 Class A Common Shares underlying the warrants.

Class A Common Shares outstanding prior to completion of this offering	17,685,475 Class A Common Shares.

Class A Common Shares outstanding immediately after this offering	28,675,475 Class A Common Shares, assuming the full exercise of all of the warrants exercisable for Class A Common Shares.

Terms of this offering	The Selling Shareholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of Resale Shares offered by this prospectus from time to time on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Resale Shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Trading	Our Class A Common Shares currently trade on the Nasdaq Capital Market. There is no established trading market for the warrants that are exercisable for the Resale Shares offered hereby.

NASDAQ symbol	“LLIT”

Transfer Agent	Computershare Limited

Use of proceeds	All proceeds from the sale of the Resale Shares offered hereby will be for the account of the Selling Shareholders. We will not receive any proceeds from the sale of the Resale Shares offered pursuant to this prospectus. We will receive proceeds upon cash exercises, if any, of the warrants to purchase the Resale Shares offered hereby. See the caption “Use of Proceeds” in this prospectus.

Risk factors	The Resale Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 8 for a discussion of factors to consider before deciding to invest in our Class A Common Shares.

RISK FACTORS

Investing in our Class A Common Shares involves a high degree of risk. You should carefully consider the following risks and all other information contained in this prospectus, including our financial statements and the related notes, before making an investment decision regarding our securities. The risks and uncertainties described below are those significant risk factors, currently known and specific to us that we believe are relevant to an investment in our securities. If any of these risks materialize, our business, financial condition or results of operations could suffer, the price of our Class A Common Shares could decline and you could lose part or all of your investment.

Risks Relating to our Business

The outbreak of the coronavirus may have a material adverse effect on our business and the trading price of our Class A Common Shares.

Our business is and will be continuously adversely affected by the outbreak of coronavirus. The World Health Organization labelled the coronavirus outbreak a pandemic on March 11, 2020, after the disease spread from China to other countries around the world. Given the high public health risks associated with the disease, governments around the world have imposed various degrees of travel and gathering restrictions and other quarantine measures. Businesses in China, the epicenter of the pandemic, have scaled back or suspended operations since the outbreak in December 2019. The coronavirus outbreak is currently having an indeterminable adverse impact on the global economy.

All of our operating subsidiaries are located in China where the coronavirus originated. Substantially all of our employees and all of our customers and suppliers are located in China. From January to February 2020, our service revenue plunged, as the number of patient users decreased sharply; and our revenue from the sale of products also dropped, because our distributors and sales personnel were trapped at home and our contract manufacturers shut down production during this period. Constrained by the epidemic, management and employees have been working from home to mitigate the impacts of operation disruptions caused by the coronavirus.

In addition, fears of the economic impacts of the coronavirus have sparked stock prices to fall precipitously recently. The volatility of stock prices and across-the-market selloff may depress our share price, and moreover, adversely affect our ability to obtain equity or debt financings from the financial market.

Given the uncertainty of the outbreak, the spread of the coronavirus may be prolonged and worsened, and we may be forced to further scale back or even suspend our operations. As the coronavirus epidemic spreads outside China, the global economy is suffering a noticeable slowdown. If this outbreak persists, commercial activities throughout the world could be curtailed with decreased consumer spending, business operation disruptions, interrupted supply chain, difficulties in travel, and reduced workforces. The duration and intensity of disruptions resulting from the coronavirus outbreak is uncertain. It is unclear as to when the outbreak will be contained, and we also cannot predict if the impact will be short-lived or long-lasting. The extent to which the coronavirus impacts our financial results will depend on its future developments. If the outbreak of the coronavirus is not effectively controlled in a short period of time, our business operation and financial condition may be materially and adversely affected as a result of any slowdown in economic growth, operation disruptions or other factors that we cannot predict.

Our business is seasonal and revenues and operating results could fall below investor expectations during certain periods, which could cause the trading price of our Class A Common Shares to decline.

Our revenues and operating results have fluctuated in the past and may continue to fluctuate significantly depending upon numerous factors. In particular, we generally experience an increase in revenues in the period from March through May, and September through December. This increase in the fourth quarter is associated with hospital purchasing designed to extinguish governmental budgets prior to the fiscal year end. We believe that our first quarter performance will generally decline as a result of the lack of business conducted during the Chinese Lunar New Year holiday. To the extent our financial performance fluctuates significantly, investors may lose confidence in our business and the price of our Class A Common Shares could decrease.

We may fail to effectively develop and commercialize new products and services, which could materially and adversely affect our business, financial condition, results of operations and prospects.

The sleep respiratory market is developing rapidly, and related technology trends are constantly evolving. This results in the frequent introduction of new products and services, short product life cycles and significant price competition. Consequently, our future success depends on our ability to anticipate technology development trends and identify, develop and commercialize in a timely and cost-effective manner the new and advanced products that our customers demand. Moreover, it may take an extended period of time for our new products to gain market acceptance, if at all. Furthermore, as the life cycle for a product matures, the average selling price generally decreases. In the future, we may be unable to offset the effect of declining average sales prices through increased sales volume and controlling product costs. Lastly, during a product’s life cycle, problems may arise regarding regulatory, intellectual property, product liability or other issues that may affect the product’s continued commercial viability.

New sleep respiratory disorder related technology and relevant regulation could materially affect provision of our Obstructive Sleep Apnea Syndrome (“OSAS”) service to hospitals and medical centers. Development of our OSAS service business depends on our ability to decrease OSAS service-related device production cost and the relationship with hospital and medical center. It may take an extended period of time for us to decrease the cost of our new devices and to market our new devices. We may be unable to provide service to sufficient hospitals and medical centers, which could adversely affect our financial condition and results of operations and prospects.

We sell our products primarily to distributors, and our technical services are provided to hospitals and check-up centers; our ability to add distributors, hospitals and check-up centers will impact our revenue growth. Failure to maintain or expand our distribution network and network of hospitals and check-up centers would materially and adversely affect our business.

We depend on sales to distributors for a significant majority of our product revenues. Our distributors purchase all products ordered regardless of whether the products are ultimately sold. Products are not purchased by distributors on consignment, and distributors have no right to return unsold products. As our existing distributor agreements expire, we may be unable to renew such agreements on favorable terms or at all, and we do not own, employ or control these independent distributors. Furthermore, we actively manage our distribution network and regularly review the performance of each distributor. We may terminate agreements with distributors, without penalty, if we are not satisfied with their performance for any reason. We periodically terminate relationships with underperforming exclusive distributors. Our distributors may also terminate their relationship with us without penalty. When an exclusive distributor in a particular geographic area fails to meet our expectations, then we are economically incentivized to replace that distributor with a new distributor so that area can be served as well as possible. We occasionally terminate a relationship with a non-exclusive distributor and are more likely to simply appoint another one; however, we have found that in some instances we are better served to replace an underperforming non-exclusive distributor with an exclusive distributor. Additionally, we have found that even in cases where there may not be an economic incentive to terminate a non-exclusive distributor, having the ability to replace a distributor often motivates distributors to increase their efforts to meet our expectations. This policy may make us less attractive to some distributors. In addition, we compete for distributors with other medical device companies who may enter into long-term distribution agreements, effectively preventing many distributors from selling our products. As a result, a significant amount of time and resources must be devoted to maintaining and growing our distribution network.

In the OSAS sector, starting from fiscal 2018 we provide technical services in relation to detection and analysis of OSAS. We focused on the promotion of sleep respiratory solutions and service in public hospitals. Our wearable sleep diagnostic products and cloud-based services are also available in the medical centers of Chinese private preventive healthcare companies in public hospitals and medical centers in China. We sign service agreements with public hospitals usually for a period of 1 to 3 years, and check-up centers usually for a period of one year or less, with the aim of provision of wearable sleep diagnostic products and cloud-based services and we charge a fixed technical service fee on a per user basis when our OSAS diagnostic services are provided to the user at medical centers and public hospitals. Our service revenue is dependent on the number of OSAS tests performed by each hospital/check-up center. The provision of these OSAS diagnosis services is still in its early stage and we may be required to invest more marketing efforts in order to build up and consolidate our partnership with hospitals and physical examination centers in China. We may terminate relationships with underperforming hospital/check-up center. The hospital/check-up may also terminate their relationship with us without penalty, and they may not renew their service agreement with us upon expiration.

Any disruption in our distribution network and network of hospitals and check-up centers could have negative effects on our ability to market our products and services, which would in turn materially and adversely affect our business, financial condition and results of operations.

Although we do not own or control our distributors, the actions of these distributors may affect our business operations or our reputation in the marketplace.

Our distributors are independent from us, and as such, our ability to effectively manage their activities is limited. Distributors could take any number of actions that could have material adverse effects on our business. If we fail to adequately manage our distribution network or if distributors do not comply with our distribution agreements, our corporate image could be tarnished among end users, disrupting our sales. Furthermore, we could be liable for actions taken by our distributors, including any violations of applicable law in connection with the marketing or sale of our products, including China’s anti-corruption laws. Recently, the PRC government has increased its anti-bribery efforts in the healthcare sector in recent years to reduce improper payments received by hospital administrators and doctors in connection with the purchase of pharmaceutical products and medical devices. Our distributors may violate these laws or otherwise engage in illegal practices with respect to their sales or marketing of our products. If our distributors violate these laws, we could be required to pay damages or fines, which could materially and adversely affect our financial condition and results of operations. In addition, our brand and reputation, our sales activities or the price of our shares could be adversely affected if our company becomes the target of any negative publicity as a result of actions taken by our distributors.

We plan to expand our healthcare and technical service products internationally and hope to become a leader in selected international markets. Such expansion can be difficult and time consuming, and if unsuccessful our future profits would be materially and adversely affected.

While we currently operate primarily in China, we envision competing in selected international markets with our healthcare and technical service products. We intend to enter into markets in which we have limited or no experience and in which our brand may be less recognized. We plan to devote significant resources to marketing and promoting our brand internationally and attracting distributors in foreign markets. Our success in international markets will depend on our ability to attract a sufficient number of distributors suitable for selling our branded products. Furthermore, in new markets we may fail to anticipate competitive conditions that are different from those in our existing markets. These competitive conditions may make it difficult or impossible for us to operate effectively in these markets.

Operating in international markets will also expose us to many other risks, including but not limited to:

●	political instability;

●	economic instability and recessions;

●	changes in tariffs;

●	difficulties of administering foreign operations generally;

●	limited protection for intellectual property rights;

●	obligations to comply with a wide variety of foreign laws and other regulatory requirements;

●	financial condition, expertise and performance of international distributors;

●	export license requirements;

●	unauthorized re-export of our branded products;

●	potentially adverse tax consequences; and

●	inability to effectively enforce contractual or legal rights.

We are highly dependent on our key personnel such as key executives and research and development personnel.

We are highly dependent on the continued service of our key executives and other key personnel. In particular, we substantially rely on our chief executive officer, Mr. Ping Chen, to manage our business and operations. We also rely on key research and development personnel for the development of new products. In addition, we rely on customer service personnel for the installation and support of our products and on marketing and sales personnel, engineers and other personnel with technical and industry knowledge to market, sell, install and service our products. We have entered into standard three-year employment contracts, or where required by law, open-term employment contracts, with all of our officers and managers and other key personnel, and three-year employment contracts, or where required by law, open-term employment contracts with our other employees. These contracts prohibit our employees from engaging in any conduct or activity that would be competitive with our business during the term of their employment. Loss of any of our key personnel could severely disrupt our business. We may not be able to find suitable or qualified replacements, and will likely incur additional expenses in order to recruit and train any new personnel.

In 2019, our PRC subsidiaries, namely Lianluo Connection and Beijing Dehaier, laid off a total of over forty employees, due to a business downturn and the need of business restructuring. Notwithstanding, competition for qualified management and key personnel in the medical technology field is intense and the pool of qualified candidates is limited. We not only compete with other medical device companies but also universities and other research institutions to attract and retain qualified personnel. This intense competition may force us to offer higher compensation and benefit packages to attract and retain the most qualified personnel. Our future success depends on our ability to attract and retain these individuals and failure to do so could result in severe disruptions to our business and growth.

Our business is subject to intense competition, which may reduce demand for our products and materially and adversely affect our business, financial condition, results of operations and prospects.

The medical device and health wearables markets are highly competitive, and we expect competition to intensify. Given the huge stimulus initiative in China and its impact on healthcare, we expect the availability of healthcare to increase, as more hospitals and clinics are developed rurally.

We face direct competition from both domestic and international competitors across all product lines and price points. Our competitors also vary by product. Currently, in China our competitors include publicly traded and privately held multinational companies. As we expand into international markets, we expect that our competitors will primarily be publicly traded and privately held multinational companies. We also expect to face competition in international sales from companies that have local operations in the markets in which we sell our products. Some of our larger competitors may have:

●	greater financial and other resources;

●	larger variety of products;

●	more products that have received regulatory approvals;

●	greater pricing flexibility;

●	more extensive research and development and technical capabilities;

●	patent portfolios that may present an obstacle to our conduct of business;

●	greater knowledge of local market conditions where we seek to make our international sales;

●	stronger brand recognition; and

●	larger sales and distribution networks.

As a result, we may be unable to offer products similar to, or more desirable than, those offered by our competitors, market our products as effectively as our competitors or otherwise respond successfully to competitive pressures. In addition, our competitors may be able to offer discounts on competing products as part of a “bundle” of non-competing products, systems and services that they sell to our customers, and we may not be able to profitably match those discounts. Our competitors may develop technologies and products that are more effective than those we currently offer or that render our products obsolete or uncompetitive. The timing of the introduction of competing products into the market could affect the market acceptance and market share of our products. As we expect demand for our products to increase along with the availability of healthcare, we must continue to focus on competitive pricing and innovation by being at the forefront of market trends and improving our product and service offerings. Our failure to compete successfully could materially and adversely affect our business, financial condition, results of operations and prospects.

Some of our internationally based competitors may establish production or research and development facilities in China, while others may enter into cooperative business arrangements with Chinese manufacturers. If we are unable to develop competitive branded products, obtain regulatory approval or clearance and supply sufficient quantities to the market as quickly and effectively as our competitors, market acceptance of our branded products may be limited, which could result in decreased sales. In addition, we may not be able to maintain our branded products’ cost advantages.

We believe that corrupt practices in the medical device industry in China still occur. To increase sales, certain manufacturers or distributors of medical devices may pay kickbacks or provide other benefits to hospital personnel who make procurement decisions. Our company policy prohibits these practices by our direct sales personnel and our distribution agreements require our distributors to comply with applicable law. As competition intensifies in the medical device industry in China, we may lose sales, customers or contracts to competitors.

If we fail to accurately project demand for our products, we may encounter problems of inadequate supply or oversupply, which would materially and adversely affect our financial condition and results of operations, as well as damage our reputation and brand.

Our distributors typically order our products on a purchase order basis. We project demand for our products based on rolling projections from our distributors, our understanding of anticipated hospital procurement spending, and distributor inventory levels. The varying sales and purchasing cycles of our distributors and other customers, however, makes it difficult for us to forecast future demand accurately.

If we overestimate demand, we may purchase more unassembled parts or components for our branded products than we require. If we underestimate demand, our third-party suppliers may have inadequate supply of parts or product component inventories, which could delay shipments of our branded products, and could result in lost sales. In particular, we are seeking to reduce our procurement and inventory costs by matching our inventory closely with our projected product needs and by, from time to time, deferring our purchase of components in anticipation of supplier price reductions. As we seek to balance reduced inventory costs, we may fail to accurately forecast demand and coordinate our procurement to meet demand on a timely basis. Our inability to accurately predict our demand and to timely meet our demand could materially and adversely affect our financial conditions and results of operations as well as damage our reputation and corporate brand.

Failure to effectively restructure our business could materially and adversely affect our business and prospects.

We experienced a business downturn in 2019 and terminated over forty employees’ employment. Currently, we are making efforts to overcome such downturn by restructuring our business. Our business restructuring strategy includes strengthening our brand, increasing market penetration of our existing products, developing new products, increasing our targeting of the sleep respiratory market in China, and embarking on exports. Pursuing these strategies requires, among other things:

●	continued enhancement of our research and development capabilities;

●	information technology system enhancement;

●	stringent cost controls and sufficient liquidity;

●	strengthening of financial and management controls and information technology systems; and

●	increased marketing, sales and support activities.

If we are not able to restructure our business successfully, we may not be able to overcome our business downturn, and our prospects would be materially and adversely affected.

If we fail to obtain or maintain applicable regulatory clearances or approvals for our products, or if such clearances or approvals are delayed, we will be unable to commercially distribute and market our products at all or in a timely manner, which could significantly disrupt our business and materially and adversely affect our sales and profitability.

The sale and marketing of our products are subject to regulation in China. For a significant portion of our sales, we need to obtain and renew licenses and registrations with the China Food and Drug Administration (CFDA). The processes for obtaining regulatory clearances or approvals can be lengthy and expensive, and the results are unpredictable. In addition, the relevant regulatory authorities may introduce additional requirements or procedures that have the effect of delaying or prolonging the regulatory clearance or approval for our existing or new products. If we are unable to obtain clearances or approvals needed to market existing or new branded products, or obtain such clearances or approvals in a timely fashion, our business would be significantly disrupted, and our sales and profitability could be materially and adversely affected.

We generate a significant portion of our revenues from a small number of products, and a reduction in demand for any of these products could materially and adversely affect our financial condition and results of operations.

We derive a substantial percentage of our revenues from a small number of products. We expect that a small number of our key products will continue to account for a significant portion of our net revenues for the foreseeable future. As a result, continued market acceptance and popularity of these products is critical to our success, and a reduction in demand due to, among other factors, the introduction of competing products by our competitors, the entry of new competitors, or end-users’ dissatisfaction with the quality of these products could materially and adversely affect our financial condition and results of operations.

If we fail to protect our intellectual property rights, it could harm our business and competitive position.

We rely on a combination of patent, copyright, trademark and trade secret laws and non-disclosure agreements and other methods to protect our intellectual property rights. The process of seeking patent protection can be lengthy and expensive, our patent applications may fail to result in patents being issued, and our existing and future patents may be insufficient to provide us with meaningful protection or commercial advantage. Our patents and patent applications may also be challenged, invalidated or circumvented.

We also rely on trade secret rights to protect our business through non-disclosure provisions in employment agreements with employees. If our employees breach their non-disclosure obligations, we may not have adequate remedies in China, and our trade secrets may become known to our competitors.

Intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other western countries. Furthermore, policing unauthorized use of proprietary technology is difficult and expensive, and we may need to resort to litigation to enforce or defend patents issued to us or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation and an adverse determination in any such litigation, if any, could result in substantial costs and diversion of resources and management attention, which could harm our business and competitive position.

We may be exposed to intellectual property infringement and other claims by third parties which, if successful, could disrupt our business and have a material adverse effect on our financial condition and results of operations.

Our success depends, in large part, on our ability to use and develop our technology and know-how without infringing third party intellectual property rights. If we sell our branded products internationally, and as litigation becomes more common in China, we face a higher risk of being the subject of claims for intellectual property infringement, invalidity or indemnification relating to other parties’ proprietary rights. Our current or potential competitors, many of which have substantial resources and have made substantial investments in competing technologies, may have or may obtain patents that will prevent, limit or interfere with our ability to make, use or sell our branded products in either China or other countries, including the United States and other countries in Asia. The validity and scope of claims relating to medical device technology patents involve complex scientific, legal and factual questions and analysis and, as a result, may be highly uncertain. In addition, the defense of intellectual property suits, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our technical and management personnel. Furthermore, an adverse determination in any such litigation or proceedings to which we may become a party could cause us to:

●	pay damage awards;

●	seek licenses from third parties;

●	pay ongoing royalties;

●	redesign our branded products; or

●	be restricted by injunctions.

Each of the foregoing could effectively prevent us from pursuing some or all of our business and result in our customers or potential customers deferring or limiting their purchase or use of our branded products, which could have a material adverse effect on our financial condition and results of operations.

We are subject to product liability exposure and currently do not have insurance coverage for product-related liabilities. Any product liability claims or potential safety-related regulatory actions could damage our reputation and materially and adversely affect our business, financial condition and results of operations.

The medical devices we assemble and sell can expose us to potential product liability claims if the use of these products causes or is alleged to have caused personal injuries or other adverse effects. Any product liability claim or regulatory action could be costly and time-consuming to defend. If successful, product liability claims may require us to pay substantial damages. We do not maintain product liability insurance to cover potential product liability arising from the use of our branded products because product liability insurance available in China offers only limited coverage compared to coverage offered in many other countries. As we expand our sales internationally and increase our exposure to these risks in many countries, we may be unable to obtain sufficient product liability insurance coverage on commercially reasonable terms, or at all. A product liability claim or potential safety-related regulatory action, with or without merit, could result in significant negative publicity and could materially and adversely affect the marketability of our branded products and our reputation, as well as our business, financial condition and results of operations.

Moreover, a material design, manufacturing or quality failure or defect in our branded products, other safety issues or heightened regulatory scrutiny could each warrant a product recall by us and result in increased product liability claims. Also, if these products are deemed by the authorities in China where we currently sell our branded products to fail to conform to product quality and safety requirements, we could be subject to regulatory action. In China, violation of PRC product quality and safety requirements may subject us to confiscation of related earnings, penalties, an order to cease sales of the violating product, or to cease operations pending rectification. Furthermore, if the violation is determined to be serious, our business license to assemble or sell violating and other products could be suspended or revoked.

We may undertake acquisitions, which may have a material adverse effect on our ability to manage our business, and may end up being unsuccessful.

Our growth strategy may involve the acquisition of new technologies, businesses, products or services or the creation of strategic alliances in areas in which we do not currently operate. We do not have any commitment or agreement in place with regard to any such acquisitions at this time. These acquisitions could require that our management develop expertise in new areas, manage new business relationships and attract new types of customers. Furthermore, acquisitions may require significant attention from our management, and the diversion of our management’s attention and resources could have a material adverse effect on our ability to manage our business. We may also experience difficulties integrating acquisitions into our business and operations. Future acquisitions may also expose us to potential risks, including risks associated with:

●	the integration of new operations, services and personnel;

●	unforeseen or hidden liabilities;

●	the diversion of resources from our existing businesses and technologies;

●	our inability to generate sufficient revenue to offset the costs of acquisitions; and

●	potential loss of, or harm to, relationships with employees or customers, any of which could significantly disrupt our ability to manage our business and materially and adversely affect our business, financial condition and results of operations.

We may need additional capital in the future, and we may be unable to obtain such capital in a timely manner or on acceptable terms, if at all.

In order for us to grow, remain competitive, develop new products, and expand our distribution network, we may require additional capital in the future. Our ability to obtain additional capital in the future is subject to a variety of uncertainties, including:

●	our future financial condition, results of operations and cash flows;

●	general market conditions for capital raising activities by medical device manufacturers and other related companies; and

●	economic, political and other conditions in China and elsewhere.

We may be unable to obtain additional capital in a timely manner or on acceptable terms or at all. Furthermore, the terms and amount of any additional capital raised through issuances of equity securities may result in significant shareholder dilution.

If we experience a significant number of warranty claims, our costs could substantially increase and our reputation and brand could suffer.

We typically sell our branded products with warranty terms covering 12 months after purchase. Our branded product warranty requires us to repair all mechanical malfunctions and, if necessary, replace defective components. We accrue liability for potential warranty claims at the time of sale. If we experience an increase in warranty claims or if our repair and replacement costs associated with warranty claims increase significantly, we may have to accrue a greater liability for potential warranty claims. Moreover, an increase in the frequency of warranty claims could substantially increase our costs and harm our reputation and brand. Our business, financial condition, results of operations and prospects may suffer materially if we experience a significant increase in warranty claims on our branded products.

If our security measures are breached or fail, and unauthorized access to a client’s data is obtained, our services may be perceived as not being secure, clients may curtail or stop using our services, and we may incur significant liabilities.

Our products and services involve the web-based storage and transmission of clients’ proprietary information and protected health information of patients. Because of the sensitivity of this information, security features of our software are very important. From time to time we may detect vulnerabilities in our systems, which, even if they do not result in a security breach, may reduce customer confidence and require substantial resources to address. If our security measures are breached or fail as a result of third-party action, employee error, malfeasance, insufficiency, defective design, or otherwise, someone may be able to obtain unauthorized access to client or patient data. As a result, our reputation could be damaged, our business may suffer, and we could face damages for contract breach, penalties for violation of applicable laws or regulations, and significant costs for remediation and efforts to prevent future occurrences. We rely upon our clients as users of our system for key activities to promote security of the system and the data within it, such as administration of client-side access credentialing and control of client-side display of data. On occasion, our clients have failed to perform these activities. Failure of clients to perform these activities may result in claims against us that this reliance was misplaced, which could expose us to significant expense and harm to our reputation. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventive measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and we could lose sales and clients. In addition, our clients may authorize or enable third parties to access their client data or the data of their patients on our systems. Because we do not control such access, we cannot ensure the complete propriety of that access or integrity or security of such data in our systems.

If our services fail to provide accurate and timely information, or if our content or any other element of any of our services is associated with faulty clinical decisions or treatment, we could have liability to clients, clinicians, or patients, which could adversely affect our results of operations.

Our products, software, content, and services are used to assist clinical decision-making and provide information about treatment plans. If our products, software, content, or services fail to provide accurate and timely information or are associated with faulty clinical decisions or treatment, then clients, clinicians, or their patients could assert claims against us that could result in substantial costs to us, harm our reputation in the industry, and cause demand for our services to decline.

The assertion of such claims and ensuing litigation, regardless of its outcome, could result in substantial cost to us, divert management’s attention from operations, damage our reputation, and decrease market acceptance of our products and services. We attempt to limit by contract our liability for damages and to require that our clients assume responsibility for medical care and approve key system rules, protocols, and data. Despite these precautions, the allocations of responsibility and limitations of liability set forth in our contracts may not be enforceable, be binding upon patients, or otherwise protect us from liability for damages.

Our proprietary software may contain errors or failures that are not detected until after the software is introduced or updates and new versions are released. It is challenging for us to test our software for all potential problems because it is difficult to simulate the wide variety of computing environments or treatment methodologies that our clients may deploy or rely upon. From time to time we have discovered defects or errors in our software, and such defects or errors can be expected to appear in the future. Defects and errors that are not timely detected and remedied could expose us to risk of liability to clients, clinicians, and patients and cause delays in introduction of new services, result in increased costs and diversion of development resources, require design modifications, or decrease market acceptance or client satisfaction with our services.

We rely on Internet infrastructure, bandwidth providers, other third parties, and our own systems for providing services to our users, and any failure or interruption in the services provided by these third parties or our own systems could expose us to litigation and negatively impact our relationships with users, adversely affecting our brand and our business.

Our ability to deliver our Internet and telecommunications-based services is dependent on the development and maintenance of the infrastructure of the Internet and other telecommunications services by third parties. This includes maintenance of a reliable network backbone with the necessary speed, data capacity, and security for providing reliable Internet access and services. Our services are designed to operate without interruption in accordance with our service level commitments. However, we have experienced and expect that we will experience interruptions and delays in services and availability from time to time. We rely on internal systems as well as third-party vendors, including data center, bandwidth, and telecommunications equipment providers, to provide our services. We do not maintain redundant systems or facilities for some of these services. In the event of a catastrophic event with respect to one or more of these systems or facilities, we may experience an extended period of system unavailability, which could negatively impact our relationship with users. Any disruption in the network access, telecommunications, or co- location services provided by these third-party providers or any failure of or by these third-party providers or our own systems to handle current or higher volume of use could significantly harm our business. We exercise limited control over these third-party vendors, which increases our vulnerability to problems with services they provide.

Any errors, failures, interruptions, or delays experienced in connection with these third-party technologies and information services or our own systems could negatively impact our relationships with users and adversely affect our business and could expose us to third-party liabilities. The reliability and performance of the Internet may be harmed by increased usage or by denial-of-service attacks. The Internet has experienced a variety of outages and other delays as a result of damages to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage as well as the availability of the Internet to us for delivery of our Internet-based services.

If we are unable to keep up with the rapid technological changes of the internet industry, our business may suffer.

The internet industry is experiencing rapid technological changes. The future success of our cloud-based services will depend on our ability to anticipate, adapt and support new technologies and industry standards. If we fail to anticipate and adapt to these and other technological changes, our market share, profitability and share price could suffer.

Our internal control over financial reporting is not effective and has material weaknesses.

We are subject to the reporting obligations under the U.S. securities laws. The Securities and Exchange Commission, or the SEC, as required under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), has adopted rules requiring public companies to include a report of management on the effectiveness of such companies’ internal control over financial reporting in their respective annual reports. This prospectus does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting because we are currently a non-accelerated filer and therefore not required to obtain such report.

Our management has concluded that under the rules of Section 404, our internal control over financial reporting was not effective as of December 31, 2019. A material weakness is a deficiency, or a combination of deficiencies, in internal control such that there is a reasonable possibility that a material misstatement of our company’s financial statements will not be prevented, or detected and corrected on a timely basis. A significant deficiency is a deficiency, or combination of deficiencies, in internal control that is less severe than a material weakness, yet important enough to merit attention by those charged with governance. The material weakness we identified is our lack of sufficient qualified accounting personnel with appropriate understanding of U.S. GAAP and SEC reporting requirements commensurate with our financial reporting requirements, which resulted in a number of internal control deficiencies that were identified as being significant. Also, as a small company, we do not have sufficient internal control personnel to set up adequate review functions at each reporting level.

We are in the process of implementing measures to resolve the material weakness and improve our internal and disclosure controls. However, we may not be able to successfully implement the remedial measures. For example, we may not be able to identify and hire suitable personnel with the requisite U.S. GAAP and internal control experience. The implementation of our remedial initiatives may not fully address the material weakness and significant deficiencies in our internal control over financial reporting. In addition, the process of designing and implementing an effective financial reporting system is a continuous effort that requires us to anticipate and react to changes in our business and economic and regulatory environments and to expend significant resources to maintain a financial reporting system that is adequate in satisfying our reporting obligations.

As a result, our business and financial condition, results of operations and prospects, as well as the trading price of our Class A Common Shares may be materially and adversely affected. Ineffective internal control over financial reporting could also expose us to increased risk of fraud or misuse of corporate assets, which in turn, could subject us to potential delisting from the Nasdaq Capital Market on which our Class A Common Shares are listed, regulatory investigations or civil or criminal sanctions.

Risks Relating to Doing Business in China

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

Substantially all of our business operations are conducted in China. Accordingly, our results of operations, financial condition and prospects are subject to economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources.

While the PRC economy has grown more rapidly in the past 30 years than the world economy as a whole, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. Stimulus measures designed to boost the Chinese economy may contribute to higher inflation, which could adversely affect our results of operations and financial condition. In addition, since 2012, growth of the Chinese economy has slowed down. We cannot assure you that Chinese economy will continue to grow, or that if there is growth, such growth will be steady and uniform, or that if there is a slowdown, such slowdown will not have a negative effect on our business and results of operations.

We do not have business interruption, litigation or natural disaster insurance.

The insurance industry in China is still at an early stage of development. In particular, PRC insurance companies offer limited insurance products. As a result, we do not have any business liability or disruption insurance coverage for our operations in China. Any business interruption, litigation or natural disaster may result in our business incurring substantial costs and the diversion of resources.

Currently, there are no specific laws or regulations applicable to wearable medical products in China, which are subject to general laws applicable to medical products. If there are applicable government regulations in the future, it may create risks and challenges with respect to our compliance efforts and our business strategies.

The health care industry is highly regulated and is subject to changing political, legislative, regulatory, and other influences. Existing and new laws and regulations affecting the health care industry could create unexpected liabilities for us, cause us to incur additional costs, and restrict our operations. Many health care laws are complex, and their application to specific services and relationships may not be clear. In particular, many existing health care laws and regulations, when enacted, did not anticipate the wearable medical products and services that we provide, and these laws and regulations may be applied to our business in ways that we do not anticipate. Our failure to accurately anticipate the application of these laws and regulations, or our other failure to comply, could create liability for us, result in adverse publicity, and negatively affect our business.

Restrictions on currency exchange may limit our ability to receive and use our income effectively.

Lianluo Connection, our directly wholly-owned PRC subsidiary, is a foreign invested enterprise (FIE) under PRC laws, and substantially all of our sales are settled in RMB. Any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside of China or to make dividend or other payments in U.S. dollars. Although the conversion of RMB into foreign currency for current account transactions, such as interest payments, profit distributions, and trade or service related transactions, can be made without prior governmental approval, significant restrictions still remain, including primarily the restriction that FIEs may only buy, sell, or remit foreign currencies after providing valid commercial documents to certain banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, are subject to governmental approval in China, and requires companies to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiaries in the PRC. Our operating subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign invested entities established in the PRC, or FIEs. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations, and rules are not always uniform, and enforcement of these laws, regulations, and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. Furthermore, all of our executive officers and most of our directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to effect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations and subsidiaries.

You may have difficulty enforcing judgments against us.

Most of our assets are located outside of the United States and most of our current operations are conducted in the PRC. In addition, most of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce U.S. courts’ judgments entered pursuant to the civil liability provisions of the U.S. federal securities laws against us, or our officers and directors most of whom are not residents of the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. The recognition and enforcement of foreign judgments are provided for in the PRC Civil Procedures Law. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other arrangements with the United States or British Virgin Islands that provide for the reciprocal recognition and enforcement of judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment, if they decide that the judgment violates basic principles of PRC law, sovereignty, national security, or public interest. So, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States against us or our officers and directors.

The PRC government exerts substantial influence over the manner in which business activities are conducted.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulations and state ownership. Our ability to operate in China may be harmed by changes in Chinese laws and regulations, including those relating to taxation, product liability, healthcare, labor, property, privacy and other matters. We believe that our operations in China comply with, in material aspects, with all applicable legal and regulatory requirements. However, the central or local governments of China may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our Class A Common Shares will be indirectly affected by the foreign exchange rate between the U.S. dollar and RMB. Appreciation or depreciation in the value of RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars, as well as earnings from any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB has no longer been pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to the exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited. We may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiaries’ ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our business.

Substantially all of our revenues are earned by our PRC subsidiaries. However, PRC regulations restrict the ability of our PRC subsidiaries to make dividends and other payments to their offshore parent companies. PRC legal restrictions permit payments of dividends by our PRC subsidiaries only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiaries are also required under PRC laws and regulations to allocate at least 10% of their annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said reserve fund reach 50% of the company’s registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances, or cash dividends. Any limitations on the ability of our PRC subsidiaries to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries or limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits.

The State Administration of Foreign Exchange (SAFE) promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of the SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiaries. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls. According to the Notice on Further Simplifying and Improving Policies for the Foreign Exchange Administration of Direct Investment released on February 13, 2015 by SAFE, local banks will examine and handle foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, under SAFE Circular 37 from June 1, 2015.

According to SAFE Circular 37, our shareholders or beneficial owners, who are PRC residents, are subject to SAFE Circular 37 or other foreign exchange administrative regulations in respect of their investment in our company. We have notified substantial beneficial owners of our Common Shares who we know are PRC residents of their filing obligations. Nevertheless, we may not be aware of the identities of all of our beneficial owners who are PRC residents. We do not have control over our beneficial owners and there can be no assurance that all of our PRC-resident beneficial owners will comply with SAFE Circular 37 and subsequent implementation rules, and there is no assurance that the registration under SAFE Circular 37 and any amendment will be completed in a timely manner, or will be completed at all. The failure of our beneficial owners who are PRC residents to register or amend their foreign exchange registrations in a timely manner pursuant to SAFE Circular 37 and subsequent implementation rules, or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 and subsequent implementation rules, may subject such beneficial owners or our PRC subsidiaries to fines and legal sanctions. Such failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to us. These risks may have a material adverse effect on our business, financial condition and results of operations.

Furthermore, it is uncertain how SAFE Circular 37, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC government authorities, and we cannot predict how these regulations will affect our business operations or future strategy. Failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to us. These risks could in the future have a material adverse effect on our business, financial condition and results of operations.

We may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations which first became effective on September 8, 2006.

On August 9, 2006, six PRC regulatory agencies, including the China Securities Regulatory Commission, promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, which became effective on September 8, 2006, and was subsequently amended in 2009. This regulation, among other regulations and rules, governs the approval process of a PRC company’s participation in an acquisition of assets or equity interests. Depending on the structure of the transaction, the regulation requires the PRC parties to make a series of applications and supplemental applications to the government agencies for approval of acquisition of assets or equity interests of another entity. In some instances, the application process may require a presentation of economic data concerning the transaction, including appraisals of the target business and evaluations of the acquirer, which are designed to allow the government to assess viability of the transaction. Government approvals will have expiration dates, by which a transaction must be completed and reported to the government agencies. Compliance with the regulation is likely to be more time consuming and expensive than it was in the past, and provides the government more controls over business combination of two enterprises.

The regulation also prohibits a transaction with an acquisition price obviously lower than the appraised value of the PRC business or assets and in certain transaction structures, and requires consideration be paid within a defined period, generally not in excess of a year. The regulation also limits our ability to negotiate various terms of the acquisition, including the initial consideration, contingent consideration, holdback provisions, indemnification provisions, and provisions related to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, such regulation may impede our ability to negotiate and complete a business combination transaction on financial terms that satisfy our investors and protect our shareholders’ economic interests.

PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent us from using the proceeds of our future financings to make loans to our PRC subsidiaries, or to make additional capital contributions to our PRC subsidiaries.

We, as an offshore holding company, are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries, which are treated as foreign-invested enterprises under PRC laws, through loans or capital contributions. However, loans by us to our PRC subsidiaries to finance its activities cannot exceed statutory limits and must be registered with the local counterpart of SAFE and capital contributions to our PRC subsidiaries are subject to the requirement of making necessary filings in the Foreign Investment Comprehensive Management Information System, and registration with other governmental authorities in China.

SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or Circular 19, effective on June 1, 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or Circular 142, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, or Circular 59, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses, or Circular 45. According to Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in the PRC in actual practice. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to grant loans to non-associated enterprises. Violations of SAFE Circular 19 and Circular 16 could result in administrative penalties. Circular 19 and Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from our future financings, to our PRC subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans or future capital contributions to our PRC subsidiaries. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC subsidiaries when needed. If we fail to complete such registrations or obtain such approvals, our ability to use foreign currency, including the proceeds we received from our future financings, and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any failure to comply with PRC regulations regarding employee share incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

We have established a series of share incentive programs under which we issued share options to our PRC employees. In 2014, we created the “2014 Share Incentive Plan” which provides that the maximum number of shares authorized for issuance under this plan shall not exceed ten percent of the number of issued and outstanding shares of company stock as of December 31 of the immediately preceding fiscal year, and an additional number of shares may be added automatically annually to the shares issuable under the Plan on and after January 1 of each year, from January 1, 2015 through January 1, 2024. The “2014 Share Incentive Plan” shall terminate on the tenth anniversary of its effective date on July 28, 2014 when the plan was approved by the shareholders of the Company. Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. In the meantime, directors, executive officers and other employees who are PRC citizens or who are non-PRC residents residing in the PRC for a continuous period of not less than one year, subject to limited exceptions, and who have been granted restricted shares, options or restricted share units, or RSUs may follow the Notice on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, issued by SAFE in February 2012, to apply for the foreign exchange registration. According to those regulations, employees, directors and other management members participating in any stock incentive plan of an overseas publicly listed company who are PRC citizens or who are non-PRC citizens residing in China for a continuous period of not less than one year, subject to limited exceptions, are required to register with SAFE through a domestic qualified agent, which may be a PRC subsidiary of the overseas listed company, and complete certain other procedures. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit their ability to make payment under the relevant equity incentive plans or receive dividends or sales proceeds related thereto in foreign currencies, or our ability to contribute additional capital into our subsidiaries in China and limit our PRC subsidiaries’ ability to distribute dividends to us. We also face regulatory uncertainties under PRC law that could restrict our ability to adopt additional equity incentive plans for our directors, officers and employees who are PRC citizens or who are non-PRC residents residing in the PRC for a continuous period of not less than one year, subject to limited exceptions.

In addition, the State Administration of Taxation has issued circulars concerning employee share options, restricted shares or RSUs. Under these circulars, employees working in the PRC who exercise share options, or whose restricted shares or RSUs vest, will be subject to PRC individual income tax. The PRC subsidiaries of an overseas listed company have obligations to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees related to their share options, restricted shares or RSUs. Although we currently withhold income tax from our PRC employees in connection with their exercise of options and the vesting of their restricted shares and RSUs, if the employees fail to pay, or the PRC subsidiaries fail to withhold, their income taxes according to relevant laws, rules and regulations, the PRC subsidiaries may face sanctions imposed by the tax authorities.

The Security Review Rules may make it more difficult for us to make future acquisitions or dispositions of our business operations or assets in China.

The Security Review Rules, effective as of September 1, 2011, provides that when deciding whether a specific merger or acquisition of a domestic enterprise by foreign investors is subject to the national security review by MOFCOM, the principle of substance-over-form should be applied and foreign investors are prohibited from circumventing the national security review requirement by structuring transactions through proxies, trusts, indirect investments, leases, loans, control through contractual arrangements or offshore transactions. If the business of any target company that we plan to acquire falls within the scope subject to national security review, we may not be able to successfully acquire such company by equity or asset acquisition, capital increase or even through any contractual arrangement.

Under the Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

On March 16, 2007, the National People’s Congress of China passed a new Enterprise Income Tax Law, or the EIT Law. On November 28, 2007, the State Council of China passed its implementing rules, which took effect on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises, or the Notice, also referred to as SAT Circular 82. The Notice further interprets the application of the EIT Law and its implementation rules to Chinese enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management habitually reside in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10%, when paying dividends to its non-PRC shareholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise controlled by Chinese natural persons. It is unclear how tax authorities will determine tax residency based on the facts of each case.

We may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for the PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations, which would materially reduce our net income. Second, a 10% withholding tax may be imposed on dividends we pay to our shareholders that are non-resident enterprises and with respect to gains derived by said shareholders from transferring our shares. Finally, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of our shares by such shareholders may be subject to PRC tax at a rate of 20%, if such income is deemed to be from PRC sources.

If we were treated as a “resident enterprise” by the PRC tax authorities, we would be subject to taxation in both the U.S. and China, and we may not be able to claim our PRC tax as a credit to reduce our U.S. tax.

We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises or other assets attributed to a Chinese establishment of a non-Chinese company, or immovable properties located in China owned by non-Chinese companies.

In October 2017, the State Administration of Taxation issued the Bulletin on Issues Concerning the Withholding of Non-PRC Resident Enterprise Income Tax at Source, or Bulletin 37, which replaced the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises issued by the State Administration of Taxation on December 10, 2009, and partially replaced and supplemented rules under the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7, issued by the State Administration of Taxation on February 3, 2015. Pursuant to Bulletin 7, an “indirect transfer” of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. According to Bulletin 7, “PRC taxable assets” include assets attributed to an establishment in China, immoveable properties located in China, and equity investments in PRC resident enterprises and any gains from the transfer of such asset by a direct holder, who is a non-PRC resident enterprise, would be subject to PRC enterprise income taxes. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, factors to be taken into consideration include: whether the main value of the equity interest of the relevant offshore enterprise derives from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income mainly derives from China; whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure; the duration of existence of the business model and organizational structure; the replicability of the transaction by direct transfer of PRC taxable assets; and the tax situation of such indirect transfer and applicable tax treaties or similar arrangements. In the case of an indirect offshore transfer of assets of a PRC establishment, the resulting gain is to be included with the enterprise income tax filing of the PRC establishment or place of business being transferred, and may consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to immoveable properties located in China or to equity investments in a PRC resident enterprise, which is not related to a PRC establishment or place of business of a non-resident enterprise, a PRC enterprise income tax of 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. Pursuant to Bulletin 37, the withholding agent shall declare and pay the withheld tax to the competent tax authority in the place where such withholding agent is located within 7 days from the date of occurrence of the withholding obligation, while the transferor is required to declare and pay such tax to the competent tax authority within the statutory time limit according to Bulletin 7. Late payment of applicable tax will subject the transferor to default interest charges. Both Bulletin 37 and Bulletin 7 do not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

There is uncertainty as to the application of Bulletin 37 or previous rules under Bulletin 7. We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries or investments. Our company may be subject to filing obligations or taxes if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under Bulletin 37 and Bulletin 7. For transfer of shares in our company by investors that are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under Bulletin 37 and Bulletin 7. As a result, we may be required to expend valuable resources to comply with Bulletin 37 and Bulletin 7 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We have operations, agreements with third parties such as distributors, and make almost all of our sales in China. The PRC also strictly prohibits bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents, or distributors of our Company to government officials or political parties, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents, or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for FCPA violations committed by companies in which we invest or that we acquire.

Since substantially all of our operations are located in China, information about our operations are not readily available from independent third-party sources.

Since Lianluo Connection and Beijing Dehaier are based in China, our shareholders outside China may have greater difficulty in obtaining information about them on a timely basis than local shareholders of a U.S.-based company. Lianluo Connection’s and Beijing Dehaier’s operations will continue to be conducted in China and shareholders may have difficulty in obtaining information about them from sources other than Lianluo Connection and Beijing Dehaier themselves. Information available from newspapers, trade journals, or local, regional or national regulatory agencies may not be readily available to shareholders and, where available, will likely be available only in Chinese. Shareholders may have to be dependent upon management for reports of our PRC subsidiaries’ progress, development, activities and expenditure of proceeds.

Our auditor, like other independent registered public accounting firms operating in China and to the extent their audit clients have operations in China, is not permitted to be inspected by the U.S. Public Company Accounting Oversight Board and, as such, you may be deprived of the benefits of such inspection.

Our independent registered public accounting firm issues the audit report included in this prospectus filed with the SEC. As auditors of companies that are traded publicly in the U.S., our public accounting firm is registered with the U.S. Public Company Accounting Oversight Board (United States) (the “PCAOB”). It is required by U.S. laws to be regularly inspected by the PCAOB to assess its compliance with the U.S. laws and professional standards.

Our operations, however, are mainly located in the PRC, a jurisdiction where PCAOB is currently not able to conduct inspections without the approval of PRC authorities. Our auditor, like other independent registered public accounting firms operating in China (to the extent their audit clients have operations in China), is currently not subject to inspection by the PCAOB. In May 2013, PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the China Securities Regulatory Commission (“CSRC”) and the PRC Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by PCAOB, the CSRC or the PRC Ministry of Finance in the United States and the PRC, respectively. PCAOB continues to be in discussions with the CSRC and the PRC Ministry of Finance to permit joint inspections in the PRC of audit firms that are registered with the PCAOB and audit Chinese companies that trade on U.S. exchanges.

Inspections of some other firms that the PCAOB has conducted outside China have identified deficiencies in those firms’ audit procedures and quality control procedures. Certain deficiencies revealed in the inspection process can be addressed to improve future audit quality. The inability of the PCAOB to conduct inspections of auditors operating in China makes it difficult to evaluate our auditor’s audit procedures and quality control procedures. As a result, our investors may not receive the benefits of the PCAOB inspections.

If we become directly subject to the scrutiny, criticism, and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter, which could harm our business operations, stock price, and reputation. It could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

In the past few years, U.S. publicly traded companies that have substantially all of their operations in China, particularly companies like us have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism, and negative publicity has centered around financial and accounting irregularities and mistakes, lack of effective internal controls over financial accounting, inadequate corporate governance policies or lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism, and negative publicity, the publicly traded stocks of many U.S. listed Chinese companies have sharply decreased in value and, in some cases, have become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions, and are conducting internal and external investigations into the allegations. It is not clear the effect of this sector-wide scrutiny, criticism, and negative publicity will have on our Company, our business, and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations defending our Company. This situation will be costly, time consuming, and distract our management from growing our company.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC. Accordingly, our public disclosure should be reviewed in light of the fact that no governmental agency that is located in China where substantially all of our operations and business are located has conducted any due diligence on our operations, or reviewed or passed upon the accuracy and completeness of any of our disclosures.

Since we are regulated by the SEC, our reports and other filings with the SEC are subject to SEC’s review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Unlike publicly traded companies whose operations are located primarily in the United States, substantially all of our operations are located in China. Since substantially all of our operations and business take place in China, it may be more difficult for the SEC staff to overcome the geographic and cultural obstacles, when they review our disclosures. Such obstacles are not present for similar companies whose operations and business take place entirely or primarily in the United States. Furthermore, our SEC reports and other disclosures and public announcements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosures in our SEC reports and other filings are not subject to the review of the China Securities Regulatory Commission, a PRC regulator that is tasked with oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings, and other public announcements with the understanding that no local regulator has done any due diligence on our company and that none of our SEC reports, other filings, or any of our other public announcements has been reviewed or otherwise been scrutinized by any local regulator.

Risks Relating to our Shares

If we fail to regain compliance with NASDAQ Listing Rules within the time limits, we may be delisted from the Nasdaq Capital Market, which would result in a limited public market for trading our shares and make obtaining future debt or equity financing more difficult for us.

Our Class A Common Shares are traded and listed on the Nasdaq Capital Market under the symbol of “LLIT.” On September 11, 2019, the Company received a notification letter from the Nasdaq Listing Qualifications Staff of the Nasdaq Stock Market LLC notifying the Company that the minimum bid price per share for its common shares had been below $1.00 for a period of 30 consecutive business days and the Company therefore no longer met the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2). The Company was granted a compliance period of 180 days, or until March 9, 2020 to regain the compliance.

On January 2, 2020, the Company received another notification letter from the Nasdaq Listing Qualifications Staff of the Nasdaq Stock Market LLC notifying the Company that it no longer complied with the minimum of $2.5 million in stockholders’ equity for continued listing on The Nasdaq Capital Market under Nasdaq’s Listing Rule 5550(b)(1) and that the Company also did not comply with either of the two alternative standards of Listing Rule 5550(b), the market value standard and the net income standard. The Company thereafter submitted a plan to regain compliance with Nasdaq’s applicable listing standards. On March 10, 2020, in consideration of the Company’s recent three financings, from which the Company received gross proceeds of approximately $8.08 million, the Nasdaq Listing Qualifications Staff determined that the Company complies with the stockholders’ equity requirement set forth in Listing Rule 5550(b)(1). On the same date, given that except the minimum bid price requirement, the Company met all other applicable requirements for initial listing on The Nasdaq Capital Market, the Nasdaq Listing Qualifications Staff recognized the Company’s intention of curing the bid price deficiency by effecting a reverse stock split, and granted a second compliance period of 180 days, or until September 8, 2020, to regain compliance. However, if the Company fails to evidence compliance upon filing its Form 20-F for the year ended December 31, 2019, it may be subject to delisting. If the Company receives a delisting notice from NASDAQ, we will have the opportunity to appeal that decision to a Hearings Panel of Nasdaq. If we decide not to appeal or fail in the appeal, our Class A Common Shares will be subject to delisting.

If our Class A Common Shares lose their status on Nasdaq Capital Market, they would likely be traded in the over-the-counter markets, including Pink Sheets market. As a result, selling our Class A Common Shares could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our Class A Common Shares are delisted, broker dealers would bear certain regulatory burdens which may discourage broker dealers from effecting transactions in our Class A Common Shares and further limit the liquidity of our shares. These factors could result in lower prices and larger spreads in the bid and ask prices for our Class A Common Shares. Such delisting from NASDAQ and continued or further declines in our Class A Common Share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

If we were delisted from NASDAQ, we may become subject to the trading complications experienced by “Penny Stocks” in the over-the-counter market.

Delisting from NASDAQ may cause our Class A Common Shares to become subject to the SEC’s “penny stock” rules. The SEC generally defines a penny stock as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. One such exemption is to be listed on NASDAQ. The market price of our Class A Common Shares is currently below $5.00 per share. Therefore, were we to be delisted from NASDAQ, our Class A Common Shares will become subject to the SEC’s “penny stock” rules. These rules require, among other things, that any broker engaging in a purchase or sale of our securities provide its customers with: (i) a risk disclosure document, (ii) disclosure of market quotations, if any, (iii) disclosure of the compensation of the broker and its salespersons in the transaction, and (iv) monthly account statements showing the market values of our securities held in the customer’s accounts. A broker would be required to provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customer’s confirmation. Generally, brokers are less willing to effect transactions in penny stocks due to these additional delivery requirements. These requirements may make it more difficult for shareholders to purchase or sell our Class A Common Shares. Since the broker, not us, prepares this information, we would not be able to assure that such information is accurate, complete or current.

Our stock price is highly volatile, leading to the possibility of its value being depressed at a time when you want to sell your holdings.

The market price of our Class A Common Shares is volatile, and this volatility may continue. Numerous factors, many of which are beyond our control, may cause the market price of our Class A Common Shares to fluctuate significantly. These factors include:

●	our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;

●	changes in financial estimates by us or by any securities analysts who might cover our shares;

●	speculations about our business in the press or the investment community;

●	significant developments relating to our relationships with our customers or suppliers;

●	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industries;

●	customer demand for our products;

●	investor perceptions of our industry in general and our company in particular;

●	the operating and stock performance of comparable companies;

●	general economic conditions and trends;

●	major catastrophic events;

●	announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;

●	changes in accounting standards, policies, guidance, interpretation or principles;

●	loss of external funding sources;

●	sales of our Class A Common Shares, including sales by our directors, officers or significant shareholders; and

●	additions or departures of key personnel.

Securities class action litigation is often instituted against companies following periods of volatility in their share price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources. Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to operating performance of particular companies. For example, in December 2018, major stock indexes fell precipitously, with major stock averages recording their worst December performance since 1931. In particular, the S&P 500 Index fell approximately 9% from December 1, 2018 to December 31, 2018. These market fluctuations may adversely affect the price of our Class A Common Shares and other interests in our company at a time when you want to sell your interest in us.

Our dual class structure concentrates a majority of voting power in our majority shareholder, Hangzhou Lianluo, which is the sole holder of our Class B Common Shares.

On June 8, 2017, we re-classified and re-designated our common shares into Class A Common Shares and Class B Common Shares. Our Class B Common Shares have ten votes per share, and our Class A Common Shares have one vote per share. Because of the ten-to-one voting ratio between our Class B and Class A Common Shares, the holders of our Class B Common Shares collectively continue to control a majority of the combined voting power of our common shares and therefore are able to control all matters submitted to our shareholders for approval. The sole holder of such Class B Common Shares is Hangzhou Lianluo, an entity controlled by our Chairman of Board of Directors. Hangzhou Lianluo holds approximately 86.3% of the voting power of our common shares. In addition, we issued warrants to purchase up to 1,000,000 Class B Common Shares to Hangzhou Lianluo with no expiration date. This concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval. In addition, this may prevent or discourage unsolicited acquisition proposals or offers for our shares that you may feel are in your best interest as one of our shareholders.

Future transfers by holders of Class B Common Shares will generally result in those shares converting to Class A Common Shares, subject to limited exceptions. Each Class B Common Share is convertible into one Class A Common Share. The conversion of Class B Common Shares to Class A Common Shares will have the effect, over time, of increasing the relative voting power of those holders of Class B Common Shares who retain their shares in the long term.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price and trading volume for our shares could decline.

The trading market for our Class A Common Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our Class A Common Shares or publishes inaccurate or unfavorable research about our business, the market price for our Class A Common Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our Class A Common Shares to decline.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our shares. Accordingly, investors must be prepared to rely on sales of their shares after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our shares. Any determination to pay dividends in the future will be made at the discretion of our Board of Directors, and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable laws, and other factors our board deems relevant.

We are a “foreign private issuer” and have disclosure obligations that are different than those of U.S. domestic reporting companies. Therefore, you should not expect to receive the same information about us as a U.S. domestic reporting company may provide. Furthermore, if we lose our status as a foreign private issuer, we would be required to fully comply with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and incur significant operational, administrative, legal, and accounting costs that we would not incur as a foreign private issuer.

We are a foreign private issuer. As a result, we are not subject to certain of the requirements imposed upon U.S. domestic issuers by the SEC. For example, we are not required by the SEC or the federal securities laws to issue quarterly reports or file proxy statements with the SEC. We are also allowed to file our annual report with the SEC within four months of our fiscal year end. We are also not required to disclose certain detailed information regarding executive compensation that is required from U.S. domestic issuers. Further, our directors and executive officers are not required to report equity holdings under Section 16 of the Securities Act. As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, aim to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by U.S. domestic reporting companies, our shareholders should not expect to receive all of the same types of information about us and at the same time as information is received from, or provided by, U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC, which do apply to us as a foreign private issuer. Violations of these rules could affect our business, results of operations, and financial condition.

As a foreign private issuer, we are permitted to rely on exemptions from certain NASDAQ corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our securities.

We are exempted from certain corporate governance requirements of the Nasdaq Stock Market by virtue of being a foreign private issuer. As a foreign private issuer, we are permitted to follow the governance practices of our home country, the BVI in lieu of certain corporate governance requirements of NASDAQ. As a result, the standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);

●	have a compensation committee and a nominating committee to be comprised solely of “independent directors; and

●	hold an annual meeting of shareholders no later than one year after the end of the Company’s fiscal year-end.

As a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

You may have difficulty enforcing judgments obtained against us.

We are a BVI company and substantially all of our assets are located outside of the United States. Virtually all of our assets and a substantial portion of our current business operations are conducted in the PRC. In addition, almost all of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce the U.S. courts judgments obtained in U.S. courts including judgments based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, many of whom are not residents in the United States, and whose significant part of assets are located outside of the United States. The courts of the BVI would recognize as a valid judgment, a final and conclusive judgment obtained in the federal or state courts in the United States against the Company, under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI, and (f) there is due compliance with the correct procedures under the laws of the BVI. In addition, there is uncertainty as to whether the courts of the BVI or the PRC, respectively, would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. In addition, it is uncertain whether such BVI or PRC courts would entertain original actions brought in the courts of the BVI or the PRC, against us or such persons predicated upon the securities laws of the United States or any state.

As we were incorporated under the laws of the BVI, it may be more difficult for our shareholders to protect their rights than it would be for a shareholder of a corporation incorporated in another jurisdiction.

Our corporate affairs are governed by our Memorandum and Articles of Association, by the BVI Business Companies Act (as amended), or the BVI Act, and by the common law of the BVI Principles of law relating to such matters as the validity of corporate procedures, the fiduciary duties of management, and the rights of our shareholders. Such matters differ from those that would apply, had we been incorporated in the United States or another jurisdiction. The rights of shareholders under BVI law may not be as clearly established as the rights of shareholders are in the United States or other jurisdictions. Under the laws of most jurisdictions in the United States, majority and controlling shareholders generally have certain fiduciary responsibilities to the minority shareholders. Shareholders’ actions must be taken in good faith. Obviously unreasonable actions by controlling shareholders may be declared null and void. BVI law protecting the interests of minority shareholders may not be as vigorous in all circumstances as the law protecting minority shareholders in United States or other jurisdictions. Although a shareholder of a BVI company may sue the company derivatively, the procedures and defenses available to the company may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Furthermore, our directors have the power to take certain actions without shareholders’ approval, which would require shareholders’ approval under the laws of most United States or other jurisdictions. The directors of a BVI corporation, subject in certain cases to the court’s approval but without shareholders’ approval, may implement a reorganization, merger or consolidation, or sale of assets, property, business or securities of the corporation which sale is subject to a limit of up to 50% of such assets. The ability of our board of directors to create new classes or series of shares and the rights attached by amending our Memorandum and Articles of Association without shareholders’ approval could have the effect of delaying, deterring or preventing a change in our control without any further action by the shareholders, including a tender offer to purchase our Class A Common Shares at a premium over then market prices. Thus, our shareholders may have more difficulty protecting their interests in the face of actions by our board of directors or our controlling shareholders than they would have as shareholders of a corporation incorporated in another jurisdiction.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Resale Shares by the Selling Shareholders pursuant to this prospectus. All proceeds from the sale of the Resale Shares will be for the account of the Selling Shareholders.

We will receive proceeds from the cash exercise of the warrants which, if exercised in cash with respect to all of the 10,990,000 Class A Common Shares (assuming an initial exercise price of $0.6239 for 2,590,000 of the warrant shares and $0.70 for 8,400,000 of the warrant shares) underlying these warrants, would result in gross proceeds of approximately $7.5 million to us. We will use any proceeds received by us from the cash exercise of the Warrants for general corporate purposes.

We cannot predict when or if any of the warrants will be exercised, and it is possible that the warrants may expire and never be exercised. In addition, the warrants are exercisable on a cashless basis if, following the six month anniversary of the initial warrant issue date, at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Class A Common Shares for which the warrants are exercisable. As a result, we may never receive meaningful, or any, cash proceeds from the cash exercise of the warrants, and we cannot plan on any specific uses of any proceeds we may receive beyond the purposes described herein.

DIVIDEND POLICY

To date, we have not paid any cash dividends on our shares. As a BVI company, we may only declare and pay dividends if our directors are satisfied, on reasonable grounds, that immediately after the distribution (i) the value of our assets will exceed our liabilities and (ii) we will be able to pay our debts as they fall due. We currently anticipate that we will retain any available funds to finance the growth and operation of our business and we do not anticipate paying any cash dividends in the foreseeable future. Additionally, our cash held in foreign countries may be subject to certain control limitations or repatriation requirements, limiting our ability to use this cash to pay dividends.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of June 30, 2019:

●	on an actual basis;

●	on a pro forma basis to give effect to the issuance and sale of 10,900,000 Class A Common Shares in the recent three registered direct offerings and the cash exercise of warrants to purchase 10,990,000 Class A Common Shares.

	Actual		Pro Forma
Cash and cash equivalents		$53,548		$14,694,946
Total Current Liabilities		$2,739,801		$2,739,801
Stockholders’ equity	$		$
Class A Common Shares		18,285		78,314
Class B Common Shares		30,345		30,345
Additional paid-in capital		40,689,949		55,273,444
Accumulated deficit		(43,468,419)		(43,470,544)
Accumulated other comprehensive income		2,479,971		2,479,971
Total shareholders’ (deficit) equity		$(249,869)		$14,391,530
Total capitalization		$(249,869)		$14,391,530

The information above is based on 6,695,475 Class A Common Shares issued and outstanding as of June 30, 2019 and excludes, as of such date, the following:

●	1,780,658 Class A Common Shares reserved for future issuance under our “2014 Share Incentive Plan”;

●	794,867 Class A Common Shares issuable upon the exercise of outstanding options, which were issued under our equity incentive plans; and

●	1,000,000 Class B Common Shares issuable upon exercise of the warrants issued to Hangzhou Lianluo Interactive Information Technology Co., Ltd., our majority shareholder who also holds all of our Class B Common Shares issued and outstanding as of the date of this prospectus in an amount of 11,111,111 shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations of the Company for the six months ended June 30, 2019 and 2018 and for the fiscal years ended December 31, 2018, 2017 and 2016, and its financial condition as of June 30, 2019 and 2018 and December 31, 2018, 2017 and 2016, should be read in conjunction with “Selected Financial Data” and the Company’s financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Notice Regarding Forward-Looking Statements” and “Business” sections in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could” and similar expressions to identify forward-looking statements.

OVERVIEW

Our Company’s business of product sales is divided into two parts: (i) medical products (including supporting products such as operating room products, ventilators, medical emergency products and medical air compressor products); (ii) mobile medicine (including wearable sleep respiratory solution for OSAS).

For the six months ended June 30, 2019 and 2018, our total revenues amounted to $242,213 and $301,293, respectively. For the first half year of 2019, we continued to redirect our operations from unprofitable product sales of medical products and mobile medicines to marketing and expanding OSAS diagnosis services in hospitals and physical examination centers.

 We believe these changes are crucial to improve our competitive advantages in the industry in the future. By reducing our reliance on our less profitable medical devices assembly and distribution businesses, we are able to leverage our resources to develop smart health products and services, which we see as a positive development and focus for the future of our Company. Our long-term goal is to gradually decrease our production business and focus instead on developing a complete mobile health operation platform.

We have continued to establish relationships with pilot hospitals to deliver our wearable solutions and products for OSAS, driving the market growth in the hospitals in the regions where the pilot hospitals located, which helped to push forward our strategic market expansion for public hospitals. So far, wearable diagnosis and analysis systems for OSAS have been successfully delivered to a number of major hospitals throughout China. We aim to intensify usage of our system in those hospitals and other institutions where we have already successfully launched. Our target is to gradually promote our business from sleep centers, respiratory departments, and Ear/Nose/Throat (E.N.T.) departments to other hospital departments with strong demand for sleep monitoring including those accommodating patients seeking care (inpatient and outpatient) for key chronic diseases, such as hypertension, heart disease, diabetes and strokes.

We have also targeted the private physical examination centers market. Our wearable OSAS diagnosis and analysis system has been successively launched in certain private check-up centers. The number of customers for sleep diagnostic services has been stable and our products and we are making efforts to improve the market acceptance of our products and services.

In addition, in the long run, we expect to work with insurance companies to launch health insurance program providing OSAS diagnosis and analysis under their insurances. We will continue to focus on sleep health with our comprehensive OSAS solution system, aiming to become a leading domestic product and service provider in this market.

Six Months Ended June 30, 2019 Compared to Six Months Ended June 30, 2018

We believe that historical period-to-period comparisons of operating results should not be relied upon as indicative of future performance.

(In U.S. dollars)	For Six Months Ended June 30,
	2019	2018

Revenues	$242,213	$301,293
Costs of revenue	(418,227)	(333,995)
Gross loss	(176,014)	(32,702)

Selling expenses	(556,213)	(1,131,219)
General and administrative expenses	(1,753,718)	(2,028,028)
Provision for doubtful accounts	(43,873)	(33,621)

Operating loss	(2,529,818)	(3,225,570)

Financial expenses	(7,911)	(8,725)
Other income	21,682	23,100
Other expense	(18,044)	(124,159)
Unrealized loss on securities	(678,304)	-
Change in fair value of warrants liability	(99,820)	(110,021)
Loss before provision for income tax	$(3,312,215)	$(3,445,375)

Revenues

Our total revenue decreased by 20% from $301,293 for the six months ended June 30, 2018 to $242,213 for the six months ended June 30, 2019, mainly due to the decrease in revenue from product sales by $89,153, partially offset by the increase in service revenue from the provision of OSAS diagnostic services of $30,073. Starting from 2018, we redirected our operations from unprofitable product sales of medical products and mobile medicines to marketing and expanding OSAS diagnosis services in hospitals and physical examination centers. In the first half of 2019, our revenue from sale of medical equipment and provision of technical services in relation to OSAS was $141,272 and $100,941, respectively, compared to $230,425 and $70,868 for the same period last year.

Costs of Revenue

Cost of revenues primarily includes costs of our finished goods, parts for assembly, wages, handling charges, depreciation on our productive plant and equipment, amortization of software copyrights and other software related to our products, and other expenses associated with the assembly and distribution of product. Our costs of revenue increased by 25% from $333,995 for the six months ended June 30, 2018 to $418,227 for the six months ended June 30, 2019, mainly a result of depreciation on productive assets used in the provision of OSAS diagnostic services.

Gross Loss

Our gross loss was $32,702, or 11% of our total revenue for the six months ended June 30, 2018 while our gross loss is $176,014, or 73% of our total revenue in the same period of 2019. We incurred significant amounts of relatively fixed costs of revenues, in particular depreciation and amortization of our long-lived assets related to our product and service revenues in 2019 and 2018, resulting in a high gross loss both in dollar terms and in percentage terms.

Selling Expenses

Our selling expenses consist primarily of salaries and related expenses for personnel engaged in sales, marketing and customer support functions, and costs associated with advertising and other marketing activities, and depreciation expenses related to equipment used for sales and marketing activities.

Our selling expenses decreased by 51% from $1,131,219 for the six months ended June 30, 2018 to $556,213 for the six months ended June 30, 2019. In order to control costs, in 2019 we reduced our sales team headcount and participated in fewer promotional events and exhibitions.

General and Administrative Expenses

General and administrative expenses primarily consist of salaries and benefits and related costs for our administrative personnel and management, stock-based compensation and expenses associated with our research and development, registration of patent and intellectual property rights in China and abroad, fees and expenses of our outside advisers, including legal, audit and patent registration expenses, other expenses associated with our administrative offices, and the depreciation of equipment used for administrative purposes.

Our general and administration expenses decreased by 14% from $2,028,028 for the six months ended June 30, 2018 to $1,753,718 for the six months ended June 30, 2019. The decrease was mainly caused by stock-based compensation to employees and non-employees, which decreased from $1,001,459 in the six months ended June 30, 2018 to $69,177 in the same period of 2019, partially offset by an increase in other staff costs of $442,767, mainly a result of compensation incurred in relation to the reduction of headcount in 2019.

Provision for Doubtful Accounts

Our provision for doubtful accounts increased by 30% from the amount of $33,621 for the six months ended June 30, 2018 to $43,873 for the six months ended June 30, 2019. A reserve for doubtful accounts on our receivable, if required, is based on a combination of historical experience, aging analysis, and an evaluation of the collectability of specific accounts. Management considers that receivables over 1 year to be past due. Accounts receivable balances are charged off against the reserve after all means of collection have been exhausted and the potential for recovery is considered remote.

Operating Loss

As a result of the foregoing, we incurred an operating loss of $2,529,818 in the six months ended June 30, 2019, compared to an operating loss of $3,225,570 in the same period of 2018, representing a decrease of 22%.

Unrealized Loss on Securities

Equity investments with readily determinable fair values are measured at fair value. We had unrealized losses of $678,304 for the six months ended June 30, 2019, compared to $nil in the same period of 2018. In 2018, the carrying value of our non-marketable equity securities was adjusted to fair value for observable transactions for identical or similar investments of the same issuer or impairment (referred to as the measurement alternative). No gains and losses on non-marketable equity securities, realized and unrealized, were recognized in 2018.

Change in Fair Value of Warrants Liability

For the six months ended June 30, 2018, the loss related to changes in the fair value of warrants liability was $110,021, compared to a loss of $99,820 for the six months ended June 30, 2019, relating to the warrants issued to our major shareholder, Hangzhou Lianluo Interactive Information Technology Co., Ltd. (“HLI”) in 2016. The warrants, together with restricted common shares, were issued pursuant to a securities purchase agreement with HLI in August 2016.

Taxation

We incurred taxable loss in the six months ended June 30, 2019 and 2018 and had no income tax expenses.

Net Loss and Net Loss Attributable to Lianluo Smart Limited

As a result of the foregoing, we had net loss and net loss attributable to the Company of $3,312,215 for the six months ended June 30, 2019, compared to $3,445,375 in the same period of 2018.

Liquidity and Capital Resources

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

We have suffered recurring losses from operations, and recorded a working capital deficit of $937,906 as of June 30, 2019. These conditions raise substantial doubt about our ability to continue as a going concern. The ability to continue as a going concern is dependent upon our profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay our liabilities arising from normal business operations when they become due.

Our principal sources of liquidity have been proceeds from issuances of equity securities and loans from related parties. We entered into a loan agreement with HLI during the six months ended June 30, 2019 to obtain a loan of $728,500 (RMB5,000,000) for a period of 12 months with 8% annual interest. As of June 30, 2019, the Company owed principal and interest totaled $737,040 to HLI.

During the six months ended June 30, 2019, we also entered into a loan agreement with Digital Grid (Hong Kong) Technology Co. Ltd (“Digital Grid”) to provide a loan of $85,000 to Digital Grid for a period of 12 months with 3.5% yearly interest rate. Digital Grid is a wholly-owned subsidiary of HLI. At the same time, the Company borrowed a loan of $90,000 from Digital Grid for a period of 12 months with 3.5% yearly interest rate. As of June 30, 2019, the Company owed a net principal and interest of $4,345 to Digital Grid.

In the event that we require additional funding to finance the growth of our current and expected future operations as well as to achieve our strategic objectives, HLI has indicated the intent and ability to provide additional financing to us. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, if needed, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.

These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as going concern.

As of June 30, 2019, we had $53,548 in cash and cash equivalents. As of December 31, 2018, we had $477,309 in cash and cash equivalents.

The following table presents a summary of our cash flows and beginning and ending cash balances for the six months ended June 30, 2019 and 2018:

(In U.S. dollars)	For Six Months Ended June 30,
	2019	2018

Net cash used in operating activities	$(1,042,599)	$(2,454,528)
Net cash used in investing activities	(68,698)	(5,870,535)
Net cash provided by financing activities	818,500	2,767,851
Effect of exchange rate fluctuations on cash and cash equivalents	(130,964)	(178,370)
Net decrease in cash and cash equivalents	(423,761)	(5,735,582)
Cash and cash equivalents at beginning of period	477,309	6,809,485
Cash and cash equivalents at end of period	$53,548	$1,073,903

Cash Flows from Operating Activities

Net cash used in operating activities was $1,042,599 for the six months ended June 30, 2019, as compared to $2,454,528 for the same period in 2018. The reason for this decrease in cash outflows is mainly due to an increase in cash inflow from inventory (including inventory obsolescence) by $1.2 million, from a cash outflow of $1.0 million in the six months ended June 30, 2018 to a cash inflow of $0.2 million in the same period in 2019.

Cash Flows from Investing Activities

Net cash used in investing activities for the six months ended June 30, 2019 was $68,507, compared to $5,870,535 for the same period of 2018. The cash used in investing activities in the six months ended June 30, 2019 was mainly attributable to the loans of $85,000 to Digital Grid. The cash used in investing activities in the same period in 2018 was mainly attributable to a loan of $6,000,000 to Digital Grid.

Cash Flows from Financing Activities

Net cash provided by financing activities for the six months ended June 30, 2019 was $818,500, which was a result of obtaining short-term loans of $728,500 from HLI and $90,000 from Digital Grid for twelve months. Net cash provided by financing activities for the six months ended June 30, 2018 was $2,767,851, which was mainly a result of obtaining short-term loans of $2.75 million from HLI for twelve months.

Off-Balance Sheet Commitments and Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Year Ended December 31, 2018 Compared to Years Ended December 31, 2017 and 2016

The following discussion of our financial condition and results of operations is based upon and should be read in conjunction with our consolidated financial statements and their related notes included in this prospectus. This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. See “Introduction — Forward-Looking Statements.” In evaluating our business, you should carefully consider the information provided under “Risk Factors.” We caution you that our businesses and financial performance are subject to substantial risks and uncertainties.

Overview

Our Company’s business of product sales is divided into two parts: (i) medical products (including supporting products such as operating room products, ventilators, medical emergency products and medical air compressor products); (ii) mobile medicine (including wearable sleep respiratory solution for Obstructive Sleep Apnea Syndrome (“OSAS”)). For the years ended December 31, 2018, 2017 and 2016, our total revenues from product sales from continuing operations amounted to approximately $0.34 million, $0.88 million and $13.1 million respectively.

During 2018, we started to earn service revenue from provision of technical services in relation to detection and analysis of Obstructive Sleep Apnea Syndrome (“OSAS”). We focused on the promotion of sleep respiratory solutions and service in public hospitals. Our wearable sleep diagnostic products and cloud-based service are also available in medical centers of Chinese private preventive healthcare companies in China. For the year ended December 31, 2018, our total service revenues generated from provision of OSAS diagnostic services amounted to approximately $0.22 million.

Our revenues are subject to value added tax (“VAT”), sales returns and trade discounts. We deduct these amounts from our gross revenue to arrive at our total revenue. Our net loss attributable to the Company for the years ended December 31, 2018, 2017 and 2016 was approximately $8.91 million, $5.14 million and $9.73 million respectively.

We discontinued, as appropriate, the unprofitable medical device businesses, including assembly and sales of X-ray machines, laryngoscope, anesthesia machines, the first-generation ventilator, monitoring devices, general medical products, oxygen therapy, oxygen generator and telemedicine. Only a few profitable businesses such as sales of our patented medical air compressors will continue. Our corporate and business restructuring plan aims to concentrate our Company’s resources to develop our mobile health business, including wearable sleep respiratory business, and to focus more on our major businesses.

We believe these changes are crucial to improve our competitive advantages in the industry in the future. By reducing our reliance on our less profitable medical devices assembly and distribution businesses, we are able to leverage our resources to develop smart health products and services, which we see as a positive development and focus for the future of our Company. Our long-term goal is to gradually decrease our production business and focus instead on developing a complete mobile health operation platform.

Although our sleep respiratory business is still in its early stages, we anticipate that it can be a key growth driver for our Company in the foreseeable future. During the year 2018, we have intensified our efforts to launch our wearable solutions and products for OSAS in public hospitals and private physical examination centers throughout China, which has developed our distribution channels. Steady progress has been made for our wearable diagnosis and analysis systems for OSAS in public hospitals and private physical examination centers throughout China.

We have continued to establish relationships with pilot hospitals to deliver our wearable solutions and products for OSAS, driving the market growth in the hospitals in the regions where the pilot hospitals located, which helped to push forward our strategic market expansion for public hospitals. So far, wearable diagnosis and analysis systems for OSAS have been successfully delivered to a number of major hospitals throughout China. We aim to intensify usage of our system in those hospitals and other institutions where we have already successfully launched. Our target is to gradually promote our business from sleep centers, respiratory departments, and Ear/Nose/Throat (E.N.T.) departments to other hospital departments with strong demand for sleep monitoring including those accommodating patients seeking care (inpatient and outpatient) for key chronic diseases, such as hypertension, heart disease, diabetes and strokes.

We have also targeted the private physical examination centers market. Our wearable OSAS diagnosis and analysis system has been successively launched in Ciming Aoya Hospital and Sonqao’s high-end physical examination center and multiple outpatient departments of Health 100 Group and IKang Healthcare Group in tier 1 cities, tier 2 cities and tier 3 cities. The number of customers for sleep diagnostic services has been growing and our products and services have been well appreciated.

In addition, we are exploring the feasibility of cooperating with commercial health insurance companies in the development of sleep respiratory solutions. In the long run, we expect to work with insurance companies to launch health insurance program providing OSAS diagnosis and analysis for their insurances. We will continue to focus on sleep health with our comprehensive OSAS solution system, aiming to become the domestic product and service provider in this market.

Our revenues for 2018 decreased $0.3 million compared to 2017. In 2018, we redirected our operations from unprofitable product sales of medical products and mobile medicines to marketing and expanding OSAS diagnosis services in hospitals and physical examination centers. However, the provision of these OSAS diagnosis services is still in its early stage and we may need to invest more marketing efforts in order to build up and consolidate our partnership with hospitals and physical examination centers in China.

	For the Years Ended December 31,
	2018	2017	2016

Revenues	$559,386	$882,011	$13,062,373

Costs of revenue	(757,901)	(1,655,970)	(17,179,060)
Gross loss	(198,515)	(773,959)	(4,116,687)

Service income	-	56,030	14,587
Service expenses	-	(1,289)	(21,130)
Selling expenses	(2,082,829)	(1,170,378)	(927,243)
General and administrative expenses	(3,675,465)	(3,192,030)	(4,183,775)
(Provision for) recovery from doubtful accounts	(22,229)	23,608	150,280
Impairment loss for intangible assets	(3,281,779)	-	-
Operating loss	(9,260,817)	(5,058,018)	(9,083,968)

Net loss from continuing operations	(8,910,002)	(5,136,434)	(9,609,735)

Net loss from discontinued operations	-	-	(251,153)
Net loss	(8,910,002)	(5,136,434)	(9,860,888)

Net loss attributable to Lianluo Smart Limited	$(8,910,002)	$(5,136,434)	$(9,731,868)

Comprehensive loss attributable to Lianluo Smart Limited	$(9,425,479)	$(4,756,357)	$(10,197,212)

Factors Affecting Our Results of Operations – Generally

We believe the most significant factors that directly or indirectly affect our revenues and net incomes are:

●	our ability to position our products and services in different market segments, including our recent efforts to sell our products and services to hospitals and other healthcare facilities nationwide;

●	our ability to price our products and services at levels that provide favorable and acceptable margins amidst increasing pressure from our competitors who also seek better pricing strategy for their own benefit;

●	new products and services introduced by us as well as our competitors. The introduction of new products and services by our competitors may lead to a decrease in sales and market share of our products and services, or force us to sell our products and services at reduced prices or margins;

●	our ability to carry out our new business initiatives effectively. As we continue to invest heavily in research and development projects and new business lines, including our new entry to the sleep respiratory business, we may have difficulty in carrying out our strategy effectively due to factors that are beyond our control. As a result, we may not be able to achieve our goals or generate favorable financial results from these new business initiatives;

●	our ability to attract and retain distributors and key customers;

●	our ability to retain key employees, including our Chairman and Chief Executive Officer, Mr. Ping Chen, and our ability to build, expand, manage, and train our R&D engineers and sales representatives who we believe to play a vital role in our new business initiatives;

●	our capability of gathering and analyzing market data, such as market capacity, new market trends, market share, and competitive landscape;

●	our ability to establish, promote, and maintain the public relations image of our Company and product brands; and

●	changes in macro-economic environment, both global and domestic, as well as healthcare-related government policies and legislation.

Our income statements are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against RMB, the translation of these foreign currency-denominated transactions results in reduced revenues, operating expenses and net income for our non-U.S. operations. Similarly, to the extent the U.S. dollar weakens against RMB, the translation of RMB transactions results in increased revenues, operating expenses and net income for our non-U.S. operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements into U.S. dollars in consolidation.

For a detailed discussion of other factors that may cause our net revenues to fluctuate, see “Risk Factors—Risks Related to Our Business”.

Our business is primarily conducted in China and all of our revenues are denominated in RMB. However, periodic reports made to shareholders will include current period amounts translated into U.S. dollars using the then current exchange rates, for the convenience of the readers. The conversion of RMB into U.S. dollars in this annual financial report is based on the noon buying rate in The City of New York for cable transfers of RMB as certified for customs purposes by the Federal Reserve Bank of New York. Unless otherwise noted, all translations from RMB to U.S. dollars and from U.S. dollars to RMB in this annual financial report were made at a rate of RMB 6.8755 to US $1.00, the middle exchange rate in effect as of December 31, 2018. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The government of the People’s Republic of China (the “PRC”) imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. The Company does not currently engage in currency hedging transactions.

Components of Results of Operations

The following table sets forth the components of our results of operations both in U.S. dollar amounts (in thousands) and as a percentage of total revenues for the years indicated.

	For the years ended December 31,						Changes		Changes
	2018		2017		2016		2018 vs. 2017		2017 vs. 2016
	USD		USD		USD		USD		USD
	(’000)%		(’000)%		(’000)%		(’000)%		(’000)%
Revenues	559	100	882	100	13,062	100	(323)	(37)	(12,180)	(93)
Cost of revenues	(758)	(136)	(1,656)	(188)	(17,179)	(132)	898	54	15,523	90
Gross loss	(199)	(36)	(774)	(88)	(4,117)	(32)	575	74	3,343	81
Service incomes	-	-	56	6	15	0	(56)	(100)	41	273
Service expenses	-	-	(1)	0	(21)	0	1	100	20	95
Selling expenses	(2,083)	(373)	(1,170)	(132)	(927)	(7)	(913)	(78)	(243)	(26)
General and administrative expenses	(3,675)	(657)	(3,192)	(362)	(4,184)	(32)	(483)	(15)	992	24
(Provision for) recovery from doubtful accounts	(22)	(4)	23	3	150	1	(45)	(196)	(127)	(84)
Impairment loss for intangible assets	(3,282)	(587)	-	-	-	-	(3,282)	-	-	-
Operating loss	(9,261)	(1,657)	(5,058)	(573)	(9,084)	(70)	(4,203)	(83)	4,026	44
Net loss from continuing operations	(8,910)	(1,594)	(5,136)	(582)	(9,610)	(74)	(3,774)	(73)	4,474	47
Net loss from discontinued operations	-	-	-	-	(251)	(2)	-	-	251	100
Net loss	(8,910)	(1,594)	(5,136)	(582)	(9,861)	(76)	(3,774)	(73)	4,725	48

Revenues

Our total revenues are derived from our medical devices and sleep respiratory business. In 2018, our total revenues from continuing operations decreased by 37%, mainly due to the decrease in revenue from product sales by $0.5 million, partially offset by service revenue from the provision of OSAS diagnostic services of $0.22 million. In 2018, we redirected our operations from unprofitable product sales of medical products and mobile medicines to marketing and expanding OSAS diagnosis services in hospitals and physical examination centers.

To capture market share and the execution of the strategy of sales promotion, we suffered a loss from the sleep respiratory solutions business. Our management believes that we will be able to improve our product margins of sleep respiratory solutions and will make the relevant products and service become an important growth factor of the Company in the following years.

Medical Products (Including Related Supporting Products) – Our Proprietary and Distributed Products

We derive revenues in our medical device product line from the sale of general hospital products and related supporting products and medical compressor. We continue to strategically reduce our sales of traditional medical devices, and to fully realize our business focus shift from traditional medical equipment distribution to the market exploration of medical products and services based on the technology of the mobile internet, including delivering comprehensive sleep respiratory solution for OSAS patient care management other medical products. Our sale of proprietary and distributed products business accounted for 61% of the total revenue for the year 2018.

We discontinued, as appropriate, the unprofitable medical device business, including assembly and sales of C-arm X-ray machines, laryngoscope, anesthesia machines, the first-generation ventilator, monitoring devices, general medical products, oxygen therapy, oxygen generator and telemedicine. We plan to maintain only a few profitable businesses on sales of our patented products including medical air compressors, the second-generation ventilator and cardiopulmonary resuscitation (“CPR”) instruments.

OSAS service (analysis and detection)

We will derive revenues in our sleep respiratory line from sales of OSAS test and service. We anticipate that, on a percentage basis, revenues from OSAS analysis and detection business line will increase more rapidly in the near term as we introduce new and more advanced equipment and services. focus on the promotion of sleep respiratory solutions and service in public hospitals. Our wearable sleep diagnostic products and cloud-based service are also available in medical centers of Chinese leading private preventive healthcare companies in China. We strongly believe in the tremendous growth potential of this business in the coming years. During the past year, the sleep respiratory business has achieved more progress in which we have continued to expand to public hospitals and physical examination centers. In 2018, management focused on introducing more advanced products and penetrating the market for sleep respiratory business. We have broadened and differentiated our target markets by cooperating with different types of medical institutions and individual customers across China. We plan to expand our product portfolio through continued investment in research and development and pursuing attractive opportunities to acquire complementary products and technologies and strategic collaboration with partners. We will continue to pursue sustainable growth by enhancing our capability of delivering the systems to more medical institutions and by promoting application of sleep respiratory systems we delivered. We will also continue to focus on the development of the sleep respiratory systems in private physical examination chains and life insurance companies which we believe to have large quantities of potential customers for sleep diagnosis.

We continue to devote proactive efforts to develop the wearable OSAS solution systems by marketing and expanding OSAS diagnosis, CPAP products and post-treatment evaluation services in hospitals and private medical examination centers nationwide, leveraging our well-established distribution network resources. Our portable sleep diagnostics devices business accounted for 39% of the total revenue for the year 2018.

The following represents the revenues by categories, all derived from China:

(In U.S. dollars)

	For the years ended December 31,
	2018	2017	2016
Categories
Product sales
Medical Devices	$221,414	$827,032	$1,305,372
Respiratory and Oxygen Homecare	-	-	5,956
Mobile Medicine (sleep apnea diagnostic products)	120,930	54,979	12,080,164
	342,344	882,011	13,391,492
OSAS service (analysis and detection)	217,042	-	-
Total revenues	559,386	882,011	13,391,492
Less: revenues from discontinued operations	-	-	(329,119)
Revenues from continuing operations	$559,386	$882,011	$13,062,373

Cost of Revenues

Cost of revenues primarily includes costs of our finished goods, parts for assembly, wages, handling charges, depreciation on our productive plant and equipment, amortization of software copyrights and other software related to our products, and other expenses associated with the assembly and distribution of product.

Selling Expenses

Selling expenses consist primarily of salaries and related expenses for personnel engaged in sales, marketing and customer support functions, and costs associated with advertising and other marketing activities, and depreciation expenses related to equipment used for sales and marketing activities.

Along with our shifting growth strategies, we believe selling expenses will increase as we strengthen our distribution network, deepen our partnerships with customers and expand market share of our mobile telemedicine business which we believe will generate a significant portion of our revenue stream in the future.

General and Administrative Expenses

General and administrative expenses primarily consist of salaries and benefits and related costs for our administrative personnel and management, stock-based compensation, expenses associated with our research and development, registration of patents and intellectual property rights in China and abroad, fees and expenses of our outside advisers, including legal, audit and register expenses, expenses associated with our administrative offices, and the depreciation of equipment used for administrative purposes.

We expect that in the near future, our general and administrative expenses will be lower than the current level in order to improve profitability of our operations.

Results of Operations

We believe that period-to-period comparisons of operating results should not be relied upon as indicative of future performance.

Fiscal Year Ended December 31, 2018 Compared to Fiscal Year Ended December 31, 2017

Revenues

Our total revenues from continuing operations decreased by 37% from $0.88 million for the fiscal year ended December 31, 2017 to $0.56 million for the fiscal year ended December 31, 2018. The decrease in revenue was caused by a reduction of product sales by $0.54 million, partially offset by service revenue from the provision of OSAS diagnostic services of $0.22 million. In 2018, we redirected our operations from unprofitable product sales of medical products and mobile medicines to marketing and expanding OSAS diagnosis services in hospitals and physical examination centers.

Cost of Revenues

Our cost of revenues from continuing operations decreased by 54% from $1.66 million for the fiscal year ended December 31, 2017 to $0.76 million for the fiscal year ended December 31, 2018. The decrease in cost of revenues was generally in line with the decrease of revenues.

Gross Loss

Our gross loss from continuing operations decreased from $0.77 million in 2017 to $0.20 million in 2018. Gross loss as a percentage of income decreased from 88% in 2017 to 36% in 2018. We incurred significant amounts of relatively fixed costs of revenues, in particular depreciation and amortization of our long-lived assets related to our product and service revenues, in 2018 and 2017, resulting in a high gross loss both in dollar terms and in percentage terms.

Service Income

Our service income dropped from $0.06 million in 2017 to $0 in 2018. Service income represents the income of repair service and technical service.

Selling Expenses

Our selling expenses from continuing operations increased by 78% from $1.17 million for the year ended December 31, 2017 to $2.08 million for the year ended December 31, 2018. The increase in selling expenses was mainly due to devoting more resources in market development for the sleep respiratory business, such as employing more salesmen and participating in more medical device exhibitions during 2018.

General and Administrative Expenses

Our general and administration expenses from continuing operations increased by 15% from $3.19 million for the year ended December 31, 2017 to $3.68 million for the year ended December 31, 2018. The increase is mainly due to stock-based compensation to non-employees of $0.94 million incurred in 2018 for management consulting, merger and acquisition planning and strategy implementation, partially offset by a decrease in stock based compensation to employees by $0.43 million in 2018, as compared to 2017. Research and development expenses from continuing operations were $301,703 and $344,575 for the years ended December 31, 2018 and 2017, respectively. We expect that in the near future, our general and administrative expenses will be lower than the current level in order to improve profitability of our operations.

(Provision for) Recovery from Doubtful Accounts

Our provision for doubtful accounts was $22,229 for the year ended December 31, 2018, as compared to a recovery from doubtful accounts from continuing operations of $23,608 for the year ended December 31, 2017. A reserve for doubtful accounts on our accounts receivable, if required, is based on a combination of historical experience, aging analysis, and an evaluation of the collectability of specific accounts. Management considers that receivables over 1 year to be past due. Accounts receivable balances are charged off against the reserve after all means of collection have been exhausted and the potential for recovery is considered remote.

Impairment Loss for Intangible Assets

We recorded impairment on our intangible assets from our continuing operations of $3,281,779 and $0 for the years ended December 31, 2018 and 2017. During the year ended December 31, 2018, as a result of our lower-than-expected revenue performance, we determined not to further update and maintain our software copyright and patent for the therapy products of sleep respiratory business. The unamortized software copyright and patent and others of $3,281,779 were fully impaired.

Operating Loss

As a result of the foregoing, we incurred an operating loss of approximately $9.26 million in 2018, compared to approximately $5.06 million in 2017, representing an increase of 83%.

Change in Fair Value of Warrants Liability

For the year ended December 31, 2018, the fair value gain on warrants issued to our major shareholder, Hangzhou Lianluo Interactive Information Technology Co., Ltd. (“HLI”) was $0.60 million, compared to a fair value loss of $0.23 million, relating to the warrants issued to HLI and other investors and placement agents in 2016. The warrants, together with restricted common shares, were issued pursuant to a securities purchase agreement with HLI in August 2016. The warrants issued to other investors and placement agents were redeemed during 2016.

Taxation

We had no income tax expense in 2018 and 2017 as we incurred taxable loss in both years.

Net Loss from Continuing Operations

As a result of the foregoing, we had net loss from continuing operations of approximately $8.91 million in 2018, compared to approximately $5.14 million in 2017.

Net Loss and Net Loss Attributable to Lianluo Smart Limited

As a result of the foregoing, we had net loss and net loss attributable to the Company of approximately $8.91 million in 2018, compared to approximately $5.14 million in 2017.

Fiscal Year Ended December 31, 2017 Compared to Fiscal Year Ended December 31, 2016

Revenues

Our total revenues from continuing operations decreased by 93% from $13.06 million for the fiscal year ended December 31, 2016 to $0.88 million for the fiscal year ended December 31, 2017. The decrease of revenues is mainly due to the significantly decreased revenue from production of sleep respiratory solutions with lower margin in 2017.

Cost of Revenues

Our cost of revenues from continuing operations decreased by 90% from $17.18 million for the fiscal year ended December 31, 2016 to $1.66 million for the fiscal year ended December 31, 2017. The decrease in cost of revenues was in line with the decrease of revenues. The decreasing cost of revenue was also due to the disposal of inventories $2.45 million since all the disposed inventories have been replaced by new products for the improvement of technology in 2016. Before our factory and warehouse moved to the new location in the end of 2016, we had cleaned up and disposed of slow moving inventories, which were one-time expenses in 2016.

Gross Loss

Our gross loss from continuing operations decreased from $4.12 million in 2016 to $0.77 million in 2017. Gross loss as a percentage of revenues increased from 32% in 2016 to 88% in 2017. We incurred significant amounts of relatively fixed costs of revenues, in particular depreciation and amortization of our long-lived assets related to our products, in 2017 and 2016, resulting in a high gross loss both in dollar terms and in percentage terms.

Service Incomes

Our service income increased from $0.01 million in 2016 to $0.06 million in 2017. Service income represents the income of repair service and technical service.

Service Expense

Our service expense decreased from $0.02 million in 2016 to $0.001 million in 2017. Service expense mainly represents costs of spare parts incurred in provision of repair services.

Selling Expenses

Our selling expenses from continuing operations increased by 26% from $0.93 million for the year ended December 31, 2016 to $1.17 million for the year ended December 31, 2017. The increase in selling expenses was mainly because the Company invested more resources and energy in market development for the sleep respiratory business, such as employing more sales staff and attending more medical device exhibitions, in 2017 than it did in 2016.

General and Administrative Expenses

Our general and administration expenses from continuing operations decreased by 24% from $4.18 million for the year ended December 31, 2016 to $3.19 million for the year ended December 31, 2017. This decrease was mainly due to the development of production that has been nearly completed in 2016. As a result, the investment in research and development activities of sleep respiratory business decreased in 2017. Research and development costs from continuing operations were $344,575 and $1,192,930 for the years ended December 31, 2017 and 2016, respectively.

Recovery from Doubtful Accounts

Our recovery from doubtful accounts from continuing operations decreased from $150,280 for the year ended December 31, 2016 to $23,608 for the year ended December 31, 2017. A reserve for doubtful accounts on our accounts receivable, if required, is based on a combination of historical experience, aging analysis, and an evaluation of the collectability of specific accounts. Management considers that receivables over 1 year to be past due. Accounts receivable balances are charged off against the reserve after all means of collection have been exhausted and the potential for recovery is considered remote.

Operating Loss

As a result of the foregoing, we incurred an operating loss of approximately $5.06 million in 2017, compared to approximately $9.08 million in 2016, representing a decrease of 44%.

Change in Fair Value of Warrants Liability

For the year ended December 31, 2017, the fair value loss on warrants issued to our major shareholder, Hangzhou Lianluo Interactive Information Technology Co., Ltd. (“HLI”) was $0.23 million, compared to a fair value gain of $0.53 million related to relating to the warrants issued to HLI and other investors and placement agents in 2016. The warrants, together with restricted common shares, were issued pursuant to a securities purchase agreement with HLI in August 2016. The warrants issued to other investors and placement agents were redeemed during 2016.

Loss from Warrant Redemption

On April 21, 2016, we entered warrant repurchase agreements with the holders of warrants to purchase, in the aggregate, 293,880 shares, pursuant to which we agreed to redeem such warrants for cash payment equal to $3.80 per share underlying the warrants. We completed the redemption of the warrants on June 2, 2016, and as of the date of this prospectus, all of such warrants have been cancelled. Accordingly, there was a non-recurring loss of $1.09 million from warrant redemption in 2016.

Taxation

Our income tax benefit was approximately $0 in 2017, compared to approximately $95,026 in 2016. We incurred taxable loss in both 2017 and 2016.

Net Loss from Continuing Operations

As a result of the foregoing, we had net loss from continuing operations of approximately $5.14 million in 2017, compared to approximately $9.61 million in 2016.

Net Loss from Discontinued Operations

We discontinued the unprofitable traditional medical device businesses to concentrate the Company’s resources to develop its mobile health business, including wearable sleep respiratory business, and to focus more on its major businesses. In addition, we deconsolidated BTL as one of our consolidated entities due to the termination of the VIE agreement on July 31, 2016. As a result of this strategic shift and deconsolidation, the relevant results of operations were reported as discontinued operations in our consolidated financial statements and we had net loss from discontinued operations of approximately $0.25 million in 2016.

Net Loss and Net Loss Attributable to Lianluo Smart Limited

As a result of the foregoing, we had net loss of approximately $5.14 million in 2017, compared to a net loss of approximately $9.86 million in 2016. After deduction of non-controlling interest in loss of BTL, net loss attributable to the Company was approximately $5.14 million and $9.73 million in 2017 and 2016, respectively.

Liquidity and Capital Resources

Cash Flows and Working Capital

As of December 31, 2018, we had $0.48 million in cash and cash equivalents, decreased from $6.81 million at December 31, 2017. Our principal sources of liquidity have been proceeds from issuances of equity securities, and loans from banks and related parties. We believe that our current cash and cash equivalents and our anticipated cash flows from operations will be sufficient to meet our anticipated working capital requirements and capital expenditures for the next 12 months. We may, however, decide to enhance our liquidity position or increase our cash reserve for future investments or operations through additional capital, and finance funding from banks and/or related parties. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations.

The following table sets forth a summary of our cash flows for the periods indicated:

(In U.S. dollars)

	For the Years Ended December 31,
	2018	2017	2016

Net cash used in operating activities	(3,629,567)	(5,408,997)	(2,775,158)
Net cash used in investing activities	(6,225,827)	(1,686,855)	(636,130)
Net cash provided by financing activities	3,700,493	2,972,858	13,675,808
Cash and cash equivalents at beginning of year	6,809,485	10,792,823	624,724
Cash and cash equivalents at end of year	477,309	6,809,485	10,792,823

Operating Activities

Net cash used in operating activities was $3,629,567 for the year ended December 31, 2018, compared to $5,408,997 for the same period in 2017. The reasons for this change are mainly due to decreasing cash outflows from an increase in inventory (including inventory obsolescence and loss from disposal of inventories) by $1.9 million, from $2,007,026 in 2017 to $137,464 in 2018, and increasing cash inflows from advance to suppliers by $0.4 million, from an increase in advances to suppliers of $147,465 in 2017 to a decrease of $233,490 in 2018; partially offset by an increase in cash outflows from net loss from continuing operations (excluding non-cash stock-based compensation, depreciation and amortization, change in fair value of warrants and impairment loss for intangible assets) of $4.2 million in 2018, an increase of approximately $1.1 million from $3.1 million for the same period of 2017.

Investing Activities

Net cash used in investing activities for the year ended December 31, 2018 was $6,225,827 compared to $1,686,855 for the same period of 2017, an increase of $4.5 million. The cash used in investing activities in 2018 was mainly attributable to our capital expenditures of $0.8 million and a $5.4 million loan, net of repayment, to a related party. The cash used in investing activities in 2017 was mainly attributable to our purchases of non-marketable equity investments of $1.5 million.

Financing Activities

Net cash provided by financing activities in 2018 was $3,700,493, which was mainly a result of obtaining short-term loans of $3.7 million from HLI.

Net cash provided by financing activities in 2017 was $2,972,858, which was mainly a result of: (i) obtaining short-term loans of $1.5 million from HLI, and (ii) collecting the remaining outstanding subscription receivable balance of $1.5 million from HLI in 2017.

Contractual Obligations and Commercial Commitments

The following table sets forth our contractual obligations as of December 31, 2018:

	Payments due by period
Contractual obligations	Total	Less than 1 year	1-3 years	More than 3 years
Operating lease obligations	$104,706	$104,706	$-	$-
Total	$104,706	$104,706	$-	$-

The leased properties are principally located in the PRC, and we use such properties for product centers, administration and warehouse facilities. The leases are renewable subject to negotiation.

Capital Expenditures

We made capital expenditures of approximately $0.78 million, $0.04 million and $0.64 million in 2018, 2017 and 2016, respectively.

Critical Accounting Policies

We prepare financial statements in accordance with U.S. GAAP, which requires us to make judgments, estimates and assumptions that affect the reported amounts of our assets and liabilities and the disclosure of our contingent assets and liabilities at the end of each fiscal period and the reported amounts of revenues and expenses during each fiscal period. We continually evaluate these judgments and estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information and assumptions that we believe to be reasonable, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

The selection of critical accounting policies, the judgments and other uncertainties affecting application of those policies and the sensitivity of reported results to changes in conditions and assumptions are factors that should be considered when reviewing our financial statements. For further information on our significant accounting policies, see Note 2 to our consolidated financial statements. We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our financial statements.

Basis of Consolidation

The consolidated financial statements include the accounts of Lianluo Smart and its wholly-owned subsidiaries and variable interest entity for which the Company is the primary beneficiary (“VIE”) (collectively, the “Company”). All inter-company transactions and balances are eliminated in consolidation. The results of subsidiaries and consolidated VIEs acquired or disposed of are recorded in the consolidated statements of operations and comprehensive loss from the effective date of acquisition or up to the effective date of disposal, as appropriate.

A group of shareholders, including the Chief Executive Officer, originally held more than 50% of the voting ownership interest of Lianluo Smart, BDL and BTL. Before July 31, 2016, BTL’s building was pledged as collateral for BDL’s bank loans. In exchange, BDL loaned money to BTL to finance its operations. BTL’s primary operation is to provide repairs and transportation services to BDL’s customers. In accordance, BDL is the primary beneficiary of BTL, as the entity that was most closely associated with BTL. BTL was considered a variable interest entity of BDL. Upon execution of the VIE Termination on July 31, 2016, BTL was deconsolidated from Lianluo Smart and its subsidiaries. The results of BTL’s operations were reflected in the Company’s consolidated financial statements as discontinued operations.

For our majority-owned subsidiaries and consolidated VIEs, a noncontrolling interest is recognized to reflect the portion of their equity which is not attributable, directly or indirectly, to us.

Accounts Receivable

Accounts receivable are initially recorded at invoiced amount. We generally require 100% prepayment before delivering our products to individual clients. Our contract terms general require 10%-30% prepayment for our hospital and healthcare center clients, and the trade receivable term in contracts for those clients is generally between 60 and 90 days. Our contract terms general require 10% prepayment from our distributor clients, and the trade receivable term in contracts for those clients is generally between 60 and 180 days. With the exception of the prepayments we require in some cases, we generally do not require collateral or other security to support accounts receivable. A reserve, if required, is based on a combination of historical experience, aging analysis, and an evaluation of the collectability of specific accounts. Management considers that receivables over 1 year to be past due. Accounts receivable balances are charged off against the reserve after all means of collection have been exhausted and the potential for recovery is considered remote.

Other Receivables ad Prepayments, net

Other receivables and prepayments primarily include advances to employees, prepaid rentals and deposits to service providers. Management regularly reviews aging of receivables and changes in payment trends and records a reserve when management believes collection of amounts due are at risk. Accounts considered uncollectible are written off after exhaustive efforts at collection.

Advances to Suppliers, net

We, as a common practice in the PRC, often make advance payments to suppliers for unassembled parts. Advances to suppliers are reviewed periodically to determine whether their carrying value has become impaired.

Warrant Liability

For warrants that are not indexed to our stock, we record the fair value of the issued warrants as a liability at each balance sheet date and records changes in the estimated fair value as a non-cash gain or loss in the consolidated statement of operations and comprehensive income. The warrant liability is recognized in the balance sheet at the fair value (level 3). The fair values of these warrants have been determined using the Black-Scholes pricing mode. The Black-Scholes pricing model provides for assumptions regarding volatility, call and put features and risk-free interest rates within the total period to maturity.

Inventories

Inventories are stated at the lower of cost or net realizable value and consist of assembled and unassembled parts relating to medical devices. Cost is determined on a weighted-average basis. We compare the cost of inventories with the net realizable value and write down their inventories to net realizable value, if lower. Net realizable value is based on estimated selling prices in the ordinary course of business less cost to sell. These estimates are based on the current market and economic condition and the historical experience of selling products of similar nature. It could change significantly as a result of changes in customer taste and competitor actions in response to any industry downturn. We reassess the estimations at the end of each reporting period.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and impairment losses, if any. Depreciation is calculated on a straight-line basis over the following estimated useful lives before July 31, 2016:

Leasehold improvements	Shorter of the useful lives or the lease term
Building and land use rights	20-40 years
Machinery and equipment	10-15 years
Furniture and office equipment	5 years
Motor vehicles	5 years

Estimated useful lives of property and equipment after July 31, 2016 were shortened and depreciation thereafter is calculated on a straight-line basis over the following estimated useful lives:

Leasehold improvements	Shorter of the useful lives or the lease term
Machinery and equipment	2-3 years
Furniture and office equipment	3-5 years
Motor vehicles	5 years

Intangible Assets

Intangible assets are recorded at cost less accumulated amortization and impairment losses, if any. Amortization is calculated on a straight-line basis over the following estimated useful lives:

Leasehold improvements	Shorter of the useful lives or the lease term
Software copyrights	20 years
Other software	5 years

Impairment of Long-Lived Assets

We review the long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, we compare the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the asset and eventual disposition. If the sum of the expected future cash flows is less than the carrying amount of the asset, an impairment loss, equal to the excess of the carrying amount over the fair value of the asset, is recognized. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.

Non-marketable equity securities

Our non-marketable equity securities represent our investments in a privately held company.

Prior to January 1, 2018, we accounted for our non-marketable equity securities at cost and only adjusted for other-than-temporary declines in fair value and distributions of earnings. An impairment loss was recognized in the consolidated statements of operations equal to the excess of the investment’s cost over its fair value at the balance sheet date of the reporting period for which the assessment was made. The fair value would then become the new cost basis of investment.

On January 1, 2018, we adopted ASU 2016-01 which changed the way we account for non-marketable securities. The carrying value of our non-marketable equity securities is adjusted to fair value for observable transactions for identical or similar investments of the same issuer or impairment (referred to as the measurement alternative). All gains and losses on non-marketable equity securities, realized and unrealized, are recognized in non-operating other income (expenses). As we did not identify any accounting changes that impacted the amount with respect to non-marketable equity securities, no adjustment to accumulated deficit was required upon adoption.

Revenue Recognition

In May 2014 the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), which supersedes all existing revenue recognition requirements, including most industry specific guidance. This new standard requires a company to recognize revenues when it transfers goods or services to customers in an amount that reflects the consideration that the company expects to receive for those goods or services. The FASB subsequently issued the following amendments to ASU No. 2014-09 that have the same effective date and transition date: ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations; ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing; ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients; and ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. We adopted these amendments with ASU 2014-09 (collectively, the new revenue standards).

The new revenue standards became effective for us on January 1, 2018 and were adopted using the modified retrospective method. The adoption of the new revenue standards as of January 1, 2018 did not change our revenue recognition as the majority of its revenues continue to be recognized when the customer takes control of our product or services. As we did not identify any accounting changes that impacted the amount of reported revenues with respect to our product revenues, no adjustment to accumulated deficit was required upon adoption.

Under the new revenue standards, we recognize revenues when our customer obtains control of promised goods or services, in an amount that reflects the consideration which we expect to receive in exchange for those goods. We recognize revenues following the five step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation.

The following is a description of principal activities from which we generate revenue and related revenue recognition policies:

1.	Sale of medical equipment

We distribute and provide after-sale services for medical equipment, such as sleep apnea machines, ventilator air compressors, laryngoscope, in China. We typically sell our branded products with warranty terms covering 12 months after purchase. The warranty requires us to repair all mechanical malfunctions and, if necessary, replace defective components. Control of products sold transfers to customers upon shipment from our facilities, and our performance obligations are satisfied at that time. Shipping and handling activities are performed before the customer obtains control of the goods and therefore represent a fulfillment activity rather than a promised service to the customer.

We evaluate our arrangements with distributors and determines that we are primarily obligated in the sales of distributed products, are subject to inventory risk, have latitude in establishing prices, and assume credit risk for the amount billed to the customer, or have several but not all of these indicators. In accordance with ASC 606, we determine that it is appropriate to record the gross amount of product sales and related costs. As we are a principal and we obtain control of the specified goods before they are transferred to the customers, the revenues should be recognized in the gross amount of consideration to which we expect to be entitled in exchange for the specified goods transferred.

2.	Provision of sleep diagnostic services

During 2018, we started to earn service revenue from provision of technical services in relation to detection and analysis of Obstructive Sleep Apnea Syndrome (“OSAS”). We are focused on the promotion of sleep respiratory solutions and service in public hospitals. Our wearable sleep diagnostic products and cloud-based service are also available in medical centers of Chinese private preventive healthcare companies in China. Revenue is recognized when all of the revenue recognition criteria are met, which is generally when our diagnostic services are provided to the user at medical centers and public hospitals.

In the PRC, value added tax (“VAT”) of 16% of the invoice amount is collected in respect of the sales of goods on behalf of tax authorities. The VAT collected is not our revenue; instead, the amount is recorded as a liability on the balance sheet until such VAT is paid to the authorities.

Practical expedients and exemptions

We generally expense sales commissions when incurred because the amortization period would have been one year or less. These costs are recorded within marketing and sales on our consolidated statements of income.

We do not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed.

Foreign Currency Transaction

The accounts of Lianluo Smart, BDL, LCL, are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The accompanying consolidated financial statements are presented in US dollars.

Foreign currency transactions are transferred into US dollars using fixed exchange rates in effect at the time of the transaction. Generally, foreign exchange gains and losses resulting from the settlement of such transactions are recognized in the consolidated statements of income and comprehensive income. The financial statements of our foreign operations are transferred into US dollars in accordance with ASC 830-10, “Foreign Currency Matters”. Assets and liabilities are transferred at applicable exchange rates quoted by the People’s Bank of China at the balance sheet dates and revenues, expenses and cash flow items are transferred at average exchange rates in effect during the periods. Equity is transferred at the historical rate of exchange at the date of capital contribution. Resulting transfer adjustments are recorded as other comprehensive income (loss) and accumulated as a separate component of equity.

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation reserve is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established in the financial statements to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

Stock-Based Compensation

We account for stock-based share-based compensation awards to employees at fair value on the grant date and recognize the expense over the employee’s requisite service period. Our expected volatility assumption is based on the historical volatility of our stock or the expected volatility of similar entities. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The expected dividend is based on our current and expected dividend policy.

Share-based compensation expenses for stock-based share-based compensation awards granted to non-employees are measured at fair value at the earlier of the performance commitment date or the date service is completed, and recognized over the period during which the service is provided. We apply the guidance in ASC 505-50 to measure share options and restricted shares granted to non-employees based on the then-current fair value at each reporting date.

Segment Information

Our segments are business units that offer different products and services and are reviewed separately by the chief operating decision maker (the “CODM”), or the decision-making group, in deciding how to allocate resources and in assessing performance. Our CODM is our Chief Executive Officer. During fiscal 2016 and 2017, there was only one segment, which is the business of developing, commercializing and distribution of medical equipment, such as sleep apnea machines, ventilator air compressors, and laryngoscope. During 2018, we started to earn service revenue from provision of technical services in relation to diagnosis of Obstructive Sleep Apnea Syndrome (“OSAS”). We are focused on the promotion of sleep respiratory solutions and service in public hospitals. Our wearable sleep diagnostic products and cloud-based service are also available in medical centers of Chinese private preventive healthcare companies in China.

Holding Company Structure

Lianluo Smart is a holding company with no material operations of its own. We conduct all of our operations through our PRC subsidiaries. As a result, our ability to pay dividends depends significantly upon dividends paid by our PRC subsidiaries. If our existing PRC subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our wholly foreign-owned subsidiaries in China are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC law, each of our subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, each of our wholly foreign-owned subsidiaries in China may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion funds, staff bonuses and welfare funds at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by the SAFE. Our PRC subsidiaries have not paid dividends and will not be able to pay dividends until they generate accumulated profits and meet the requirements for statutory reserve funds.

Research and Development

Our success to date has in part resulted from our strong research and development capabilities, which allow us to regularly introduce new and more advanced products at competitive prices. Research and development costs from continuing operations were $301,703, $344,575 and $1,192,930 for the years ended December 31, 2018, 2017 and 2016, respectively. There were no research and development costs from the discontinued operations incurred for the year ended December 31, 2016. Our research and development team consists of 4 engineers, representing 4.1% of our employees as of December 31, 2018.

The information provided under “Our Business—Business Overview” details the Company’s research and development activities.

Trend Information

Medical Device Industry

Global wearable medical device market is expected to reach $93.19 billion by 2027, according to a new report by Grand View Research, Inc. The rising prevalence of conditions such as obesity and hypertension, as a result of sedentary lifestyle is anticipated to boost the demand for wearable medical devices. Moreover, increasing health awareness is further expected to augment the demand for these devices. Additionally, growing incidences of chronic conditions, such as diabetes, which require round-the-clock monitoring, are expected to increase the demand for wearable technology. Technological innovation is projected to be vital for growth of this industry over the forecast period.

Per capita health expenditure in China and medical device purchases by individuals in China are much lower than those in Europe and the U.S. As China’s population continues to age, our management expects a rapid increase in demand for medical devices, and, as a result, growth in China’s medical device industry.

China’s home medical equipment market is currently in its initial stage of growth. As residents’ living standards and consumption structure change, the demand for healthcare services and self-care will substantially increase, creating growth opportunities for participants in the market.

Wearable Medical Device Market

The existing 4G telecommunication network is unable to meet the needs of the Internet of Things with its transmission delay and low efficiency. As a new generation of telecommunication technology, 5G has the advantages of high speed, low latency and ultra-high connection density. 5G is expected to become a super information channel in the construction of the Internet of Things, thereby improving the performance of wearable devices and making wearable devices an important application terminal of the Internet of Things. The demand for wearable devices, particularly those related to healthcare or entertainment, is anticipated to grow significantly in the era of 5G. Wearable medical devices feature wireless data transmission, real-time feedback, alerting mechanisms and timely monitoring abilities. Wearable medical devices can monitor a range of body conditions, including glucose levels, insulin levels, heart conditions, blood pressure, ingestion, pain relief, brain activity, hydration, temperature, and sleep.

In China, the population with chronic diseases is constantly expanding and showing a younger trend. China’s aging population is increasingly posing challenges for the society. At the same time, the health perception of people in China is gradually changing from passive treatment to active monitoring and prevention; people seek to identify possible risks as early as possible and intervene in time to prevent the occurrence of diseases. Against this background, in recent years, China’s wearable medical device market has shown rapid development. Many leading companies, as well as medium and small sized innovative companies, entrepreneurs and investors are entering the wearable medical device industry.

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Tabular Disclosure of Contractual Obligations

The table below shows our material contractual obligations as of December 31, 2018.

	Payments due by period
Contractual obligations	Total	Less than 1 year	1-3 years	More than 3 years
Operating lease obligations	$104,706	$104,706	$-	$-
Total	$104,706	$104,706	$-	$-

OUR BUSINESS

History and Development of the Company

General Information

The current legal name of the Company is Lianluo Smart Limited. The Company was incorporated in the BVI on July 22, 2003. Our principal executive office is located at is Room 611, 6th Floor, BeiKong Technology Building, No. 10 Baifuquan Road, Changping District, Beijing 102200, People’s Republic of China. Our telephone number is (+86) 10-89788107.

Corporate History

Our founder and chief executive officer, Mr. Ping Chen, founded Beijing Dehaier Technology Company Limited, or BTL, a PRC company controlled by Mr. Ping, on July 5, 2001 to develop and distribute medical devices. BTL previously leased some of its property to us and provided certain transportation and repair services to medical devices for which we were not obligated to perform warranty services, either because the warranty was expired or because the product was sold by another company. BTL served as the domestic partner to our joint venture pursuant to which we, a British Virgin Islands company, now own 100% of Beijing Dehaier Medical Technology Company Limited, or Beijing Dehaier, a PRC company in the medical device business. At the time of the formation of the joint venture, foreign enterprises were not permitted to own such companies without PRC partners.

In 2003, in order to continue to grow our business, BTL engaged in a corporate restructuring. As a result of those actions, Lianluo Smart and Beijing Dehaier were established, and we created the holding company structure.

Lianluo Smart was incorporated as an international business company under the International Business Companies Act, 1984, in the British Virgin Islands on July 22, 2003 under the name “De-Haier Medical Systems Limited”. We changed this name to “Dehaier Medical Systems Limited” on June 3, 2005, and to “Lianluo Smart Limited” on November 21, 2016. Lianluo Smart is a holding company. Lianluo Smart does not conduct business in China and instead relies on Beijing Dehaier and Lianluo Connection to conduct business in China.

On September 24, 2003, we established Beijing Dehaier. Beijing Dehaier conducted a substantial portion of our operations in China and is responsible for generating a substantial portion of our revenues. Beijing Dehaier was formed as a joint venture between a Chinese entity, BTL, and a foreign invested enterprise, Lianluo Smart, in order to allow foreign investments to be used to grow our business. Because Beijing Dehaier is engaged in an encouraged industry under the Foreign Investment Industrial Guidance Catalogue, it was allowed to have foreign investments and to be established as a Chinese-foreign equity joint-venture. This structure allowed Beijing Dehaier access to foreign capital that would not have been available outside of this structure.

Beijing Dehaier has been focused on the development and distribution of medical devices since its inception and began developing its respiratory and oxygen homecare business in 2006.

On April 22, 2010, we completed an initial public offering of 1,500,000 common shares. The offering was completed at an issuance price of $8.00 per share. Prior to the offering, the Company had 3,000,000 issued and outstanding shares, and after the offering, the Company had 4,500,000 issued and outstanding shares.

On February 21, 2014, we and certain institutional investors entered into a securities purchase agreement in connection with an offering, pursuant to which we agreed to sell an aggregate of 734,700 common shares and warrants to initially purchase an aggregate of 220,410 common shares. The purchase price was $9.12 per common share. The offering closed on February 26, 2014, and the aggregate gross proceeds from the sale of the common shares, before deducting fees to the placement agent and other estimated offering expenses payable by us was approximately $6.7 million, not including any proceeds from warrant exercises. The warrants were exercisable immediately as of the date of issuance at an exercise price of $11.86 per common share and were to expire forty-two months from the date of issuance. On April 21, 2016, we entered into warrant repurchase agreements with the holders of these warrants and the placement agent involved in the offering, pursuant to which we agreed to repurchase 293,880 warrants for cash payments equal to $3.80 per share underlying the warrants. We completed the repurchase of the warrants on June 2, 2016, and as of the date of this prospectus, all of such warrants have been cancelled.

On January 14, 2016, we completed an acquisition of 0.8% equity interest of Beijing Dehaier from BTL. The Company now holds 100% of the equity interest of Beijing Dehaier. This change reflected BTL’s reduced reliance on business with Beijing Dehaier in providing repair and maintenance services. Upon the execution of the Loss Absorption Agreement Termination (“VIE Termination”) described further below, we stopped all business activities with BTL as well.

On February 1, 2016, our Board of Directors approved the formation of a wholly owned subsidiary, Lianluo Connection, in Beijing, and thereafter, we finished the related procedures and established Lianluo Connection on June 20, 2016. Lianluo Connection aims at the development of wearable medical devices and mobile medical products, as well as the provision of relevant technical services.

On February 22, 2016, we discontinued part of our medical devices business, including assembly and sales of X-ray machines and anesthesia machines, monitoring devices, general medical products, and oxygen generators.

On April 28, 2016, we entered into a definitive securities purchase agreement (the “SPA”) with Hangzhou Lianluo to sell 11,111,111 of our common shares to Hangzhou Lianluo for an aggregate purchase price of $20 million. The purchase price was $1.80 per share, which represented a 35% premium to the closing price of our common shares of $1.33 on April 27, 2016. We completed our first closing under the SPA on June 2, 2016, pursuant to which we sold 620,414 common shares for an aggregate purchase price of $1,116,744. On June 28, 2016, we entered into Amendment No. 1 to the SPA to extend the closing date from June 30, 2016 to September 30, 2016. On August 18, 2016, we closed the SPA, and completed the sale of an aggregate of $20 million of our common shares and warrants to purchase common shares.

On July 31, 2016, Beijing Dehaier entered into the VIE Termination with the BTL. According to the VIE Termination, the Loss Absorption Agreement (the “VIE Agreement”), among Beijing Dehaier, BTL and its shareholders Ping Chen, Bao Xian, Weibing Yang, Jian Sun, Zheng Liu and Yong Wang dated as of March 3, 2010, was terminated effective July 31, 2016. There is no relationship between BTL and us, and our other subsidiaries after the effectiveness of the VIE Termination.

On November 21, 2016, the Company changed its name from Dehaier Medical Systems Limited to Lianluo Smart Limited, and its NASDAQ stock ticker from DHRM to LLIT.

On June 8, 2017, the Company held the Annual General Meeting to approve the Company’s amended and restated Memorandum and Articles of Association in order that the Company’s authorized share capital be re-classified and re-designated into 50,000,000 Common Shares of par value of US$0.002731 each, of which 37,888,889 would be designated as Class A Common Shares of par value of US$0.002731 each and 12,111,111 be designated as Class B Common Shares of par value of US$0.002731 each.

On November 3, 2017, the Company completed a purchase of an aggregate of 1,304,348 shares of common stock, par value $0.001 per share (the “Shares”) of Guardion Health Sciences, Inc. (“GHSI” or the “Seller”), at a purchase price of $1.15 per Share (or a purchase price of $1,500,000.20 in the aggregate) in a private placement. The private placement occurred pursuant to a Stock Purchase Agreement dated November 3, 2017 by and among GHSI as Seller and (i) LLIT and (ii) Digital Grid (Hong Kong) Technology Co., Limited (“DGHKT”), as purchasers of, in aggregate, 4,347,827 Shares for aggregate purchase price of $5,000,001.05.

On January 30, 2019, GHSI effectuated a one-for-two (1:2) reverse stock split of its common stock without any change to its par value. On April 9, 2019, GHSI closed its initial public offering of 1,250,000 shares of its common stock at a public offering price of $4.00 per share for total gross proceeds of $5.0 million, before deducting underwriting discounts and commissions and other offering costs and expenses payable by it. GHSI’s shares began trading on the Nasdaq Capital Market on April 5, 2019 under the symbol “GHSI”.

On February 14, 2020, we consummated a registered direct offering of 2,590,000 Class A Common Shares and a concurrent private placement of warrants to purchase up to 2,590,000 Class A Common Shares with certain accredited investors. The purchase price per Class A Common Share in the registered direct offering was $0.85, which was thereafter adjusted to $0.6239. The warrants sold in the concurrent private placement are exercisable for a period of five and one-half years upon issuance, at an initial exercise price of $0.85 per share, subject to full ratchet anti-dilution protection. On February 25, 2020, we consummated a second registered direct offering of 3,500,000 Class A Common Shares and a concurrent private placement of warrants to purchase up to 3,500,000 Class A Common Shares with the same accredited investors. The purchase price per Class A Common Share in the second registered direct offering was $0.70. The warrants sold in the second concurrent private placement are exercisable for a period of five and one-half years upon issuance, at an initial exercise price of $0.70 per share, subject to full ratchet anti-dilution protection. On March 2, 2020, we consummated a third registered direct offering of 4,900,000 Class A Common Shares and a concurrent private placement of warrants to purchase up to 4,900,000 Class A Common Shares with the same accredited investors. The purchase price per Class A Common Share in this registered direct offering was $0.70 per share. The warrants sold in the third concurrent private placement are exercisable for a period of five and one-half years upon issuance, at an initial exercise price of $0.70 per share, subject to full ratchet anti-dilution protection.

Relationship among Lianluo Smart, BTL, Lianluo Connection and Beijing Dehaier

BTL is a PRC company established on July 5, 2001. Lianluo Smart is a BVI company established on July 22, 2003, formerly known as Dehaier Medical Systems Limited. Lianluo Smart and BTL jointly established Beijing Dehaier on September 24, 2003 as a Chinese-foreign equity joint-venture under the PRC laws. Under PRC laws, the shareholders of the equity joint-venture share the profits, risks and losses in proportion to their respective contributions of the equity joint-venture.

BTL leased its building to Beijing Dehaier from January 1, 2015 through December 31, 2016. On December 18, 2015, BTL’s building was pledged to a bank as collateral for short-term borrowings of RMB 10,000,000 ($1,541,000) by Beijing Dehaier. Pursuant to the terms of the agreement, the line of credit is secured by BTL’s land use right, building and guaranteed by Mr. Ping Chen and another shareholder of BTL. Upon the execution of the VIE Termination, BTL stopped providing its property as collateral for our outstanding borrowings. As of December 31, 2016, we reported no outstanding short-term borrowings.

On July 31, 2016, Beijing Dehaier entered into the VIE Termination with BTL. According to the VIE Termination, the VIE Agreement, among Beijing Dehaier, BTL and its shareholders Ping Chen, Bao Xian, Weibing Yang, Jian Sun, Zheng Liu and Yong Wang dated as of March 3, 2010, was terminated effective July 31, 2016. There is no relationship between BTL and our company and our other subsidiaries after the effectiveness of the VIE Termination.

Currently, Lianluo Smart owns 100% of Lianluo Connection, and Lianluo Connection owns 100% of Beijing Dehaier.

Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus:

Business Overview

General

In 2019, we continued to scale down our operations, and we have discontinued, as appropriate, our unprofitable traditional medical equipment business. We currently focus on the development, production and marketing of our sleep respiratory analysis system and cardiopulmonary resuscitation (“CPR”) device.

We have developed and distributed medical devices, focusing primarily on sleep respiratory solutions to the Obstructive Sleep Apnea Syndrome (“OSAS”) since 2010. We provide users with medical grade detection and monitoring, long-distance treatment and integration solution of professional rehabilitation. Since fiscal 2018, we have been providing examination services to hospitals and medical centers through our developed medical wearable devices. Doctors are able to refer to examination results provided by the device in making diagnoses regarding OSAS. We have established cooperation with a number of medical check-up centers in China, to reach and serve their clients.

We design, develop and market our own branded medical products and medical components. We currently concentrate on wearable sleep respiratory devices and hold five design patents related to sleep respiratory analysis system and a sleep respiratory analysis software copyright in China. We continue to research new products and evaluate potential business opportunities.

We have discontinued conducting light assembly before distribution, and currently, contract all of our products manufacturing to outside producers in China. Our branded products presently are shipped directly from our contract manufacturers to our customers or distributors.

Our Products and Services

Our Proprietary Products

Our proprietary product is wearable sleep respiratory devices which are mainly used for hospitals, sleep centers, physical examination centers and for individuals used at-home. Our management believes that our proprietary products, which are generally more convenient and effective and less expensive than products from other competitors, tend to be more attractive to hospitals and healthcare facilities and other end-users for whom effectiveness and price are the significant factors in deciding whether to use our products.

Medical Devices (Including Related Supporting Products)

●	Abdominal pressure cardiopulmonary resuscitation instrument. We also provide one type of cardiopulmonary resuscitation (“CPR”) instruments.

●	Sleep Apnea Diagnostic Products. We have designed and expect to provide two types of screening and diagnosis products which are portable sleep respiratory recording devices that can be used in a healthcare facility or in a patient’s home to assist physicians in determining whether the patient has obstructive sleep apnea.

Research and Development of Our Proprietary Products

Our success to date has in part resulted from our strong research and development capabilities, which allow us to regularly introduce new and more advanced products at competitive prices. Research and development costs from continuing operations were $301,713, $344,575 and $1,192,930 for the years ended December 31, 2018, 2017 and 2016, respectively.

Our project selection goals focus on projects that we believe are commercially feasible, can generate significant revenue and can be introduced into the market in the near-term. While our research and development department may conduct research into areas that are likely to lead to short-, medium- and long-range business opportunities for our company, we focus our development of products on those solutions we believe are most likely to generate significant near-term revenues. Thus, we would generally devote more resources to a solution expected to have an immediate financial return than to a project with a potentially greater overall payoff that is more distant and tenuous.

Our management seeks feedback from our marketing activities to learn about needs for future products and improvements to existing products that our research and development department can seek to address. Once we identify a product opportunity, our sales and service, and research and development teams work closely together to determine potential market demand for a product and how it fits with our current design and the capabilities of our contract manufacturers. We organize regular meetings in which our sales and service, and research and development teams review progress and, if necessary, adjust the emphasis of our research and development projects.

If we deem a new product to be commercially feasible, our research and development team will work with our contract manufacturers to move forward. This integrated approach allows us to identify potential difficulties in commercializing our proprietary product or product improvement. Furthermore, it enables us to make adjustments as necessary and develop cost-efficient processes prior to distribution. We believe these abilities can significantly shorten the time it takes to launch a commercialized product.

Lean Business Model with Manufacturing Outsourcing

After our research and development team designs the technical specifications and computer models for our proprietary products, we typically work with an independent contractor to fabricate working prototypes before we commence with the production run of a product. We test prototypes to confirm that they operate as expected and with the quality we require. During the prototyping process, we apply for CFDA approval as necessary. Once both of these processes are completed, we commission a production run of components for assembly into our proprietary products.

We now operate on a lean business model with all the manufacture of our products outsourced to third-party producers in China, and we closed our own assembly facilities in 2018. We depend on product manufacturing and logistical services provided by external vendors. All of our proprietary products are manufactured by a variety of third-party manufacturers. While these arrangements may lower operating costs, they also reduce our direct control over production. It is uncertain what effect such diminished control will have on the quality or quantity of products or services, or on our flexibility to respond to changing conditions.

Proprietary Rights for Our Proprietary Products

We own a portfolio of intellectual property rights in China in connection with our past and present product offerings. Under the Dehaier brand, we have been granted a total of 12 patents, including 4 practical patents and 8 design patents. Under the Lianluo Connection brand, we have been awarded a total of 12 software copyrights for our Continuous Positive Airway Pressure (CPAP) devices (5), Sleep Diagnosis System (1), air compressors (1) and others (5). Moreover, we possess proprietary technology and know-how in design and engineering. We have not filed for any patent protection outside of China. To protect our brand name recognition, we have registered the brand name “Dehaier” for trademark protection in China.

Our success in the medical equipment industry depends in substantial part on effective management of both intellectual property assets and infringement risks. In particular, we must be able to protect our own intellectual property as well as minimize the risk that any of our proprietary products may infringe upon the intellectual property rights of others.

We enter into agreements with all our employees involved in research and development, under which all intellectual property generated during their employment belongs to us, and they waive all relevant rights or claims to such intellectual property. All our employees involved in research and development are also bound by a confidentiality obligation and have agreed to disclose and assign to us all inventions conceived by them during their term of employment.

As part of our overall strategy to protect and enhance the value of our brand, we actively enforce our registered trademark against any unauthorized use by a third party.

Our Distributed Products

As of 2019, we have terminated the business of distributing products for international third parties, and instead, focused on our proprietary products.

Our agency agreement with Timesco Healthcare Ltd. (“Timesco”), pursuant to which we served as a distributor for Timesco in China for laryngoscopes, terminated in February 2019.

Our Services

In the OSAS sector, starting from fiscal 2018 we provide technical services in relation to detection and analysis of Obstructive Sleep Apnea Syndrome (OSAS). We focused on the promotion of sleep respiratory solutions and services in public hospitals. Our wearable sleep diagnostic products and cloud-based services are also available in the medical centers of private preventive healthcare companies in China.

As of the date of this prospectus, we have partnered with 23 hospitals, 25 distributors and 16 check-up centers over 32 cities across China for the provision of OSAS diagnostic services.

We sign service agreements with public hospitals usually for a period of 3 years, and check-up centers usually for a period of one year or less, with respect to the provision of wearable sleep diagnostic products and cloud-based services and we charge a fixed technical service fee on a per user basis when our OSAS diagnostic services are provided to the user at medical centers and public hospitals.

We seek to partner with more hospitals and check-up centers across China and to enlarge the scope of OSAS diagnostic services that we are able to provide in order to solidify our market position in this area and drive our revenue growth.

Our Service Centers

We maintain a customer service center in Beijing for technical support and repair. We staff our customer service center with senior technical support engineers who provide preliminary support. Our engineers attempt to quickly diagnose and assist in repairing problems over the phone or determine whether a service visit to the customer’s premises is necessary. In some instances, our engineers will provide on-site operating guidance and repair service. We periodically review customer calls to ensure that any issues raised by our customers are resolved to their satisfaction.

Customers

We have three categories of customers: (i) distributors, (ii) hospitals and physical examination centers, and (iii) individual consumers to whom we sell directly. Our customer base is widely dispersed on both a geographic and revenues basis.

Our distributors. As of the end of the fiscal year 2018, sales to our distributors make up the substantial majority of our revenues as over 54% of our total revenues were to distributors. Based on the expected use of products sold to distributors, for proprietary products, we estimate that they sold approximately 90% of our products to physical examination centers, and 10% to hospitals; for distributed products, about 100% products are sold to hospitals. As of the date of this prospectus, we have contractual distribution relationships with approximate 25 independent distributors. We do not own, employ or control these independent distributors.

Hospital and physical examination centers customers. Our hospital customers primarily consist of hospitals and private physical examination centers. We also refer to these customers as our “Key Accounts.” Currently, we primarily provide sleep respiratory apnea analysis products and cloud-based services to hospital customers and we charge a fixed technical service fee on a per user basis. To obtain orders from such hospital customers, we sometimes enter into a bidding process where medical equipment companies compete through a state-owned bidding agent.

Dependence on Major Customers. For the years ended December 31, 2018, 2017 and 2016, approximately 29%, 56% and 94% of the Company’s total revenues, respectively, were received from two largest customers for continuing operations.

Dependence on Major Suppliers. For the years ended December 31, 2018, 2017 and 2016, purchases from two largest suppliers for continuing operations were approximately 48%, 63% and 96% of the total purchases, respectively.

Competition

The medical device industry is characterized by rapid product development, technological advances, intense competition and a strong emphasis on proprietary information. Across all product lines and product tiers, we face direct competition from both domestic and international competitors. We compete based on factors such as price, value, customer support, brand recognition, reputation, and product functionality, reliability and compatibility. Each of our proprietary products competes against functionally similar products from domestic and international companies.

Our competitors include publicly traded and privately held multinational companies. We believe that we can continue to compete successfully in China because our established domestic distribution network and customer support and service network allows us significantly better access to China’s small and medium-sized hospitals. In addition, our strong investment in research and development, coupled with our low-cost operating model, allows us to compete effectively for sales to large hospitals.

We believe our competitive position in China varies depending on the product in question. While we are a much smaller company overall than, for example, General Electric, Siemens or Philips and are unable to offer the range or depth of products each of those companies offers, we believe our market position is favorable in several segments. The following charts provide our marketing department’s estimations of our primary competitors by product, as to our proprietary products:

Proprietary Product	Primary Competitors in China	Lianluo Smart’s Estimated Competitive Position*

DHR 998 and diagnosis products	Foreign companies such as Respironics, ResMed, and Covidien; Chinese companies like Oranger (Tianjin)	Greater than average
CPR	No competitors	Greater than average

*	A “greater than average” position indicates Lianluo Smart estimates its competitive position in the top third of all competitors. “Average” indicates Lianluo Smart estimates its competitive position in the middle third of all competitors. “Smaller than average” indicates Lianluo Smart estimates its competitive position in the bottom third of all competitors.

As we expand into international markets, our competitors will include publicly traded and privately held multinational companies such as Respironics and ResMed. These companies typically focus on the premium segments of the market. We believe we can successfully penetrate certain international markets by offering products of comparable quality at lower prices. We will also face competition in international sales from companies that have local operations in the markets in which we sell our proprietary products. We believe that we can compete successfully with these companies by offering high quality proprietary products at comparable prices.

Sales and Marketing

We have a professional sales team of 7 personnel as of December 31, 2019. Our sales team is divided by geographic region and type of customer. Our sales personnel promote our products in various regions by selling our products to distributors and corporate customers. We always deliver our products after receiving payment from distributors and settle with our corporate customers pursuant to the term of contract, which generally ranges from 3 to 7 months. Additionally, we provide sleep respiratory apnea analysis services to hospitals and physical examination centers. We require settlement of these service fees on a monthly basis. We attend conferences held by hospitals and medical organizations in various regions on a regular basis. We also set booths to display and promote our products and services to ensure and improve effectiveness of our sales and marketing activities.

China’s medical device market currently features a significant number of small distributors. For example, China is currently investing heavily in health care nationwide; however, money for healthcare is currently unevenly distributed. There are a number of large hospitals that have significant resources and a number of rural clinics that have extremely limited budgets. We are also able to supply our proprietary products and serve clinics with limited budgets at affordable prices.

We have confidence on our well-established distribution channels and market presence. As of the date of this prospectus, we have partnered with 25 dealers and distributors, 23 hospitals, 16 check-up centers over 32 cities across China. We compete with other companies by offering effective, convenient and most competitively priced products and services to customers. We are also continuing our research and development on the sleep respiratory field and continue to seek cooperation and merger and acquisition opportunities for state-of-the-art technologies and products in the worldwide. Furthermore, being a Nasdaq-listed company has helped to build our brand image and reputation with potential customer and business partners.

Seasonality

We generally experience an increase in revenues and tests during March through May and September through December. This is in part because people tend to have physical check-ups during these months. Our first quarter performance generally declines as a result of fewer business activities during the Chinese New Year Holiday.

Regulations

Our products are medical devices and are subject to regulatory controls governing medical devices. As a distributor of medical equipment and supplies, we are subject to regulation and oversight by different levels of the food and drug administration in China, in particular the China Food and Drug Administration (“CFDA”). CFDA requirements include obtaining certifications, permits, compliance with clinical testing standards, assembly practices, quality standards, applicable industry standards and adverse event reporting, and advertising and packaging standards. We are also subject to other PRC government laws and regulations.

China’s Regulation of Medical Devices

Classification of Medical Devices

In China, medical devices are classified by the CFDA into three different categories, Class I, Class II and Class III, depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. Classification of a medical device is important because the class to which a medical device is assigned determines, among other things, whether a company needs to obtain a permit for manufacture, sale, and/or distribution, and the level of regulatory authority involved in obtaining such permit. Classification of a device also determines the types of registration required and the level of regulatory authority involved in effecting the product registration.

Class I devices require product certification, are those with low risk to the human body and are subject to “general controls.” Class I devices are regulated by the city level food and drug administration where the company is located. Class II devices are those with medium risk to the human body and are subject to “special controls.” Class II devices require product certification, usually through a quality system assessment, and are regulated by the provincial level food and drug administration where the company is located. Class III devices are those with high risk to the human body, such as life-sustaining, life-supporting or implantable devices. Class III devices also require product certification and are regulated directly by the CFDA under the strictest regulatory control.

The majority of our products are classified as Class II devices. Our products are either classified as Class II or non-categorized devices.

Assembly Permit

A company must obtain a permit from the provincial level food and drug administration before commencing the assembly of Class II and Class III medical devices. No assembly permit is required for Class I devices, but the company must notify the provincial level food and drug administration where the company is located and file for recording with it. An assembly permit, once obtained, is valid for five years and is renewable upon expiration.

We have a single assembly permit, which covers all products we assemble and is scheduled to expire on January 30, 2023. We may not apply to renew our assembly permit upon its expiration, because we have shifted to a lean business model, and currently, outsource all of our products production.

Distribution License

A manufacturer or distributor must obtain a distribution license to engage in sales and distribution of Class II and Class III medical devices in China. A distribution license is valid for five years and is renewable upon expiration. Beijing Dehaier’s distribution license was last renewed on April 3, 2015, and Lianluo Connection’s distribution license was last renewed on August 29, 2018. If we are unable to renew any of our permits before their respective expiration dates, we could lose our ability to distribute medical devices until the situation is rectified.

Registration Requirement for Medical Devices

Before a medical device can be manufactured for commercial distribution, a company must complete a medical device registration by proving the safety and effectiveness of the medical device to the satisfaction of the respective levels of food and drug administration. In order to conduct a clinical trial on a Class II or Class III medical device, the CFDA requires companies to apply for and obtain in advance a favorable inspection result for the device from an inspection center jointly recognized by the CFDA and the Administration of Quality Supervision, Inspection and Quarantine. The application to the inspection center must be supported by appropriate data, such as animal and laboratory testing results. If the inspection center approves the application for clinical trial, and the respective levels of the food and drug administration approve the institutions that will conduct the clinical trials, the company may begin the clinical trial. A registration application for a Class II or Class III device must provide certain pre-clinical and clinical trial data and information about the device and its components regarding, among other things, device design, production and labeling. The provincial level food and drug administration, within 60 days of receiving an application for the registration of a Class II device, or the CFDA, within 90 days of receiving an application for the registration of a Class III device, will notify the applicant whether the application for registration is approved. If approved, a registration certificate will be issued within ten days of such written approval. If the relevant food and drug administration requires supplemental information, the approval process may take much longer. The registration is valid for five years.

The CFDA may at any time change its policies, adopt additional regulations, revise existing regulations or tighten enforcement, each of which could block or delay the approval process for a medical device.

The following table discloses the current registration expiration dates for the products we currently sell. In the past we have been able to renew our registration upon expiration. It is the obligation of the producer of the product to seek registration and any renewals. We are responsible for registering our proprietary products, but must rely on the suppliers of other products to seek registration for those products where we sell or use non-proprietary products in the assembly of our products.

Product Type	Product Model	Expiration Date
Abdominal pressure cardiopulmonary resuscitation (CPR) instrument	CPR-LW1000	December 20, 2020
DHR998 Plus (sleep respiratory diagnosis instrument)	DHR998 Plus	July 17, 2023

Continuing CFDA Regulation

We are subject to continuing regulation by the CFDA. In the event of a significant modification to an approved medical device, its labeling or production process, a new premarket approval or premarket approval supplement may be required. Our products are subject to, among others, the following regulations:

●	CFDA’s quality system regulations, which require companies to create, implement and follow certain design, testing, control, documentation and other quality assurance procedures;

●	medical device reporting regulations, which require that companies report to the CFDA certain types of adverse reaction and other events involving their products; and

●	CFDA’s general prohibition against promoting products for unapproved uses.

Class II and III devices may also be subject to special controls applicable to them, such as supply purchase information, performance standards, quality inspection procedures and product testing devices which may not be required for Class I devices. We believe that we are currently in compliance with the applicable CFDA guidelines, but we could be required to change our compliance activities or be subject to other special controls if the CFDA changes or modifies its existing regulations or adopts new requirements.

We are also subject to inspection and market surveillance by the CFDA to determine compliance with regulatory requirements. If the CFDA finds us in violation of its regulations and rules, the agency can institute a wide variety of enforcement actions such as:

●	fines, injunctions and civil penalties;

●	recall or seizure of our products;

●	the imposition of operating restrictions, partial suspension or complete shutdown of operations; and

●	criminal prosecution.

Regulations Relating to Foreign Ownership in the Medical Device Industry

Investment activities in the PRC by foreign investors are mainly governed by the Guidance Catalog of Industries for Foreign Investment (2017 revision), or the Catalog, which was promulgated jointly by MOFCOM and the National Development and Reform Commission, or the NDRC, on June 28, 2017 and entered into force on July 28, 2017. The Catalog divides industries into four categories in terms of foreign investment, which are “encouraged,” “restricted,” and “prohibited,” and all industries that are not listed under one of these categories are deemed to be “permitted.” Establishment of wholly foreign-owned enterprises is generally allowed in encouraged and permitted industries. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority interests in such joint ventures. In addition, foreign investment in restricted category projects is subject to government approvals. Foreign investors are not allowed to invest in industries in the prohibited category. Industries not listed in the Catalogue are generally open to foreign investment unless specifically restricted by other PRC regulations.

In June 2019, MOFCOM and NDRC promulgated the Special Management Measures (Negative List) for the Access of Foreign Investment, or the Negative List, effective July 30, 2019. Foreign investment in the business of manufacturing or import of medical devices falls outside the Negative List but needs to obtain certain permits.

On March 15, 2019, the Standing Committee of the National People’s Congress passed the Foreign Investment Law of PRC, which took effect on January 1, 2020, replacing the Law of the People’s Republic of China on China-Foreign Equity Joint Ventures, the Law of the People’s Republic of China on Wholly Foreign-Owned Enterprises, and the Law of the People’s Republic of China on China-Foreign Contractual Joint Ventures. The new Foreign Investment Law of PRC, by legislation, officially adopted the administration model of the negative list for foreign investment. A foreign investor can invest in a field where foreign investment is not prohibited according to the Negative List, as amended. To invest in a field that requires certain licenses to enter (the License Entry Class), a foreign investor shall apply to relevant administrative agencies and such agencies shall make a decision whether to grant entry according to laws and regulations.

Our PRC subsidiaries, Lianluo Connection and Beijing Dehaier, have been granted necessary permits and licenses by relevant agencies to develop, manufacture, import and sell Class II and Class III medical devices.

Regulations Related to Intellectual Property

The SCNPC and the State Council have promulgated comprehensive laws and regulations to protect trademarks. The Trademark Law of the PRC (2019 revision, effective November 1, 2019) promulgated on August 23, 1982 and subsequently amended on February 22, 1993, October 27, 2001, August 30, 2013 and April 23, 2019 respectively, and the Implementation Regulation of the PRC Trademark Law (2014 revision) issued by the State Council on August 3, 2002 and amended on April 29, 2014, are the main regulations protecting registered trademarks. The Trademark Office under the SAIC administrates the registration of trademarks on a “first-to-file” basis and grants a term of ten years to registered trademarks.

The PRC Copyright Law, adopted in 1990 and revised in 2001 and 2010 respectively, with its implementation rules adopted on August 8, 2002 and revised in 2011 and 2013 respectively, and the Regulations for the Protection of Computer Software as promulgated on December 20, 2001 and amended in 2011 and 2013 provide protection for copyright of computer software in the PRC. Under these rules and regulations, software owners, licensees and transferees may register their rights in software with the National Copyright Administration Center or its local branches to obtain software copyright registration certificates.

The Patent Law of the PRC was adopted by NPCSC in 1984 and amended in 1992, 2000 and 2008, respectively. A patentable invention, utility model or design must meet three conditions: novelty, inventiveness and practical applicability. Patents cannot be granted for scientific discoveries, rules and methods for intellectual activities, methods used to diagnose or treat diseases, animal and plant breeds or substances obtained by means of nuclear transformation. The Patent Office under the State Intellectual Property Office is responsible for receiving, examining and approving patent applications. A patent is valid for a term of twenty years for an invention and a term of ten years for a utility model or design, commencing on the application date. Subject to limited exceptions provided by law, any third-party user must obtain consent or a proper license from the patent owner to use the patent, or otherwise the use will constitute an infringement of the rights of the patent holder.

The MIIT, promulgated the Administrative Measures on Internet Domain Name, or the Domain Name Measures, on August 24, 2017 to protect domain names. According to the Domain Name Measures, domain name applicants are required to duly register their domain names with domain name registration service institutions. The applicants will become the holder of such domain names upon the completion of the registration procedure.

We have adopted necessary mechanisms to register, maintain and enforce intellectual property rights in China. However, we cannot assure you that we can prevent our intellectual property from all the unauthorized use by any third party, neither can we promise that none of our intellectual property rights would be challenged any third party.

Regulations Related to Employment

The PRC Labor Law and the Labor Contract Law require that employers execute written employment contracts with full-time employees. All employers must compensate their employees with wages equal to at least the local minimum wage standards. Violations of the PRC Labor Law and the Labor Contract Law may result in the imposition of fines and other administrative sanctions, and serious violations may constitute criminal offences.

On December 28, 2012, the PRC Labor Contract Law was amended, effective since July 1, 2013 to impose more stringent requirements on labor dispatch. Under such law, dispatched workers are entitled to pay equal to that of full-time employees for equal work, but the number of dispatched workers that an employer hires may not exceed a certain percentage of its total number of employees as determined by the Ministry of Human Resources and Social Security. Additionally, dispatched workers are only permitted to engage in temporary, auxiliary or substitute work. According to the Interim Provisions on Labor Dispatch promulgated by the Ministry of Human Resources and Social Security on January 24, 2014, which became effective on March 1, 2014, the number of dispatched workers hired by an employer shall not exceed 10% of the total number of its employees (including both directly hired employees and dispatched workers). The Interim Provisions on Labor Dispatch require employers not in compliance with the PRC Labor Contract Law in this regard to reduce the number of its dispatched workers to below 10% of the total number of its employees prior to March 1, 2016.

Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located.

According to the Interim Regulations on the Collection and Payment of Social Insurance Premiums, the Regulations on Work Injury Insurance, the Regulations on Unemployment Insurance and the Trial Measures on Employee Maternity Insurance of Enterprises, enterprises in the PRC shall provide benefit plans for their employees, which include basic pension insurance, unemployment insurance, maternity insurance, work injury insurance and basic medical insurance. An enterprise must provide social insurance by making social insurance registration with local social insurance agencies, and shall pay or withhold relevant social insurance premiums for and on behalf of employees. The Law on Social Insurance of the PRC, which was promulgated by the SCNPC on October 28, 2010, became effective on July 1, 2011, and was most recently updated on December 29, 2018, has consolidated pertinent provisions for basic pension insurance, unemployment insurance, maternity insurance, work injury insurance and basic medical insurance, and has elaborated in detail the legal obligations and liabilities of employers who do not comply with laws and regulations on social insurance.

According to the Regulations on the Administration of Housing Provident Fund, which was promulgated by the State Counsel and became effective on April 3, 1999, and was amended on March 24, 2002 and was partially revised on March 24, 2019 by the Decision of the State Council on Revising Some Administrative Regulations (Decree No. 710 of the State Council), housing provident fund contributions by an individual employee and housing provident fund contributions by his or her employer shall belong to the individual employee. Registration by PRC companies with the applicable housing provident fund management center is compulsory, and a special housing provident fund account for each of the employees shall be opened at an entrusted bank.

The employer shall timely pay up and deposit housing provident fund contributions in full amount and late or insufficient payments of such contributions are unlawful. The employer shall make the housing provident fund payment and deposit registrations with the housing provident fund administration center. With respect to companies which violate the above regulations and fail to complete housing provident fund payment and deposit registrations or open housing provident fund accounts for their employees, such companies shall be ordered by the housing provident fund administration center to complete such procedures within a designated time limit. Those who fail to complete their registrations within the designated period shall be levied a fine ranging from RMB 10,000 to RMB 50,000. When companies breach these regulations and fail to pay housing provident fund contributions in full amount that are due, the housing provident fund administration center shall order such companies to pay up within a designated period, and may further petition a People’s Court for mandatory enforcement against those who still fail to comply after the expiry of such period.

Regulations on Foreign Currency Exchange

Under the PRC Foreign Currency Administration Rules promulgated on January 29, 1996 and last amended on August 5, 2008 and various regulations issued by SAFE and other relevant PRC government authorities, payment of current account items in foreign currencies, such as trade and service payments, payment of interest and dividends can be made without prior approval from SAFE by following the appropriate procedural requirements. By contrast, the conversion of RMB into foreign currencies and remittance of the converted foreign currency outside the PRC for the purpose of capital account items, such as direct equity investments, loans and repatriation of investment, requires prior approval from SAFE or its local office.

On February 13, 2015, SAFE promulgated the Circular on Simplifying and Improving the Foreign Currency Management Policy on Direct Investment, effective from June 1, 2015, which cancels the requirement for obtaining approvals of foreign exchange registration of inbound foreign direct investment and outbound overseas direct investment from SAFE. The application for the registration of foreign exchange for the purpose of inbound foreign direct investment and outbound overseas direct investment may be filed with qualified banks, which, under the supervision of SAFE, may review the application and process the registration.

The Circular of the SAFE on Reforming the Management Approach regarding the Settlement of Foreign Capital of Foreign-invested Enterprise, or SAFE Circular 19, was promulgated on March 30, 2015 and became effective on June 1, 2015. According to SAFE Circular 19, a foreign-invested enterprise may, according to its actual business needs, settle with a bank the portion of the foreign exchange capital in its capital account for which the relevant foreign exchange bureau has confirmed monetary contribution rights and interests (or for which the bank has registered the account-crediting of monetary contribution). For the time being, foreign-invested enterprises are allowed to settle 100% of their foreign exchange capitals on a discretionary basis; a foreign-invested enterprise shall truthfully use its capital for its own operational purposes within the scope of business; where an ordinary foreign-invested enterprise makes domestic equity investment with the amount of foreign exchanges settled, the invested enterprise shall first go through domestic re-investment registration and open a corresponding Account for Foreign Exchange Settlement Pending Payment with the foreign exchange bureau (bank) at the place of registration. The Circular of the SAFE on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, was promulgated and became effective on June 9, 2016. According to SAFE Circular 16, enterprises registered in PRC may also convert their foreign debts from foreign currency into Renminbi at the enterprise’s discretion. SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) at the enterprise’s discretion, which applies to all enterprises registered in the PRC. SAFE Circular 16 reiterates the principle that Renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope and may not be used for investments in securities or other investment with the exception of bank financial products that can guarantee the principal within the PRC unless otherwise specifically provided. Besides, the converted Renminbi shall not be used to make loans for related enterprises unless it is within the business scope or to build or to purchase any real estate that is not for the enterprise own use with the exception for the real estate enterprise.

On January 26, 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or SAFE Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profits from domestic entities to offshore entities, including (i) banks must check whether the transaction is genuine by reviewing board resolutions regarding profit distribution, original copies of tax filing records and audited financial statements, and (ii) domestic entities must retain income to account for previous years’ losses before remitting any profits. Moreover, pursuant to SAFE Circular 3, domestic entities must explain in detail the sources of capital and how the capital will be used, and provide board resolutions, contracts and other proof as a part of the registration procedure for outbound investment.

On October 25, 2019, SAFE promulgated the Notice on Further Facilitating Cross-Board Trade and Investment, which became effective on the same date (except for Article 8.2 thereof). The notice removed restrictions on the capital equity investment in China by non-investment foreign-invested enterprises. In addition, restrictions on the use of funds for foreign exchange settlement of domestic accounts for the realization of assets have been removed and restrictions on the use and foreign exchange settlement of foreign investors’ security deposits have been relaxed. Eligible enterprises in the pilot areas are also allowed to use revenues under capital accounts, such as capital funds, foreign debts and overseas listing revenues for domestic payments without providing materials to the bank in advance for authenticity verification on an item by item basis, while the use of funds should be true, in compliance with applicable rules and conforming to the current capital revenue management regulations.

Regulations on Foreign Exchange Registration of Overseas Investment by PRC Residents

SAFE issued the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which became effective in July 2014, to replace the Circular of the State Administration of Foreign Exchange on Issues Concerning the Regulation of Foreign Exchange in Equity Finance and Roundtrip Investments by Domestic Residents through Offshore Special Purpose Vehicles, to regulate foreign exchange matters in relation to the use of special purpose vehicles, or SPVs, by PRC residents or entities to seek offshore investment and financing or conduct round trip investment in China. SAFE Circular 37 defines a SPV as an offshore entity established or controlled, directly or indirectly, by PRC residents or entities for the purpose of seeking offshore financing or making offshore investment, using legitimate onshore or offshore assets or interests, while “round trip investment” is defined as direct investment in China by PRC residents or entities through SPVs, namely, establishing foreign-invested enterprises to obtain the ownership, control rights and management rights. SAFE Circular 37 stipulates that, prior to making contributions into an SPV, PRC residents or entities be required to complete foreign exchange registration with SAFE or its local branch. In addition, SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which amended SAFE Circular 37 and became effective on June 1, 2015, requiring PRC residents or entities to register with qualified banks rather than SAFE in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

PRC residents or entities who had contributed legitimate onshore or offshore interests or assets to SPVs but had not obtained registration as required before the implementation of the SAFE Circular 37 must register their ownership interests or control in the SPVs with qualified banks. An amendment to the registration is required if there is a material change with respect to the SPV registered, such as any change of basic information (including change of the PRC residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, and mergers or divisions. Failure to comply with the registration procedures set forth in SAFE Circular 37 and the subsequent notice, or making misrepresentation on or failure to disclose controllers of the foreign-invested enterprise that is established through round-trip investment, may result in restrictions being imposed on the foreign exchange activities of the relevant foreign-invested enterprise, including payment of dividends and other distributions, such as proceeds from any reduction in capital, share transfer or liquidation, to its offshore parent or affiliate, and the capital inflow from the offshore parent, and may also subject relevant PRC residents or entities to penalties under PRC foreign exchange administration regulations.

Regulations on Stock Incentive Plans

SAFE promulgated the Notice on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, or the Stock Incentive Plan Notice, in February 2012, replacing the previous rules issued by SAFE in March 2007. Pursuant to the Stock Incentive Plan Notice and other relevant rules and regulations, PRC residents participating in stock incentive plan in an overseas publicly-listed company are required to register with SAFE or its local branches and follow certain other procedures. Participants of a stock incentive plan who are PRC residents must conduct the SAFE registration and other procedures with respect to the stock incentive plan through a qualified PRC agent, which could be a PRC subsidiary of the overseas publicly listed company or another qualified institution appointed by the PRC subsidiaries. In addition, the PRC agent is required to update the relevant SAFE registration should there be any material change to the stock incentive plan, the PRC agent or other material changes. The PRC agent must, on behalf of the PRC residents who have the right to exercise the employee stock options, apply to SAFE or its local branches for an annual quota for the payment of foreign currencies in connection with the PRC residents’ exercise of the employee stock options. The foreign exchange proceeds received by the PRC residents from the sale of shares under the stock incentive plans granted and dividends distributed by the overseas listed companies must be remitted into the bank accounts in the PRC opened by the PRC agents prior to distribution to such PRC residents.

We have established a series of share incentive programs under which we issued share options to our PRC directors, officers, and employees. In 2014, we created the “2014 Share Incentive Plan” which provides that the maximum number of shares authorized for issuance under this plan shall not exceed ten percent of the number of issued and outstanding shares of company stock as of December 31 of the immediately preceding fiscal year, and an additional number of shares may be added automatically annually to the shares issuable under the Plan on and after January 1 of each year, from January 1, 2015 through January 1, 2024. The “2014 Share Incentive Plan” shall terminate on the tenth anniversary of its effective date of July 28, 2014, the date when the plan was approved by the shareholders of the Company. We have advised the recipients of awards under our share incentive plan to handle relevant foreign exchange matters in accordance with the Stock Incentive Plan Notice. However, we cannot guarantee that all employees awarded equity-based incentives can successfully register with SAFE in full compliance with the Stock Incentive Plan Notice. See “Risk Factors—Risks Relating to Doing Business in China—Any failure to comply with PRC regulations regarding employee share incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.”

Regulations on Dividend Distribution

Distribution of dividends of foreign investment enterprises are mainly governed by the Foreign Investment Enterprise Law, issued in 1986 and amended in 2000 and 2016 respectively, and the Implementation Rules under the Foreign Investment Enterprise Law, issued in 1990 and amended in 2001 and 2014 respectively. Under these regulations, foreign investment enterprises in the PRC may distribute dividends only out of their accumulative profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, no less than 10% of the accumulated profits of the foreign investment enterprises in the PRC are required to be allocated to fund certain reserve funds each year unless these reserves have reached 50% of the registered capital of the enterprises. A PRC company is not permitted to distribute any profits until any losses from previous fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year. Under our current corporate structure, our BVI holding company may rely on dividend payments from Lianluo Connection, which is a wholly foreign-owned enterprise incorporated in China, to fund any cash and financing requirements we may have. Limitation on the ability of Lianluo Connection to pay dividends to us could limit our ability to access cash generated by the operations of those entities. See “Risk Factors—Risks Relating to Doing Business in China——Restrictions under PRC law on our PRC subsidiaries’ ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our business.”

Regulations on Overseas Listings

On August 8, 2006, six PRC regulatory agencies, including MOFCOM, the SASAC, the State Administration of Taxation, the SAIC, the CSRC and SAFE, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006 and was amended on June 22, 2009. The M&A Rules, among other things, require that (i) PRC entities or individuals obtain MOFCOM approval before they establish or control a SPV overseas, provided that they intend to use the SPV to acquire their equity interests in a PRC company at the consideration of newly issued share of the SPV, or Share Swap, and list their equity interests in the PRC company overseas by listing the SPV in an overseas market; (ii) the SPV obtains MOFCOM’s approval before it acquires the equity interests held by the PRC entities or PRC individual in the PRC company by Share Swap; and (iii) the SPV obtains CSRC approval before it lists overseas. See “Risk Factors—Risks Relating to Doing Business in China—We may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations which first became effective on September 8, 2006.”

Dividend Withholding Tax

In March 2007, the National People’s Congress enacted the Enterprise Income Tax Law which became effective on January 1, 2008 and last amended on December 29, 2018. The PRC State Council promulgated the Implementation Rules of the Enterprise Income Tax Law on December 6, 2007, which became effective on January 1, 2008 and was partially amended on April 23, 2019. According to Enterprise Income Tax Law and its Implementation Rules, dividends payable by a foreign-invested enterprise in China to its foreign enterprise investors are subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential withholding arrangement. Pursuant to the Notice of the State Administration of Taxation on Negotiated Reduction of Dividends and Interest Rates, issued on January 29, 2008 and supplemented and revised on February 29, 2008, and the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income, which became effective on December 8, 2006 and applicable to income derived in any year of assessment commencing on or after April 1, 2007 in Hong Kong and in any year commencing on or after January 1, 2007 in the PRC, such withholding tax rate may be lowered to 5% if a Hong Kong enterprise is deemed the beneficial owner of any dividend paid by a PRC subsidiaries by PRC tax authorities and holds at least 25% of the equity interest in that particular PRC subsidiaries at all times within the 12-month period immediately prior to the distribution of the dividends. Furthermore, pursuant to the Announcement on Issues concerning “Beneficial Owners” in Tax Treaties issued on February 3, 2018 by the State Administration of Taxation, when determining the status of “beneficial owners,” a comprehensive analysis may be conducted through materials such as articles of association, financial statements, records of capital flows, minutes of board of directors, resolutions of board of directors, allocation of manpower and material resources, the relevant expenses, functions and risk assumption, loan contracts, royalty contracts or transfer contracts, patent registration certificates and copyright certificates, etc. However, even if an applicant has the status as a “beneficiary owner,” if the competent tax authority finds necessity to apply the principal purpose test clause in the tax treaties or the general anti-tax avoidance rules stipulated in domestic tax laws, the general anti-tax avoidance provisions shall apply.

Enterprise Income Tax

In December 2007, the State Council promulgated the Implementing Rules of the Enterprise Income Tax Law, or the Implementing Rules, which became effective on January 1, 2008. The Enterprise Income Tax Law and its relevant Implementing Rules (i) impose a uniform 25% enterprise income tax rate, which is applicable to both foreign invested enterprises and domestic enterprises (ii) permits companies to continue to enjoy their existing tax incentives, subject to certain transitional phase-out rules and (iii) introduces new tax incentives, subject to various qualification criteria.

The Enterprise Income Tax Law also provides that enterprises organized under the laws of jurisdictions outside China with their “de facto management bodies” located within China may be considered PRC resident enterprises and therefore be subject to PRC enterprise income tax at the rate of 25% on their worldwide income. The Implementing Rules further define the term “de facto management body” as the management body that exercises substantial and overall management and control over the production and operations, personnel, accounts and properties of an enterprise. If an enterprise organized under the laws of jurisdiction outside China is considered a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, it would be subject to the PRC enterprise income tax at the rate of 25% on its worldwide income. Second, a 10% withholding tax would be imposed on dividends it pays to its non-PRC enterprise shareholders and with respect to gains derived by its non-PRC enterprise shareholders from transfer of its shares. Dividends paid to non-PRC individual shareholders and any gain realized on the transfer of equity by such shareholders may be subject to PRC tax at a rate of 20%, if such income is deemed to be from PRC sources. See “Risk Factors—Risks Relating to Doing Business in China—Under the Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.”

On October 17, 2017, the State Administration of Taxation issued the Bulletin on Issues Concerning the Withholding of Non-PRC Resident Enterprise Income Tax at Source, or Bulletin 37, which replaced the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises issued by the State Administration of Taxation on December 10, 2009, and partially replaced and supplemented rules under the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7, issued by the State Administration of Taxation on February 3, 2015. Under Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. In respect of an indirect offshore transfer of assets of a PRC establishment, the relevant gain is to be regarded as effectively connected with the PRC establishment and therefore included in its enterprise income tax filing, and would consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immoveable properties in China or to equity investments in a PRC resident enterprise, which is not effectively connected to a PRC establishment of a non-resident enterprise, a PRC enterprise income tax at 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. Pursuant to Bulletin 37, the withholding party shall declare and pay the withheld tax to the competent tax authority in the place where such withholding party is located within 7 days from the date of occurrence of the withholding obligation. Both Bulletin 37 and Bulletin 7 do not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange. See “Risk Factors—Risks Relating to Doing Business in China—We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises or other assets attributed to a Chinese establishment of a non-Chinese company, or immovable properties located in China owned by non-Chinese companies.”

Value-Added Tax

Pursuant to the Provisional Regulations on Value-Added Tax of the PRC, or the VAT Regulations, which were promulgated by the State Council on December 13, 1993, and took effect on January 1, 1994, and were amended on November 10, 2008, February 6, 2016, and November 19, 2017, respectively, and the Rules for the Implementation of the Provisional Regulations on Value Added Tax of the PRC, which were promulgated by the Ministry of Finance, on December 25, 1993, and were amended on December 15, 2008, and October 28, 2011, respectively, entities and individuals that sell goods or labor services of processing, repair or replacement, sell services, intangible assets, or immovables, or import goods within the territory of the People’s Republic of China are taxpayers of value-added tax. The VAT rate is 17% for taxpayers selling goods, labor services, or tangible movable property leasing services or importing goods, except otherwise specified; 11% for taxpayers selling goods, labor services, or tangible movable property leasing services or importing goods, except otherwise specified; 6% for taxpayers selling services or intangible assets.

According to Provisions in the Notice on Adjusting the Value Added Tax Rates, or the Notice, issued by the State Administration of Taxation and the Ministry of Finance, where taxpayers make VAT taxable sales or import goods, the applicable tax rates shall be adjusted from 17% to 16% and from 11% to 10%, respectively. The Notice took effect on May 1, 2018, and the adjusted VAT rates took effect at the same time. Pursuant to the Notice of the Ministry of Finance, the State Administration of Taxation and the General Administration of Customs of the PRC on Relevant Policies for Deepening the Value-Added Tax Reform, which was promulgated on March 20, 2019 and became effective on April 1, 2019, the tax rate of 16% applicable to the VAT taxable sale or import of goods by a general VAT taxpayer shall be adjusted to 13%, and the tax rate of 10% applicable thereto shall be adjusted to 9%.

In November 2011, the Ministry of Finance and the State Administration of Taxation promulgated the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax, or the Pilot Plan. The Notice of the Ministry of Finance and the State Administration of Taxation on Implementing the Pilot Plan of Replacing Business Tax with Value-Added Tax in an All-round Manner, issued on March 23, 2016, took effect on May 1, 2016. Pursuant to the Pilot Plan and the subsequent Notice, VAT at a rate of 6% is applied nationwide to revenue generated from the provision of certain modern services in lieu of the prior Business Tax.

Other National and Sub-National Level Laws and Regulations in China

Beyond those laws and regulations we consider material to our business, we are subject to other regulations and laws administered by governmental authorities at the national, provincial and city levels, some of which are, or may be, applicable to our business. Our hospital customers are also subject to a wide variety of laws and regulations that could affect the nature and scope of their relationships with us.

Laws regulating the conduct of business in our industry cover a broad array of subjects. We must comply with numerous additional state and local laws relating to matters such as safe working conditions, environmental protection and fire hazard control, which affect all companies doing business in China. We believe we are currently in compliance with these laws and regulations in all material respects. We may be required to incur significant costs to comply with these laws and regulations in the future. Unanticipated changes in existing regulatory requirements or adoption of new requirements could have a material adverse effect on our business, financial condition and results of operations.

Property, Plant and Equipment

We are headquartered and our executive offices are located at Room 611, 6th Floor, BeiKong Technology Building, No. 10 Baifuquan Road, Changping District, Beijing 102200, People’s Republic of China. The following is a description of our properties, which we lease from third- parties:

Use	Address	Rental Term Expiration	Space
Principal Executive Office	Lianluo Smart Limited Room 611, 6th Floor, BeiKong Technology Building, No. 10 Baifuquan Road, Changping District, Beijing 102200, China	November 30, 2020	1,172 square feet
Storage Facility	Lianluo Connection Room 10, Negative Level 1, BeiKong Technology Building, No. 10 Baifuquan Road, Changping District, Beijing, China	December 16, 2020	323 square feet
Offices	Lianluo Connection Rooms 611, 612, 618, 619, 6th Floor, BeiKong Technology Building, No. 10 Baifuquan Road, Changping District, Beijing, China	November 30, 2020	4,689 square feet
Storage Facility	Beijing Dehaier 2th Floor, Building 2 East, No. 28 Zhenxing Road, Changping District, Beijing, China	November 19, 2020	6,148 square feet

At our offices, material tangible assets consist of general office equipment as well as equipment used in research & development. We believe that our current facilities are adequate to meet our ongoing needs and that, and we will be able to obtain additional facilities on commercially reasonable terms, if additional space is required.

Legal Proceedings

We may be subject to legal proceedings, investigations and claims incidental to the conduct of our business from time to time. No pending or known to be contemplated legal or arbitration proceedings, including any relating to bankruptcy, receivership or similar proceedings or involving any third party, have or are anticipated to have a significant effect on our financial position or profitability. None of the directors or members of senior management of our Company or any of its subsidiaries is engaged in any proceeding materially adverse to our Company or any of its subsidiaries.

On January 24, 2019, Shenzhen JustDo Display Technology Co., Ltd. (“JustDo”) initiated an arbitration proceeding against Beijing Dehaier Medical Technology Company Limited (“Beijing Dehaier”), claiming that Beijing Dehaier breached a purchase contract with it by defaulting on payment for goods in 2018. On February 21, 2019, Beijing Dehaier submitted an answer to complaint, claiming that JustDo’s delay in delivery of goods constituted a breach of the purchase agreement, and the amount of purchase price payable to JustDo shall be determined according to the quantity of goods actually received by Beijing Dehaier. On May 10, 2019, the parties reached a settlement agreement as administered by Beijing Arbitration Commission under which Beijing Dehaier paid JustDo RMB342,000 (approximately $49,829) for delivered goods and RMB21,702 (approximately $3,162) to reimburse JustDo’s attorney’s fees and arbitration fees. The amount due to JustDo under the settlement agreement was paid off on August 2, 2019.

In 2019, Beijing Dehaier and Lianluo Connection terminated employment of over 40 employees due to business restructuring. As of December 31, 2019, 34 of these laid-off employees filed complaints with Beijing Changping District Employment Dispute Arbitration Commission and/or Beijing Shijingshan District Employment Dispute Arbitration Commission, claiming that Beijing Dehaier and Lianluo Connection failed to pay them, among others, certain salaries, overtime fees and compensations. As of December 31, 2019, the Arbitration Commissions issued arbitral awards with respect to 30 of the 34 employees; Beijing Dehaier and Lianluo Connection had paid off 23 of the 30 employees who had applied for enforcement of the arbitral awards and intend to pay additional seven employees an aggregate of approximately RMB 310,000 (approximately $44,529) according to entered arbitral awards. As regards the total expenses pertaining to this lay-off, the Company recorded liabilities of RMB2.78 million (approximately $399,322) in employment termination compensations and RMB350,000 (approximately $50,274) in unpaid salaries in 2019, of which the Company had paid off RMB2.12 million (approximately $304,519).

On May 9, 2019, Tianjin Wuqing Bohai Printing Co., Ltd. (“Wuqing Bohai”) filed an arbitration application with Beijing Arbitration Commission against Beijing Dehaier, claiming that Beijing Dehaier failed to pay for goods in accordance with purchase contracts entered into with Wuqing Bohai in 2017 and 2018 and requested Beijing Dehaier to pay Wuqing Bohai an amount of RMB119,770 (approximately $17,450), plus RMB10,000 (approximately $1,457) to cover the expenses of keeping goods that Beijing Dehaier failed to accept. On June 5, 2019, Beijing Dehaier submitted an answer to compliant, noting that it had not received some of the goods under the contracts and Wuqing Bohai failed to provide invoices for some of the goods allegedly received by Beijing Dehaier. Beijing Dehaier submitted that it should only be responsible for the purchase value of RMB48,450 (approximately $7,059). On March 6, 2020, the Beijing Arbitration Commission entered an award, ordering that Beijing Dehaier pay Wuqing Bohai the disputed amount of RMB119,770 and an arbitration fee of RMB10,443.1 (approximately $1,500) by March 24, 2020 and dismissed other claims of Wuqing Bohai.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information regarding our directors and senior management, as well as employees upon whose work we are dependent, as of the date of this prospectus.

NAME	AGE	POSITION
Zhitao He	38	Chairman of the Board
Ping Chen	57	Director and Chief Executive Officer
Yingmei Yang	50	Interim Chief Financial Officer
Xiaogang Tong(1)	42	Independent Director
Richard Zhiqiang Chang(2)	57	Independent Director
Bin Pan(3)	47	Independent Director

(1)	Chair of the audit committee.
(2)	Chair of the compensation committee.
(3)	Chair of the nominating committee.

Mr. Zhitao He. Mr. He has served as the Company chairman and director since October 2016. Mr. Zhitao He is also the Chairman of the Board of Lianluo Interactive, a China-listed company and a major shareholder of the Company. Mr. Zhitao He successfully led Lianluo Interactive to list on China’s A share market (ticker: 002280). Mr. Zhitao He was named one of the “10 Top Entrepreneurs of Post-1980s” by Hurun Report and “Top Ten Entrepreneurial Leader of Listed Companies” by Securities Times. In the past two years, under his leadership, Lianluo Interactive has moved into the field of smart hardware, including the purchase of American electronics online retailer Newegg(http://www.newegg.com), investments in American virtual reality (“VR”) device manufacturer Avegant(www.avegant.com) and hardware corporation Razer(http://www.razerzone.com), and promotion of the world’s biggest VR Operating System OSVR in China together with Razer. This investment plan has allowed Lianluo Interactive to become a closed loop of “Software and Hardware + Platform + Channels”. Mr. He received his master’s degree from Beijing University of Posts and Telecommunications. Mr. He founded Lianluo Interactive in 2007 which was known as Beijing Digital Grid Technology Co. The Board believes that Mr. He’s vision, leadership and extensive knowledge of the industry is essential to the development of the Company.

Mr. Ping Chen. Mr. Chen has served as a director of our Company since 2003 and our Chief Executive Officer since 2000. Prior to his service as our Chief Executive Officer, from 1993 to 2000, Mr. Chen served as the CEO of Beijing Chengcheng Medical Electronic Equipment Co. Prior to 1993, Mr. Chen served as an engineer at the No. 2 Academy, Ministry of Aeronautics and Astronautics from 1987 to 1991 and moved up to the Head of the Civilian Products Division there from 1991 to 1993. Mr. Chen founded BTL in 2001 and has served as CEO since that time. Mr. Chen received his bachelor’s degree in 1984 from the National University of Defense Technology and his master’s degree in 1987 from the Ministry of Aeronautics and Astronautics. Mr. Chen has been elected as a director because he is our CEO, the leader of our Company and a key experienced member of management.

Ms. Yingmei Yang. Ms. Yang has served as our interim Chief Financial Officer since March 15, 2018. Ms. Yang has served as the Vice President of Hangzhou Lianluo Interactive Information Technology Co., Ltd. (“Lianluo Interactive”), a major shareholder of the Company since February 2018. From January, 2015 to February, 2018, Ms. Yang has served as Chief Financial Officer and Vice President of Lianluo Interactive. From February, 2013 to January, 2015, Ms. Yang was the Chief Financial Officer and Secretary of Board of Beijing Digit Horizon Technology Limited, the predecessor of Lianluo Interactive.

Mr. Richard Zhiqiang Chang. Mr. Chang has served as our independent director since 2016. Mr. Richard Chang has been CEO of Beijing Zhineng Technology Co., Ltd. in Beijing China since October 2015. Prior to that position, he served as a Key Account Manager and Business VP at AREVA Inc. in Beijing, China from 2013 through October 2015 and Chief Representative and Regional VP at Ventyx Inc. in Atlanta, Georgia from July 2009 to July 2013. Mr. Chang earned a master’s degree in computer science in 1997 from the University of Texas as Dallas, a master’s degree in automation in 1990 from Shanghai Jiaotong University and a bachelor’s degree in automation in 1985 from the same school. The Board believes that Mr. Chang’s strong experience in business and management is important to the success of the Company.

Mr. Bin Pan. Mr. Pan has served as our independent director since October 2016. Mr. Bin Pan is the Chairman of Shanghai Hubo Investment Management Co., Ltd. He is also the independent director of Hangzhou Lianluo Interactive Information Technology Co. Ltd., Shanghai Yaoji Playing Card Co., Ltd, Shenzhen Prolto Supply Chain Management Co., Ltd and Shanghai Zhixin Electric Co., Ltd. Mr. Pan has been a partner in Shanghai Capital Law & Partners law firm since June 2004. He used to be the vice-president at the investment banking division of China Southern Securities Co., Ltd. from March 1997 to June 2004. Mr. Pan earned his master’s degree in International Economic Law from Shanghai University of International Business and Economics in 1997 and his bachelor’s degree in 1994 from Huazhong University of Science and Technology University. The Board believes that Mr. Pan’s strong experience in investment and legal areas is important to the Company.

Mr. Xiaogang Tong. Mr. Tong has been appointed by the Company’s Board of Directors to serve as an independent member of the Company’s Board of Directors to fill the vacant seat resulting from the resignation of Mingwei Zhang, and to serve on the Company’s Audit Committee since August 23, 2018. Mr. Tong has extensive knowledge and experience in accounting. From December 2014 till now, Mr. Tong served as Chief Financial Officer of Talant Optronics (Suzhou) Co., Ltd. From August 2008 to December 2014, Mr. Tong was a Partner in Zhong Xin Zi Cheng Financial Consulting Co., Ltd., providing financial consulting, financial due diligence, as well as financial analysis services to pre-IPO companies. From July 2001 to July 2008, Mr. Tong worked in Deloitte Touche Tohmatsu CPA Firm, serving as Auditing Manager (from July 2006 to July 2008) and Senior Auditor (from July 2001 to July 2006). Mr. Tong received a bachelor’s degree in Accounting from Capital University of Economics and Business. Mr. Tong is a Certified Public Accountant of China (CPA). Mr. Tong has been chosen as a director because of his financial experience.

Board of Directors Composition and Committees

Our board of directors currently consists of 5 directors. There are no family relationships between any of our executive officers and directors.

A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion. There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors unless so fixed by us in a general meeting.

The Board of Directors maintains a majority of independent directors who are deemed to be independent under the definition of independence provided by NASDAQ Stock Market Rule 4200(a)(15). Mr. Chang, Mr. Tong and Mr. Pan are our independent directors.

We do not have a lead independent director because we believe our independent directors are encouraged to freely voice their opinions on a relatively small company board. We believe this leadership structure is appropriate because we are a smaller reporting company.

Board Committees

Currently, three committees have been established under the board: the audit committee, the compensation committee and the nominating committee. The audit committee is responsible for overseeing the accounting and financial reporting processes of our company and audits of the financial statements of our company, including the appointment, compensation and oversight of the work of our independent auditors. The compensation committee of the board of directors reviews and makes recommendations to the board regarding our compensation policies for our officers and all forms of compensation, and also administers our incentive compensation plans and equity-based plans (but our board retains the authority to interpret those plans). The nominating committee of the board of directors is responsible for the assessment of the performance of the board, considering and making recommendations to the board with respect to the nominations or elections of directors and other governance issues. The nominating committee considers diversity of opinion and experience when nominating directors.

Duties of Directors

Under British Virgin Islands law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our amended and restated memorandum and articles of association. We have the right to seek damages if a duty owed by our directors is breached. The functions and powers of our board of directors include, among others:

●	appointing officers and determining the term of office of the officers;

●	authorizing the payment of donations to religious, charitable, public or other bodies, clubs, funds or associations as deemed advisable;

●	exercising the borrowing powers of the company and mortgaging the property of the company;

●	executing checks, promissory notes and other negotiable instruments on behalf of the company; and

●	maintaining or registering a register of mortgages, charges or other encumbrances of the company.

Limitation of Director and Officer Liability

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our amended and restated memorandum and articles of association, we may indemnify our directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the company and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors or officers under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities or commodities laws, any laws respecting financial institutions or insurance companies, any law or regulation prohibiting mail or wire fraud in connection with any business entity or been subject to any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization, except for matters that were dismissed without sanction or settlement.

There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

There are no family relationships among any of the persons named above, and there are no arrangements or understandings with major shareholders, customers, suppliers or others, pursuant to which any such person was selected as a director or member of senior management.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

The following table shows the annual compensation paid by us for the year ended December 31, 2019 to Ping Chen, our Chief Executive Officer, and Yingmei Yang, our Interim Chief Financial Officer.

Summary Executive Compensation Table
Name and Position	Salary	Bonus	Option Awards	All others	Total
Ping Chen,(1)(2)(3)(4) Chief Executive Officer	$27,765	-	-	-	$27,765
Yingmei Yang Interim Chief Financial Officer (since March 15, 2018)	-	-	-	-	-

(1)	On December 29, 2011, 150,000 share options were awarded to Mr. Chen, which vest over a period of five years. The expiration date of the options is December 29, 2021. The options’ exercise price is the market price of our shares on December 29, 2011, the date the options were granted. The grant date fair value of the options is $1.222 per underlying share. These options granted in 2011 are not reflected in the Summary Executive Compensation Table. As of the date of the prospectus, Mr. Chen holds 90,000 options issued and outstanding under this grant.

(2)	On October 7, 2013, 94,000 share options were awarded to Mr. Chen, which vest over a period of five years. The expiration date of the options is October 7, 2023. The options’ exercise price is the market price of our shares on October 7, 2013, the date the options were granted. The grant date fair value of the options was $2.23 per underlying share. These options granted in 2013 are not reflected in the Summary Executive Compensation Table. As of the date of the prospectus, Mr. Chen holds 94,000 options issued and outstanding under this grant.

(3)	On August 20, 2014, 131,000 share options were awarded to Mr. Chen, which vest over a period of five years. The expiration date of the options is August 20, 2024. The options’ exercise price is the market price of our shares on August 20, 2014, the date the options were granted. The grant date fair value of the options was $5.15 per underlying share. These options granted in 2014 are not reflected in the Summary Executive Compensation Table. As of the date of the prospectus, Mr. Chen holds 131,000 options issued and outstanding under this grant.

(4)	On March 21, 2016, 210,867 share options were awarded to Mr. Chen, which vest over a period of two years. The expiration date of the options is March 21, 2026. The options’ exercise price is the market price of our shares on March 21, 2016, the date the options were granted. The grant date fair value of the options was $1.88 per underlying share and is not reflected in the Summary Executive Compensation Table. As of the date of the prospectus, Mr. Chen holds 210,867 options issued and outstanding under this grant.

Director Compensation

We do not separately set aside any amounts for pensions, retirement or other benefits for our executive officers, other than pursuant to relevant statutory requirements. Employee directors do not receive any compensation for their services as directors. Non-employee directors are entitled to receive payment for serving as directors and may receive option grants from our company. As of the date of the prospectus, we have not paid the $20,000 cash compensation to our non-employee directors that has accrued for fiscal 2019.

Stock Option Grants and Exercises

Under our employee stock option plans, our stock options generally expire after ten years from the date of grant.

In 2009, in connection with our initial public offering, we established a pool for share options for our employees (the “2009 Share Incentive Plan”). This pool contains options to purchase up to 450,000 of our common shares. The options will vest at a rate of 20% per year for five years and have an exercise price of the market price of our shares on the date the options are granted. We issued all 450,000 options pursuant to our 2009 Share Incentive Plan on December 29, 2011 at an exercise price of $1.45 per share, which vest over five years until December 28, 2016 and will expire on December 29, 2021. As of October 7, 2013, 1,000 options issued under this plan had been exercised for common shares, and the Board of the Company decided to grant Mr. Ping Chen 94,000 options recovered from former employees who received options under this plan and thereafter left the Company. These 94,000 options were awarded to Mr. Chen on October 7, 2013, at an exercise price of $2.30 per share, which vest over five years until October 6, 2018 and will expire on October 7, 2023. As of the date of this prospectus, there are an aggregate of 199,000 options issued and outstanding under this 2009 Share Incentive Plan.

In 2013, we established our 2013 Share Incentive Plan. This pool allows us to issue options, common shares and other securities exercisable or convertible into, in the aggregate, 462,000 of our common shares. We issued 131,000 options pursuant to our 2013 Share Incentive Plan on August 20, 2014 at an exercise price of $5.31 per share which vest over five years until August 19, 2019. As of the date of this prospectus, there are 131,000 options issued and outstanding under this plan which will expire on August 20, 2024.

On July 28, 2014, the shareholders of the Company approved the “2014 Share Incentive Plan” which provides that the maximum number of shares authorized for issuance under this plan shall not exceed ten percent of the number of issued and outstanding shares of company stock as of December 31 of the immediately preceding fiscal year, and an additional number of shares may be added automatically annually to the shares issuable under the Plan on and after January 1 of each year, from January 1, 2015 through January 1, 2024. The “2014 Share Incentive Plan” shall terminate on the tenth anniversary of its effective date of July 28, 2014.

Accordingly, our share incentive plan for fiscal 2014 allows us to issue options, common shares and other securities exercisable or convertible into, in the aggregate, 466,800 of our common shares. We issued 349,000 options under this share option pool on August 7, 2015, at an exercise price of $1.64 per share, which vest over two years until August 6, 2017. As of the date of this prospectus, there are 119,000 options issued and outstanding under this plan which will expire on August 7, 2025.

In 2015, our 2014 Share Incentive Plan (2015 Tranche) allows us to issue options, common shares and other securities exercisable or convertible into, in the aggregate, 580,867 of our common shares. We issued 580,867 options pursuant to our 2015 Tranche on March 21, 2016 at an exercise price of $1.88 per share which vest over two years until March 20, 2018. As of the date of this prospectus, there are 345,867 options issued and outstanding under this plan which will expire on March 21, 2026.

On June 8, 2017, we held the Annual General Meeting to approve the Company’s amended and restated Memorandum and Articles of Association in order that the Company’s authorized share capital be re-classified and re-designated into 50,000,000 Common Shares of par value of US$0.002731 each, of which 37,888,889 would be designated as Class A Common Shares of par value of US$0.002731 each (the “Class A Common Shares”) and 12,111,111 be designated as Class B Common Shares of par value of US$0.002731 each (the “Class B Common Shares”). After this recapitalization event, shares issuable under the “2014 Share Incentive Plan,” either directly or upon exercise of options issued under this Plan, are limited to Class A Common Shares.

On January 12, 2018, the Company registered on Form S-8 1,150,391 shares representing Class A Common Shares issuable pursuant to the 2014 Share Incentive Plan (2018 Tranche), either directly or upon exercise of options issued under the 2018 Tranche. We did not issue options under this Tranche.

Employees

As of December 31, 2019, we had approximately 27 full-time employees. The following table illustrates the allocation of these employees among the various job functions conducted at our company.

Department	Number of Employees
Mid and high level Manager	14
Sales, Marketing and General management	8
R&D	1
Regulation & Compliance	1
Procurement and Technical Clinical Service	3
TOTAL	27

In 2019, Beijing Dehaier and Lianluo Connection terminated employment of over 40 employees due to business restructuring. As of December 31, 2019, 34 of these laid-off employees filed complaints with Beijing Changping District Employment Dispute Arbitration Commission and/or Beijing Shijingshan District Employment Dispute Arbitration Commission, claiming that Beijing Dehaier and Lianluo Connection failed to pay them, among others, certain salaries, overtime fees and compensations. The Arbitration Commissions had issued arbitral awards with respect to 30 of the 34 employees. Beijing Dehaier and Lianluo Connection had paid off 23 of the 30 employees who have applied for enforcement of the arbitral awards and intend to pay additional seven employees an aggregate of approximately RMB 310,000 (approximately $44,529) according to entered arbitral awards. As regards the total expenses pertaining to this lay-off, the Company recorded liabilities of RMB2.78 million (approximately $399,322) in employment termination compensations and RMB350,000 (approximately $50,274) in unpaid salaries in 2019, of which the Company had paid off RMB2.12 million (approximately $304,519) as of December 31, 2019.

Limitation on Liability and Other Indemnification Matters

The BVI Companies Law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association permit indemnification of officers and directors for actions, proceedings, claims, losses, damages, costs, liabilities and expenses (“Indemnified Losses”) incurred in their capacities as such unless such Indemnified Losses arise from dishonesty of such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our Class A Common Shares and Class B Common Shares as of March 20, 2020 by each of our directors and named executive officers, all directors and named executive officers as a group, and each person who is known by us to beneficially own 5% or more of our outstanding Class A Common Shares and Class B Common Shares, respectively. The number and percentage of Class A Common Shares and Class B Common Shares beneficially owned are based on 17,685,475 Class A Common Shares outstanding and 11,111,111 Class B Common Shares outstanding as of March 20, 2020. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of 5% or more of our Class A Common Shares and Class B Common Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of common shares beneficially owned by a person listed below and the percentage ownership of such person, Class A Common Shares or Class B Common Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of March 20, 2020 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all common shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in the care of the Company, Room 611, 6th Floor, BeiKong Technology Building, No. 10 Baifuquan Road, Changping District, Beijing 102200, People’s Republic of China. Our Chief Executive Officer, Mr. Ping Chen, increased his ownership of Class A Common Shares in the company by way of incentive grants of stock and options. In 2016, we sold 11,111,111 Class B Common Shares to Hangzhou Lianluo Interactive Information Technology Co., Ltd., or Hangzhou Lianluo, which has special voting rights. See “Risk Factors—Risks Relating to Our Shares—Our dual class structure concentrates a majority of voting power in our majority shareholder, Hangzhou Lianluo, which is the sole holder of our Class B Common Shares.

		Amount and Nature of Beneficial Ownership(1)
Name and Address of Beneficial Owner	Office, If Any	Class A Common Shares		Class B Common Shares		Percent of Class(2)	Percent of Aggregate Voting Power(9)

Ping Chen	Director and Chief Executive Officer	2,139,409	(3)	-		11.75%	1.25%
Zhitao He	Director, Chairman of the Board	471,500	(4)	12,111,111	(8)	2.67% (Class A Common Shares) 100% (Class B Common Shares)	86.64%
All officers and directors as a group		2,610,909		12,111,111		14.41% (Class A Common Shares) 100% (Class B Common Shares)	87.89%

5% Beneficial Owners
Anson Investments Master Fund LP(5)		3,925,000		-		4.99%	*
Intracoastal Capital, LLC(6)		3,140,000		-		9.99%	*
Sabby Volatility arrant Master Fund, Ltd.(7)		3,925,000		-		4.99%	*
Hangzhou Lianluo Interactive Technology Co., Ltd.(8)		-		12,111,111		100%	86.27%

*	Less than 1%

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)	As of March 20, 2020, a total of 17,685,475 Class A Common Shares are issued and outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any securities that are exercisable or convertible within 60 days have been included in the numerator and denominator for that person alone. Under the terms of the warrants covered by this prospectus, a selling shareholder may not exercise the warrants to the extent that such selling shareholder, together with its affiliates, would beneficially own, after such exercise, more than 4.99% of the Class A Common Shares then outstanding (in the case of Intracoastal Capital, LLC, 9.99%), subject to the right of the selling shareholder to increase or decrease such beneficial ownership limitation upon notice to the Company, provided that such limitation cannot exceed 9.99%, and that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered. See the section captioned “Selling Shareholders” below.

(3)	Ping Chen, our Chief Executive Officer and a director, has the sole power to direct the voting and disposition of 1,613,542 shares held under his name. In addition, Mr. Chen holds 525,867 shares underlying options, which are vested within 60 days hereof.

(4)	Represents 471,500 shares owned by Hyperfinite Galaxy Holding Limited. Hyperfinite Galaxy Holding Limited is controlled by Zhitao He.

(5)	Based on a Selling Stockholder Questionnaire dated March 5, 2020. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over 3,925,000 Class A Common Shares issuable upon exercise of the warrants held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein. The principal business address of Anson is 190 Elgin Ave; George Town, Grand Cayman.

(6)	Based on a Selling Stockholder Questionnaire dated March 6, 2020. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital, LLC (“Intracoastal”), have shared voting control and investment discretion over 3,140,000 Class A Common Shares issuable upon exercise of the warrants held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. The business address of this entity is 2211A Lakeside Drive, Bannockburn, IL 60015.

(7)	Based on a Selling Stockholder Questionnaire dated March 9, 2020. Hal Mintz has voting and dispositive power over 3,925,000 Class A Common Shares issuable upon exercise of the warrants held by Sabby Volatility Warrant Master Fund, Ltd. The business address of this entity is c/o Sabby Management, LLC, 10 Mountainview Road, Suite 205, Upper Saddle River, NJ 07458.

(8)	Mr. Zhitao He, our Chairman of the Board, is also the Chairman and Chief Executive Officer of Hangzhou Lianluo. This number also includes 1,000,000 Class B Common Shares underlying warrants that are exercisable within 60 days hereof.

(9)	For each person and group included in this column, percentage of voting power is calculated by dividing the voting power owned by such person or group by the voting power of all of Class A and Class B Common Shares as a single class. Holders of Class A Common Shares are entitled to one vote per share, and holders of Class B Common Shares are entitled to ten votes per share. Each Class B Common Share is convertible at any time by the holder into one (1) Class A Common Share.

TRANSACTIONS WITH RELATED PERSONS

The following discussion is a brief summary of certain material arrangements, agreements and transactions we have had with related parties since January 1, 2017, other than the compensation arrangements we describe in “Compensation of Executive Officers and Directors.” We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

●	The Company entered into a credit facility agreement with Hangzhou Lianluo on December 21, 2018, which allows the Company to borrow up to RMB7.15 million (approximately $1.03 million) for a term of twelve months, at an annual interest rate of 8%. As of December 31, 2019, the Company has borrowed RMB3.07 million (approximately $445,150) from Hangzhou Lianluo under this credit facility.

●	The Company entered into a separate loan agreement with Hangzhou Lianluo on May 10, 2019, under which the Company borrowed RMB3.43 million (approximately $497,350) from Hangzhou Lianluo, with a term of seven months, at a fixed annual interest rate of 8%. On May 16, 2019, the Company pledged 652,174 shares of common stock of Guardion Health Sciences, Inc. to Hangzhou Lianluo for this loan.

●	During the years ended December 31, 2019, 2018 and 2017, the Company purchased inventory of $0, $204 and $3,760 from Hangzhou Lianluo, respectively.

●

On February 3 and April 18, 2019, DGHKT, one of Hangzhou Lianluo’s subsidiaries, borrowed from the Company loans of principal amounts of $60,000 and $25,000 for a term of 12 months with a fixed annual interest rate of 3.5%. As of December 31, 2019, DGHKT had not repaid any in principal or accrued interest.

●	On May 20, 2019 the Company borrowed $90,000 from DGHKT for a term of 12 months with a fixed annual interest rate of 3.5%. As of December 31, 2019, the Company repaid $0 in principal and $0 in accrued interest.

●	Effective July 1, 2018, the Company leased office premises from Hangzhou Lianluo for a term of one year, with an annual rent of RMB580,788 (approximately $84,447). As of December 31, 2019, the lease had ended, and the Company has made all rental payments due to Hangzhou Lianluo under this lease.

●	In 2017 and 2018, the Company obtained a series of loans from Hangzhou Lianluo, amounting to approximately RMB34.34 million in principal and RMB1.23 million in accrued interest. On June 13, 2018, the Company entered into a $6 million loan agreement with DGHKT for a term of 12 months and with a fixed annual interest rate of 3.5%. In the fiscal year 2018, DGHKT repaid the loan principal of $549,192 and accrued interest of $161,384 with a remaining loan balance of RMB35.6 million (approximately $5.2 million) (including accrued interest). Pursuant to an agreement dated December 27, 2018, we, DGHKT and Hangzhou Lianluo agreed that the outstanding amount owed by DGHKT to us of RMB35.6 million be repaid by Hangzhou Lianluo on behalf of DGHKT. This repayment is agreed to be settled in the form of offset against the amount owed by us to Hangzhou Lianluo of RMB35.6 million. As a result, we did not owe or were owed by Hangzhou Lianluo or DGHKT any amount as of December 31, 2018.

●	On June 13, 2017, the Company entered into a $3 million loan agreement with DGHKT, for a term of six months, with a fixed annual interest rate of 3.5%. Before December 31, 2017, the Company received repayment of the loan and accrued interest of $52,932 from DGHKT.

See also “Compensation of Executive Officers and Directors--Executive Compensation.”

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

SELLING SHAREHOLDERS

The Selling Shareholders may from time to time offer and sell any or all of the Resale Shares set forth below pursuant to this prospectus. When we refer to “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors, and others who later come to hold any of the Selling Shareholders’ interests in the Resale Shares other than through a public sale.

The Selling Shareholders acquired the warrants pursuant to which the Resale Shares offered hereby are issuable as described in “Prospectus Summary – Background of the Offering” above.

We have registered the resale of the Resale Shares included in this prospectus in order to permit such Selling Shareholders to offer the Resale Shares for resale from time to time. In accordance with the Securities Purchase Agreements, this prospectus covers the resale of the maximum number of Class A Common Shares issuable upon exercise of the warrants held by the Selling Shareholders. Because the Class A Common Shares issuable upon the exercise of our warrants are subject to adjustments under certain circumstances and permit, in certain circumstances, “cashless” exercise, the number of shares that will actually be issuable upon any exercise thereof may be different from the number of shares being offered by this prospectus. See the disclosures under “Description of Securities – Warrants” elsewhere in this prospectus.

The following table sets forth, as of the date of this prospectus:

●	the names of the Selling Shareholders;

●	the number of our Class A Common Shares that the Selling Shareholders beneficially owned prior to the Offering under this prospectus;

●	the maximum number of our Class A Common Shares that may be offered for resale for the account of the Selling Shareholders under this prospectus; and

●	the number and percentage of our Class A Common Shares to be beneficially owned by the Selling Shareholders after the Offering (assuming all of the Resale Shares are sold by the Selling Shareholders), which percentage is based on 17,685,475 Class A Common Shares outstanding as of the date hereof.

None of the Selling Shareholders is a broker dealer or an affiliate of a broker dealer. None of the Selling Shareholders has any agreement or understanding to distribute any of the Shares being registered.

Each Selling Shareholder may offer for sale all or part of the Resale Shares from time to time. A Selling Shareholder is under no obligation, however, to sell any of the Resale Shares pursuant to this prospectus.

Name of Selling Shareholder	Class A Common Shares Beneficially Owned Prior to Offering(1)	Percentage Ownership Prior to Offering(2)	Maximum Number of Class A Common Shares (Underlying Warrants) to be Sold(6)	Number of Class A Common Shares Owned After Offering(7)	Percentage Ownership of After Offering
Anson Investments Master Fund LP(3)	3,925,000	4.99%	3,925,000	0	*
Intracoastal Capital, LLC(4)	3,140,000	9.99%	3,140,000	0	*
Sabby Volatility Warrant Master Fund, Ltd.(5)	3,925,000	4.99%	3,925,000	0	*

*	Less than 1%

(1)	Includes all Class A Common Shares held outright and Resale Shares underlying all warrants, whether or not registered hereby, and whether or not they may be exercised due to beneficial ownership limitations on exercise discussed in footnote 2 below.

(2)	Based on 17,685,475 Class A Common Shares outstanding as of March 20, 2020. Under the terms of the warrants covered by this prospectus, a Selling Shareholder may not exercise the warrants to the extent that such selling shareholder, together with its affiliates, would beneficially own, after such exercise, more than 4.99% of the Class A Common Shares then outstanding (in the case of Intracoastal Capital, LLC, 9.99%), subject to the right of the Selling Shareholder to increase or decrease such beneficial ownership limitation upon notice to the Company, provided that such limitation cannot exceed 9.99%, and that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered. Aa result, the Class A Common Shares that would be received upon the exercise of the warrants, if such exercise would result in the holder owning greater than the above beneficial ownership limitations, are not included for purposes of calculating these percentages.

(3)	Based on a Selling Stockholder Questionnaire dated March 5, 2020. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over 3,925,000 Class A Common Shares issuable upon exercise of the warrants held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaims beneficial ownership of these shares except to the extent of their pecuniary interest therein. The principal business address of Anson is 190 Elgin Ave; George Town, Grand Cayman.

(4)	Based on a Selling Stockholder Questionnaire dated March 6, 2020. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital, LLC (“Intracoastal”), have shared voting control and investment discretion over 3,140,000 Class A Common Shares issuable upon exercise of the warrants held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. The business address of this entity is 2211A Lakeside Drive, Bannockburn, IL 60015.

(5)	Based on a Selling Stockholder Questionnaire dated March 9, 2020. Hal Mintz has voting and dispositive power over 3,925,000 Class A Common Shares issuable upon exercise of the warrants held by Sabby Volatility Warrant Master Fund, Ltd. The business address of this entity is c/o Sabby Management, LLC, 10 Mountainview Road, Suite 205, Upper Saddle River, NJ 07458.

(6)	Represents the maximum number of Resale Shares that may be offered based on the assumption that all of the outstanding warrants held by the Selling Shareholders will be exercised for cash, irrespective of beneficial ownership limitations on exercise in footnote 2 above.

(7)	Represents the number of Resale Shares that will be beneficially owned, irrespective of limitations on exercise discussed in footnote 2 above, by each Selling Shareholder after this Offering. Each number is based on the assumption that (i) all of the Resale Shares will be sold following the exercise of the warrants covered by this prospectus, and (ii) no other Class A Common Shares will be sold or acquired by the Selling Shareholders before completion of this offering.

PLAN OF DISTRIBUTION

We are registering the Class A Common Shares underlying the warrants held by the Selling Shareholders covered by this prospectus to permit the resale of those securities from time to time after the date of this prospectus.

The Selling Shareholders, which as used herein includes the pledgees, donees, permitted transferees, assignees, successors, and others who later come to hold any of the Selling Shareholders’ interests in the Resale Shares other than through a public sale, may, from time to time, sell, transfer, or otherwise dispose of any or all of the Resale Shares or interests in such securities on any stock exchange, market, or trading facility on which the securities are traded, or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may use any one or more of the following methods when selling Resale Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	block trades in which the broker-dealer will attempt to sell the Class A Common Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that this registration statement is declared effective by the SEC;

●	In transactions through broker-dealers who may agree with the Selling Shareholders to sell a specified number of such Resale Shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell Resale Shares under Rule 144 under the Securities Act, if all of the applicable conditions in Rule 144 are satisfied at the time of the proposed sale, rather than under this prospectus.

In connection with the sale of the Resale Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Resale Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell the Resale Shares short and deliver these securities to close out their short positions, or loan or pledge the Resale Shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Resale Shares offered by this prospectus, which Resale Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act will be filed amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus and the pledgees or secured parties may offer and sell Resale Shares from time to time under the supplement or amendment to this prospectus.

The Selling Shareholders also may transfer the Resale Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Resale Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Resale Shares will be paid by the Selling Shareholder and/or the purchasers.

FINRA Rule 5110 requires FINRA member firms (unless an exemption applies) to satisfy the filing requirements of Rule 5110 in connection with the resale, on behalf of Selling Shareholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a Selling Shareholder intends to sell any of the Shares registered for resale in this prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

●	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

●	the complete details of how the Selling Shareholders’ Resale Shares are and will be held, including location of the particular accounts;

●	whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the Selling Shareholders, including details regarding any such transactions; and

●	in the event any of the securities offered by the Selling Shareholders are sold, transferred, assigned or hypothecated by any Selling Shareholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

If a Selling Shareholder uses this prospectus for any sale of the Resale Shares, it will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act). The Selling Shareholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Shareholders in connection with resales of their respective Resale Shares under this registration statement.

In order to comply with the securities laws of certain states, if applicable, the Shares of a Selling Shareholder may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such Shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

We are required to pay all fees and expenses incident to the registration of the Resale Shares, but the Company will not receive any proceeds from the sale of the Resale Shares. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our Class A Common Shares and activities of the Selling Shareholders.

We have advised the Selling Shareholders that, while they are engaged in a distribution of the Shares included in this prospectus, they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Shareholders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding, purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the Resale Shares offered by this prospectus.

We have agreed to keep this prospectus effective until all of the Resale Shares have been sold pursuant to this prospectus or Rule 144 or any other rule of similar effect.

DESCRIPTION OF SHARE CAPITAL

We are a British Virgin Islands exempted company with limited liability and our affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Law, the common law of the British Virgin Islands, our corporate governance documents and rules and regulations of the stock exchange on which our Class A Common Shares are traded.

Our authorized capital is $136,550, consisting of 50,000,000 shares, $0.002731 par value per share, of which 37,888,889 shares are designated as Class A Common Shares and 12,111,111 shares are designated as Class B Common Shares. The Board of Directors has the right, in its absolute discretion and without approval of the existing shareholders, to issue shares, grant rights over existing shares or issue other securities in one or more series as it deems necessary and appropriate and to determine designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the shares held by existing shareholders, at such times and on such other terms as it deems proper. No preferred shares have been issued.

As of the date of this prospectus, there are 17,685,475 of our Class A Common Shares issued and outstanding and 11,111,111 of our Class B Common Shares issued and outstanding. All shares are fully paid. We do not have any preferred shares outstanding.

Rights and Obligations of Shareholders

Each of Class A Common Shares and Class B Common Shares confers on its holder:

●	the right to vote;

●	the right to an equal share in any dividend paid by the Company in accordance with the BVI Business Companies Act, 2004 (as amended) (the “Act”); and

●	the right to an equal share in the distribution of the surplus of the Company.

Voting Rights. Holders of Class A Common Shares and Class B Common Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders. Each Class A Common Share is entitled to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Common Share is entitled to ten (10) votes on all matters subject to vote at general meetings of the Company.

Conversion. Each Class B Common Share is convertible into one (1) Class A Common Share at any time by the holder thereof. The right to convert is exercisable by the holder of Class B Common Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Common Shares into Class A Common Shares.

In addition, the number of Class B Common Shares held by a holder thereof will be automatically and immediately converted into an equal and corresponding number of Class A Common Shares upon any direct or indirect sale, transfer, assignment or disposition of such number of Class B Common Shares by the holder thereof or an affiliate of such holder or the direct or indirect transfer or assignment of the voting power attached to such number of Class B Common Shares through voting proxy or otherwise to any person or entity that is not an affiliate of such holder. The creation of any pledge, charge, encumbrance or other third party right of whatever description on any of Class B Common Shares to secure contractual or legal obligations is not deemed as a sale, transfer, assignment or disposition unless and until any such pledge, charge, encumbrance or other third-party right is enforced and results in the third party holding directly or indirectly beneficial ownership or voting power through voting proxy or otherwise to the related Class B Common Shares, in which case all the related Class B Common Shares will be automatically converted into the same number of Class A Common Shares.

All Class B Common shares will be automatically converted into the same number of Class A Common Shares as soon as the holder of Class B Common Shares beneficially owns less than 605,555 Class B Common Shares. Any conversion of Class B Common Shares into Class A Common Shares will be effected by means of the re-designation of each relevant Class B Common Share as a Class A Common Share. On the other hand, Class A Common Shares are not convertible into Class B Common Shares under any circumstances.

Other than the differences of voting rights and conversion rights as set out above, Class A Common Shares and Class B Common Shares rank pari passu and have the same rights, preferences, privileges and restrictions.

Dividends. The holders of shares are entitled to such dividends as may be declared by the directors of the Company at such time and of such an amount as the directors think fit if they are satisfied, on reasonable grounds, that immediately after the distribution, the value of Company assets exceeds the Company’s liabilities and the Company will be able to pay its debts as they fall due.

Pre-emptive rights. There are no pre-emptive rights applicable to the issue by the Company of new shares under either the Act or the Company’s memorandum and articles of association.

The Investor Warrants

As a result of the private placements that closed on February 14, 2020, February 25, 2020 ad March 2, 2020, we have investor warrants outstanding to purchase 10,990,000 of our Class A Common Shares. These 10,990,000 Class A Common Shares issuable upon the exercise of such warrants are being registered for resale pursuant to this prospectus. The features of these investor warrants are discussed below:

Exercise Price. The investor warrants issued on February 14, 2020, or the February 14th warrants, for the purchase of up to 2,590,000 Class A Common Shares have an exercise price of $0.6239 per share. Both of the investor warrants issued on February 25, 2020, or the February 25th warrants, for the purchase of up to 3,500,000 Class A Common Shares and the investor warrants issued on March 2, 2020, or the March 2nd warrants, for the purchase of up to 4,900,000 Class A Common Shares have an initial exercise price of $0.70 per share.

Exercisability. The investor warrants are exercisable for a period of five and one-half years commencing on February 14, 2020 and expiring on August 14, 2025, for the February 14th warrants, on February 25, 2020 and expiring on August 25, 2025, for the February 25th warrants, and on March 2, 2020 and expiring on September 2, 2025, for the March 2nd warrants. The investor warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of Class A Common Shares underlying the investor warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of Class A Common Shares purchased upon such exercise. If a registration statement registering the issuance of the Class A Common Shares underlying the investor warrants under the Securities Act is not effective or available, at any time after the six-month anniversary of the warrant issue date, the holder may, in its sole discretion, elect to exercise the investor warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of Class A Common Shares determined according to the formula set forth in the warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the investor warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our Class A Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. Any holder may increase or decrease such percentage, but in no event may such percentage be increased to more than 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the investor warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Class A Common Shares and also upon any distributions of assets, including cash, stock or other property to our shareholder. The investor warrants also contain full ratchet anti-dilution protection upon the issuance of any Class A Common Shares, securities convertible into Class A Common Shares or certain other issuances at a price below the then-existing exercise price of the investor warrants, with certain exceptions, and, with respect to the February 25th warrants, subject to the exercise price never being adjusted to a price less than $0.1701, and with respect to the March 2nd warrants, subject to the exercise price never being adjusted to a price less than $0.18, the “Floor Price.” The terms of the investor warrants, including these anti-dilution protections, may make it difficult for us to raise additional capital at prevailing market terms in the future.

Exchange Listing. There is no established trading market for the investor warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the investor warrants on any national securities exchange or other trading market.

Participation Rights. If at any time we grant, issue or sell any Class A Common Shares or Class A Common Share equivalents or rights, that is, the Purchase Rights, to purchase stock, warrants, securities or other property pro rata to the record holders of any Class A Common Shares, the holder of the investor warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, subject to the beneficial ownership limitations, the aggregate amount of securities which the holder of the investor warrants could have acquired if the Holder had held the number of Class A Common Shares acquirable upon complete exercise of the investor warrants.

Fundamental Transactions. If (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation of the Company with or into another person, (ii) we, directly or indirectly, effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of Class A Common Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Class A Common Shares, (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of the Class A Common Shares or any compulsory share exchange pursuant to which the Class A Common Shares are effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding Class A Common Shares (not including any Class A Common Shares held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination), each a “Fundamental Transaction,” then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the investor warrants with the same effect as if such successor entity had been named in the investor warrant itself. If holders of our Class A Common Shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder of investor warrants shall be given the same choice as to the consideration it receives upon any exercise of the investor warrants following such fundamental transaction. In addition, the successor entity, at the request of the holders of investor warrants, will be obligated to purchase any unexercised portion of the investor warrants in accordance with the terms of such warrants.

Dividends. If, at any time while the investor warrants are outstanding, we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of our Class A Common Shares, by way of return of capital or otherwise, then each holder of investor warrants shall be entitled to participate in such distribution, subject to the beneficial ownership limitations, to the same extent that the holder would have participated therein if the holder had held the number of Class A Common Shares acquirable upon complete exercise of the investor warrants immediately prior to the record date for such distribution.

Rights as a Shareholder. Except as otherwise provided in the investor warrants or by virtue of such holder’s ownership of our Class A Common Shares, the holder of investor warrants will not have the rights or privileges of a holder of our Class A Common Shares, including any voting rights, until the holder exercises the warrant.

Resale/Registration Rights. We are required within 45 days of the closing of the offering in which we issued the February 14th warrants to file a registration statement providing for the resale of the Class A Common Shares issued and issuable upon the exercise of such warrants. We are obligated under similar requirements with respect to the February 25th warrants and the March 2nd warrants. The registration statement in which this prospectus is included was filed to meet these registration requirements. We are required to use commercially reasonable efforts to cause this registration to become effective within 181 days of the closing of the offering in which we issued the February 14th warrants and to keep this registration statement effective at all times until no investor owns any investor warrants or shares issuable upon exercise thereof.

The Class B Warrants

On August 18, 2016, the Company closed the sale of warrants to purchase 1,000,000 of our Class B Common Shares to Hangzhou Lianluo pursuant to the terms of a certain securities purchase agreement. These warrants are exercisable at any time for an exercise price of $2.20 per share, with no expiration date.

Memorandum and Articles of Association

We are registered in the British Virgin Islands and have been assigned company number 553525 in the register of companies. Our registered office is at the offices of Offshore Incorporations Limited, of P. O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands. The objects for which the Company was established are unrestricted and the Company has full power and authority to carry out any object that is not prohibited under British Virgin Islands law as set forth in Paragraph 5 of our Amended and Restated Memorandum of Association.

Objects of the Company

Under our Amended and Restated Memorandum and Articles of Association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the British Virgin Islands.

Amendment

Section 12.1 of our Amended and Restated Memorandum and Articles of Association provides that the Company may amend the Memorandum or the Articles by Resolution of Shareholders or by Resolution of Directors, provided that no amendment may be made by Resolution of Directors: (a) to restrict the rights or powers of the Shareholders to amend the Memorandum or the Articles; (b) to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend the Memorandum or the Articles; (c) in circumstances where the Memorandum or the Articles cannot be amended by the Shareholders; and provided that the Directors may not amend certain sections of the Amended and Restated Memorandum and Articles of Association that would negatively affect existing stockholders.

Limitations on Right to Own Shares

British Virgin Islands law and our Memorandum and Articles of Association impose no limitations on the right of nonresident or foreign owners to hold or vote our securities. There are no provisions in the Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-Takeover Provisions

Some provisions of our Articles may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	limit the ability of shareholders to requisition and convene general meetings of shareholders. Our Memorandum and Articles of Association allow our shareholders holding shares representing in aggregate not less than thirty percent (30%) of our share capital as carries the right to vote to requisition a special meeting of shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.

However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Register of Members

The Company is required to keep a register of members containing (i) the names and addresses of the shareholders, (ii) the number of each class and series of shares held by each shareholder, (iii) the date on which the name of each shareholder was entered in the register of members, and (iv) the date on which any person ceased to be a shareholder. A share is deemed to be issued when the name of the shareholder is entered in the register of members and the entry of the name of a person in the register of members as a holder of a share is prima facie evidence that legal title in the share vests in that person.

Variation of Rights of Shareholders

If at any time the shares are divided into different classes, the rights attached to any class may only be varied, whether or not the Company is in liquidation, by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

Meetings

Any action required or permitted to be taken by the shareholders may be effected at a duly called annual or special meeting of the shareholders entitled to vote on such action. An action that may be taken by the shareholders at a meeting (other than the election of Directors or the amendment of the Memorandum or the Articles) may also be taken by a resolution of shareholders consented to in writing, without the need for any notice, but if any resolution of shareholders is adopted otherwise than by the unanimous written consent of all shareholders, a copy of such resolution shall forthwith be sent to all shareholders not consenting to such resolution. All meetings of shareholders (whether annual or special) will be held on such dates and at such places as may be fixed from time to time by the directors. The Company is not required to hold an annual general meeting in any calendar year. However, where so determined by the directors of the Company, an annual general meeting shall be held once in each calendar year at such date and time as may be determined by the directors of the Company.

At any meeting of shareholders, a quorum will be present if there are one or more shareholders present in person or by proxy representing not less than 50% of the issued shares entitled to vote on the resolutions to be considered at the meeting. The shareholders present at a duly called or held meeting of shareholders at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

A shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder. A shareholder will be deemed to be present at the meeting if he participates by telephone or other electronic means and all shareholders participating in the meeting are able to hear each other.

Transfer of Shares

Subject to the restrictions and conditions in the Company’s memorandum and articles of association, any shareholder may transfer all or any of his or her shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. The transfer of a share is effective when the name of the transferee is entered on the register of members of the Company.

Redemption of Shares

The Company may purchase, redeem or otherwise acquire any of its own shares for such consideration as the directors of the Company may determine if the directors are satisfied, on reasonable grounds, that immediately after the acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due. Shares that the Company purchases, redeems or otherwise acquires may be cancelled or held as treasury shares except to the extent that such shares are in excess of 50% of the issued shares in which case they shall be cancelled to the extent of such excess but they shall be available for reissue.

A copy of our Amended and Restated Memorandum and Articles of Association was furnished as Exhibit 99.2 to the Report of Foreign Private Issuer on Form 6-K filed with the SEC by the Company on February 24, 2020.

Material Contracts

As of the date of the prospectus, the Company owes Hangzhou Lianluo, the Company’s majority shareholder, an aggregate of RMB6.5 million (approximately $942,500) in loans:

●	The Company entered into a credit facility agreement with Hangzhou Lianluo on December 21, 2018, which allows the Company to borrow up to RMB7.15 million (approximately $1.03 million) for a term of twelve months, at an annual interest rate of 8%. As of the date hereof, the Company has borrowed RMB3.07 million (approximately $445,150) from Hangzhou Lianluo under this credit facility.

●	The Company entered into a separate loan agreement with Hangzhou Lianluo on May 10, 2019, under which the Company borrowed RMB3.43 million (approximately $497,350) from Hangzhou Lianluo, with a term of seven months, at a fixed annual interest rate of 8%. On May 16, 2019, the Company pledged 652,174 shares of common stock of Guardion Health Sciences, Inc. to Hangzhou Lianluo for this loan.

On October 18, 2019, Lianluo Connection entered into a lease agreement with Beijing BeiKong Technology Incubator Co., Ltd. to lease an area of 323 square feet, for a term of December 17, 2019 to December 16, 2020, at an annual rent of RMB7,665 (approximately $1,101) (excluding RMB7,665 of property management fee), due on October 18, 2019.

On October 18, 2019, Lianluo Connection entered into another lease agreement with Beijing BeiKong Technology Incubator Co., Ltd. to lease an area of 4,689 square feet, for a term of December 1, 2019 to November 30, 2020, at an annual rent of RMB254,420 (approximately $36,545), excluding RMB111,309 (approximately $15,989) of property management fee, due on October 18, 2019.

On October 20, 2019, Beijing Dehaier entered into a lease agreement to lease an area of 6,148 square feet in 2th Floor, Building 2 East, No. 28 Zhenxing Road, Changping District, Beijing, for a term of three years. During the period of October 20, 2019 to April 20, 2020, the monthly rent is RMB47,500 (approximately $6,823), due by the 20th day of each month.

Exchange Controls

BVI Exchange Controls

There are no material exchange controls restrictions on payment of dividends, interest or other payments to the holders of our Class A Common Shares or on the conduct of our operations in the BVI, where we were incorporated. There are no material BVI laws that impose any material exchange controls on us or that affect the payment of dividends, interest or other payments to nonresident holders of our Class A Common Shares.  BVI law and our Amended and Restated Memorandum and Articles of Association do not impose any material limitations on the right of non-residents or foreign owners to hold or vote our Class A Common Shares.

PRC Exchange Controls

For a discussion of PRC Exchange Controls, see “Our Business—Regulations on China Applicable to our Business - Regulation on Foreign Currency Exchange” above.

Taxation

The following is a general summary of certain material BVI, PRC and U.S. federal income tax considerations. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular shareholder or prospective shareholder. The discussion is based on laws and relevant interpretations thereof in effect as of the date hereof, all of which are subject to change or different interpretations, possibly with retroactive effect.

BVI Taxation

The BVI does not impose a withholding tax on dividends paid to holders of our Class A Common Shares, nor does the BVI levy any capital gains or income taxes on us. Further, a holder of our Class A Common Shares who is not a resident of the BVI is exempt from the BVI income tax on dividends paid with respect to the Class A Common Shares. Holders of Class A Common Shares are not subject to the BVI income tax on gains realized on the sale or disposition of the Class A Common Shares.

Our Class A Common Shares are not subject to transfer taxes, stamp duties or similar charges in the BVI. However, as a company incorporated under the BVI Act, we are required to pay the BVI government an annual license fee based on the number of shares we are authorized to issue.

There is no income tax treaty or convention currently in effect between the United States and the BVI.

PRC Taxation

We are a holding company incorporated in the BVI, which directly holds our equity interests in our PRC operating subsidiaries. The EIT Law and its implementation rules, both of which became effective as of January 1, 2008, as amended on February 24, 2017, provide that a PRC enterprise is subject to a standard income tax rate of 25% and China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiaries to its overseas parent, will normally be subject to PRC withholding tax at a rate of 10%, unless there are applicable treaties between the overseas parent’s jurisdiction of incorporation and China to reduce such rate.

The EIT Law also provides that enterprises organized under the laws of jurisdictions outside China with their “de facto management bodies” located within China may be considered PRC resident enterprises and therefore subject to PRC enterprise income tax at the rate of 25% on their worldwide income. Its implementation rules further define the term “de facto management body” as the management body that exercises substantial and overall management and control over the business, personnel, accounts and properties of an enterprise. While we do not currently consider our company or any of our overseas subsidiaries to be a PRC resident enterprise, there is a risk that the PRC tax authorities may deem our company or any of our overseas subsidiaries as a PRC resident enterprise since a substantial majority of the members of our management team as well as the management team of our overseas subsidiaries are located in China, in which case we or the overseas subsidiaries, as the case may be, would be subject to the PRC enterprise income tax at the rate of 25% on worldwide income. If the PRC tax authorities determine that our BVI holding company is a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. Under the EIT Law and its implementation regulations issued by the State Council, a 10% PRC withholding tax is applicable to dividends paid to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. In addition, any gain realized on the transfer of shares by such investors is also subject to PRC tax at a rate of 10%, if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our Class A Common Shares, and any gain realized from the transfer of our Class A Common Shares, may be treated as income derived from sources within the PRC and may as a result be subject to PRC taxation. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to individual investors who are non-PRC residents and any gain realized on the transfer of Class A Common Shares by such investors may be subject to PRC tax at a current rate of 20% (which in the case of dividends may be withheld at source). Any PRC tax liability may be reduced under applicable tax treaties or tax arrangements between China and other jurisdictions. If we or any of our subsidiaries established outside China are considered a PRC resident enterprise, it is unclear whether holders of our Class A Common Shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.

U.S. Federal Income Taxation

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Class A Common Shares. It does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s situation. The discussion applies only to holders that hold their Class A Common Shares as capital assets (generally property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code. This discussion is based on the Code, income tax regulations promulgated thereunder, judicial positions, published positions of the Internal Revenue Service, or the IRS, and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion is general in nature and is not exhaustive of all possible tax considerations, nor does the discussion address any state, local or foreign tax considerations or any U.S. tax considerations (e.g., estate or gift tax) other than U.S. federal income tax considerations, that may be applicable to particular holders.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of particular circumstances, nor does it address the U.S. federal income tax consequences to persons who are subject to special rules under U.S. federal income tax law, including:

(a)	banks, insurance companies or other financial institutions;

(b)	persons subject to the alternative minimum tax;

(c)	tax-exempt organizations;

(d)	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid United States federal income tax;

(e)	certain former citizens or long-term residents of the United States;

(f)	dealers in securities or currencies;

(g)	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(h)	persons that own, or are deemed to own, more than five percent of our capital stock;

(i)	holders who acquired our stock as compensation or pursuant to the exercise of a stock option; or

(j)	persons who hold our shares as a position in a hedging transaction, “straddle,” or other risk reduction transaction.

For purposes of this discussion, a U.S. holder is (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States (or treated as such under applicable U.S. tax laws), any State thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in effect under applicable law and regulations to be treated as a U.S. person for U.S. federal income tax purposes. A non-U.S. holder is a holder that is neither a U.S. holder nor a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

In the case of a partnership or entity classified as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partners of partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the merger or of the ownership and disposition of our Class A Common Shares.

U.S. Federal Income Tax Consequences for U.S. Holders

Distributions

We do not currently anticipate paying distributions on our Class A Common Shares. In the event that distributions are paid, however, the gross amount of such distributions will be included in the gross income of the U.S. holder as dividend income on the date of receipt to the extent that the distribution is paid out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such dividends will not generally be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations. Dividends received by non-corporate U.S. holders, including individuals, may be subject to reduced rates of taxation under current law. A U.S. holder may be eligible to claim a foreign tax credit with respect to any PRC withholding tax imposed on dividends paid by us. However, the foreign tax credit rules are complex, and U.S. holders should consult their own tax advisors with respect to any benefits they may be entitled to under the foreign tax credit rules.

To the extent that dividends paid on our Class A Common Shares exceed current and accumulated earnings and profits, the distributions will be treated first as a tax-free return of tax basis on our Class A Common Shares, and to the extent that the amount of the distribution exceeds tax basis, the excess will be treated as gain from the disposition of those Class A Common Shares.

Sale or Other Disposition

U.S. holders of our Class A Common Shares will recognize taxable gain or loss on any sale, exchange, or other taxable disposition of Class A Common Shares equal to the difference between the amounts realized for the Class A Common Shares and the U.S. holder’s tax basis in the Class A Common Shares. This gain or loss generally will be capital gain or loss. Under current law, non-corporate U.S. holders, including individuals, are eligible for reduced tax rates if the Class A Common Shares have been held for more than one year. The deductibility of capital losses is subject to limitations. A U.S. holder may be eligible to claim a foreign tax credit with respect to any PRC withholding tax imposed on gain from the sale or other disposition of Class A Common Shares. However, the foreign tax credit rules are complex, and U.S. holders should consult their own tax advisors with respect to any benefits they may be entitled to under the foreign tax credit rules.

Unearned Income Medicare Contribution

Certain U.S. holders who are individuals, trusts or estates are required to pay an additional 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of shares of stock. U.S. holders should consult their own advisors regarding the effect, if any, of this rule on their ownership and disposition of our Class A Common Shares.

U.S. Federal Income Tax Consequences for Non-U.S. Holders

Distributions

The rules applicable to non-U.S. holders for determining the extent to which distributions on our Class A Common Shares, if any, constitute dividends for U.S. federal income tax purposes are the same as for U.S. holders. See “–U.S. Federal Income Tax Consequences for U.S. Holders– Distributions.”

Dividends received by a non-U.S. holder that are effectively connected with such holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.) will be subject to U.S. federal income tax, net of certain deductions, at the rates applicable to U.S. persons. In addition, corporate non-U.S. holders may be subject to an additional branch profits tax equal to 30% or such lower rate as may be specified by an applicable tax treaty on dividends received that are effectively connected with the conduct of a trade or business in the United States.

Sale or Other Disposition

Except as described below for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty, any gain realized by a non-U.S. holder upon the sale or other disposition of our Class A Common Shares generally will not be subject to U.S. federal income tax unless:

●	the gain is effectively connected with the conduct of a trade or business in the United States by such non-U.S. holder, and, if an income tax treaty applies, is attributable to a permanent establishment maintained by such non-U.S. holder in the U.S.;

●	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

●	Lianluo Smart Limited is or has been a “U.S. real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period during which the holder has held our Class A Common Shares.

Non-U.S. holders whose gain is described in the first bullet point above will be subject to U.S. federal income tax on the gain derived from the sale, net of certain deductions, at the rates applicable to U.S. persons. Corporate non-U.S. holders whose gain is described in the first bullet point above may also be subject to the branch profits tax described above at a 30% rate or lower rate provided by an applicable income tax treaty. Individual non-U.S. holders described in the second bullet point above will be subject to a flat 30% U.S. federal income tax rate on the gain derived from the sale, which may be offset by U.S.-source capital losses, even though such non-U.S. holders are not considered to be residents of the United States.

A corporation will be a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50 percent of the aggregate of its real property interests (U.S. and non-U.S.) and its assets used or held for use in a trade or business. Because we do not currently own significant U.S. real property, we believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Class A Common Shares are regularly traded on an established securities market, such Class A Common Shares will be treated as U.S. real property interests only if a non-U.S. holder actually or constructively holds more than 5% of such regularly traded Class A Common Shares at any time during the applicable period that is specified in the Code.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (generally referred to as “FATCA”), when applicable, will impose a U.S. federal withholding tax of 30% on payments of dividends on, and gross proceeds from dispositions of, our Class A Common Shares that are held through “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of certain interests in or accounts with those entities) have been satisfied or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. U.S. Holders should consult their tax advisers regarding the effect, if any, of the FATCA provisions on their particular circumstances.

Information Reporting and Backup Withholding

Payments of proceeds on the disposition of stock made to a holder of our Class A Common Shares may be subject to information reporting and backup withholding at a current rate of 24% unless such holder provides a correct taxpayer identification number on IRS Form W-9 (or other appropriate withholding form) or establishes an exemption from backup withholding, for example by properly certifying the holder’s non-U.S. status on a Form W-8BEN, Form W-8BEN-E or another appropriate version of IRS Form W-8.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

EXPENSES OF THIS OFFERING

Set forth below is an itemization of our total expenses, which are expected to be incurred in connection with the offer and sale of the Class A Common Shares by us. With the exception of the SEC registration fee, all amounts are estimates.

Securities and Exchange Commission registration fee	$972.97
Legal fees and expenses	$9,600.00
Accounting fees and expenses	$10,000.00
Miscellaneous	$2,125.00
Total	$22,697.97

LEGAL MATTERS

The validity of the Class A Common Shares being offered by this prospectus and other legal matters concerning the Resale Shares relating to British Virgin Islands law will be passed upon for us by Conyers Dill & Pearman.

EXPERTS

The financial statements of the Company included in this prospectus as of and for the years ended December 31, 2018, 2017 and 2016 have been included in reliance on the report of Centurion ZD CPA & Co., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands as an exempted company with limited liability. We changed our domicile to the British Virgin Islands because of certain benefits associated with being a British Virgin Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands have a less developed body of securities laws that provides significantly less protection to investors as compared to the securities laws of the United States. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in the PRC. In addition, both our directors and officers are residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to our local British Virgin Islands counsel, there is uncertainty as to whether the courts of the British Virgin Islands would (i) recognize or enforce judgments of U.S. courts obtained against the Company or its directors or officers, predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the British Virgin Islands against the Company or its directors or officers, predicated upon the securities laws of the

British Virgin Islands counsel further advised that, although there is no statutory enforcement in the British Virgin Islands of final and conclusive monetary judgments obtained in a competent federal or state court of the United States for a definite sum (and the British Virgin Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), such a judgment obtained in such jurisdiction can be expected to be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the British Virgin Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; (v) is not inconsistent with a British Virgin Islands judgment of the same matter; (vi) was not obtained on grounds of fraud; and (vii) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the British Virgin Islands. However, the British Virgin Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the British Virgin Islands to give rise to obligations to make payments that are penal or punitive in nature.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this Offering of our Class A Common Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s website. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements file reports with the SEC. Those reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

LIANLUO SMART LIMITED

Index to Condensed Consolidated Financial Statements

for the Six Months Ended June 30, 2019 and 2018 (Unaudited)

LIANLUO SMART LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In U.S. dollars, except for shares data)

	June 30,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$53,548	$477,309
Accounts receivable, net	44,766	92,149
Other receivables and prepayments, net	44,121	267,781
Advance to suppliers	148,030	152,751
Inventories, net	1,117,256	1,349,102
Other taxes receivable	352,628	374,270
Operating lease right-of-use assets, current	41,546	-
Total Current Assets	1,801,895	2,713,362

Property and equipment, net	853,504	1,261,493
Construction in progress	224,147	223,772
Operating lease right-of-use assets, net	17,714	-
Marketable equity securities	821,739	-
Non-marketable equity securities	-	1,500,043
Total assets	$3,718,999	$5,698,670

CURRENT LIABILITIES:
Accounts payable	$261,459	$234,449
Operating lease liabilities, current	44,268	-
Advances from customers	298,564	232,565
Accrued expenses and other current liabilities (including rental payable to a related party of $77,104 and $42,223 at June, 30, 2019 and December 31, 2018, respectively)	1,389,273	977,119
Due to related parties
- Short-term borrowings and interest payable	741,385	-
Warranty obligation	4,852	8,671
Total Current Liabilities	2,739,801	1,452,804

OTHER LIABILITIES
Warrants liability	1,229,067	1,129,246
Total Liabilities	$3,968,868	$2,582,050

SHAREHOLDERS’ (DEFICIT) EQUITY
Common shares, $0.002731 par value, 50,000,000 shares authorized, 17,806,586 shares issued and outstanding at June 30, 2019 and December 31, 2018	$48,630	$48,630
Additional paid in capital	40,689,949	40,620,772
Accumulated deficit	(43,468,419)	(40,156,204)
Accumulated other comprehensive income	2,479,971	2,603,422
Total shareholders’ (deficit) equity	(249,869)	3,116,620
Total liabilities and shareholders’ (deficit) equity	$3,718,999	$5,698,670

The accompanying notes are an integral part of these condensed consolidated financial statements.

LIANLUO SMART LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

(In U.S. dollars, except for shares data)

	For Six Months Ended
	June 30,
	2019	2018

Revenues	242,213	301,293

Costs of revenue	(418,227)	(333,995)

Gross loss	(176,014)	(32,702)

Selling expenses	(556,213)	(1,131,219)
General and administrative expenses	(1,753,718)	(2,028,028)
Provision for doubtful accounts	(43,873)	(33,621)

Operating loss	(2,529,818)	(3,225,570)

Financial expenses	(7,911)	(8,725)
Other income	21,682	23,100
Other expense	(18,044)	(124,159)
Unrealized loss on securities	(678,304)	-
Change in fair value of warrants liability	(99,820)	(110,021)
Loss before provision for income tax	(3,312,215)	(3,445,375)

Provision for income taxes	-	-

Net loss attributable to Lianluo Smart Limited	$(3,312,215)	$(3,445,375)

Other comprehensive loss:
Foreign currency translation loss	(123,451)	(103,418)
Comprehensive loss	$(3,435,666)	$(3,548,793)

Loss per share
Basic and diluted	$(0.19)	$(0.20)

Weighted average number of common shares outstanding
Basic and diluted	17,806,586	17,501,354

The accompanying notes are an integral part of these condensed consolidated financial statements.

LIANLUO SMART LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(UNAUDITED)

(In U.S. dollars, except for shares data)

Six Months Ended June 30, 2019

	Common Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Capital	Deficit	Income	Total
Balance as of January 1, 2019	17,806,586	$48,630	$40,620,772	$(40,156,204)	$2,603,422	$3,116,620
Stock based compensation	-	-	69,177	-	-	69,177
Foreign currency translation	-	-	-	-	(123,451)	(123,451)
Net loss	-	-	-	(3,312,215)	-	(3,312,215)
Balance as of June 30, 2019	17,806,586	$48,630	$40,689,949	$(43,468,419)	$2,479,971	$(249,869)

Six Months Ended June 30, 2018

	Common Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Capital	Deficit	Income	Total
Balance as of January 1, 2018	17,312,586	$47,281	$39,233,137	$(31,246,202)	$3,118,899	$11,153,115
Issuance of shares upon excise of share-based awards	19,000	52	17,799	-	-	17,851
Issuance of shares to non-employees	275,000	751	835,249	-	-	836,000
Stock based compensation	-	-	166,210	-	-	166,210
Foreign currency translation	-	-	-	-	(103,418)	(103,418)
Net loss	-	-	-	(3,445,375)	-	(3,445,375)
Balance as of June 30, 2018	17,606,586	$48,084	$40,252,395	$(34,691,577)	$3,015,481	$8,624,383

The accompanying notes are an integral part of these condensed consolidated financial statements.

LIANLUO SMART LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In U.S. dollars)

	For Six Months Ended June 30,
	2019	2018

Cash flows from operating activities
Net loss	$(3,312,215)	$(3,445,375)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	69,177	1,001,459
Depreciation and amortization	414,224	290,667
(Gain) Loss on disposal of equipment	(15,247)	122,122
Provision for doubtful accounts	43,873	33,621
Change in warranty obligation	(3,881)	(12,073)
Provision for inventory obsolescence	114	61,253
Change in fair value of warrants liability	99,820	110,021
Unrealized loss on securities	678,304	-
Changes in assets and liabilities:
Decrease (Increase) in accounts receivable	42,873	(18,773)
Decrease in advances to suppliers	4,721	348,539
Increase in other receivables and prepayments, net - related party	-	(61,363)
Decrease in other receivables and prepayments, net - third parties	184,296	51,824
Increase in interest receivables - related party	(1,023)	-
Decrease (Increase) in inventories	231,644	(1,068,701)
Increase in operating lease right-of-use assets, net	(59,260)	-
Decrease (Increase) in other taxes receivable	21,642	(115,254)
Increase in accounts payable	27,010	504,582
Increase in interest payable – related party	8,908	-
Increase in operating lease liabilities, current	44,268	-
Increase (Decrease) in advances from customers	65,999	(79,033)
Increase (Decrease) in accrued expenses and other current liabilities	412,154	(178,044)
Net cash used in operating activities	(1,042,599)	(2,454,528)

Cash flows from investing activities
Proceeds from disposal of equipment	16,302	-
Capital expenditures and other additions	-	(16,127)
Loan to a related party	(85,000)	(6,000,000)
Repayment from a related party	-	145,592
Net cash used in investing activities	(68,698)	(5,870,535)

Cash flows from financing activities
Loans from related parties	818,500	2,749,250
Net proceeds from issuance of common stock	-	18,601
Net cash provided by financing activities	818,500	2,767,851

Effect of exchange rate fluctuations on cash and cash equivalents	(130,964)	(178,370)

Net decrease in cash	(423,761)	(5,735,582)

Cash at beginning of period	477,309	6,809,485
Cash at end of period	$53,548	$1,073,903

Supplemental cash flow information
Income tax paid	$-	$-
Interest paid	$-	$17,991
Non-cash investing and financing activities:
Offset short-term borrowings - related party against loans to a related party (including accrued interests)	86,023	-

The accompanying notes are an integral part of these condensed consolidated financial statements.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In U.S. dollars)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Lianluo Smart Limited (“Lianluo Smart” or the “Company”) (previously known as “Dehaier Medical Systems Limited”) was incorporated as an international business company under the International Business Companies Act, 1984, in the British Virgin Islands on July 22, 2003. On November 21, 2016, the Company changed its name from Dehaier Medical Systems Limited to Lianluo Smart Limited, and its NASDAQ stock ticker from DHRM to LLIT.

Lianluo Smart distributed and provided after-sale services for medical equipment in China mainly through its wholly-owned subsidiary, Beijing Dehaier Medical Technology Co., Limited (“BDL”).

On February 1, 2016, Lianluo Connection Medical Wearable Device Technology (Beijing) Co., Ltd. (“LCL”) was formed in Beijing, the PRC, for the business development in the portable health device market.

During the late 2015, BDL intended to discontinue part of its product lines among the traditional medical device business, which has been approved by the Board of Resolution on February 22, 2016.

Currently, Lianluo Smart owns 100% of LCL and LCL owns 100% of BDL.

Lianluo Smart, through its subsidiaries, now distributes branded, proprietary medical equipment, such as sleep apnea machines, ventilator air compressors, and laryngoscope. Standard product registration, product certification and quality management system have been established; ISO13485 industry standard has also already been passed. It also has the distribution rights for a number of international medical equipment suppliers for products including ventilator, laryngoscope, sleep apnea machines and other medical equipment accessories. Starting from fiscal 2018 the Company is providing examination service to hospitals and medical centers through its developed medical wearable device. Doctors could refer to examination result provided by the device in making diagnosis regarding Obstructive Sleep Apnea Syndrome (“OSAS”).

“Lianluo Smart” and the “Company” collectively refer to Lianluo Smart, a BVI registered company, and its subsidiaries, BDL and LCL.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position, results of operations and comprehensive loss, cash flows and changes in shareholders’ equity for the interim periods. The financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2018. The unaudited condensed consolidated balance sheet at December 31, 2018 was derived from the audited annual financial statements, but does not contain all of the footnote disclosures from the annual financial statements.

The interim results for the six months ended June 30, 2019 are not necessarily indicative of the results expected for the full fiscal year.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In U.S. dollars)

Going Concern

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

The Company has suffered recurring losses from operations, and records a working capital deficit of $937,906 as of June 30, 2019. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

The Company’s principal sources of liquidity have been proceeds from issuances of equity securities and loans from related parties. In the event that the Company requires additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, a shareholder has indicated the intent and ability to provide additional financing. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stock holders, in the case of equity financing.

These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as going concern.

Basis of Consolidation

The unaudited condensed consolidated financial statements include the accounts of Lianluo Smart and its wholly-owned subsidiaries (collectively, the “Company”). All inter-company transactions and balances are eliminated in consolidation. The results of subsidiaries are recorded in the unaudited condensed consolidated statements of operations and comprehensive loss.

A subsidiary is an entity in which (i) the Company directly or indirectly controls more than 50% of the voting power; or (ii) the Company has the power to appoint or remove the majority of the members of the board of directors or to cast a majority of votes at the meeting of the board of directors or to govern the financial and operating policies of the investee pursuant to a statute or under an agreement among the shareholders or equity holders.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates are adjusted to reflect actual experience when necessary. Significant accounting estimates reflected in the Company’s consolidated financial statements include revenue recognition, reserve for doubtful accounts, valuation of inventories, impairment testing of long term assets, warranty obligation, warrants liability, stock-based compensation, useful lives of intangible assets and property and equipment, realization of deferred tax assets and the discount rate used to determine the present value of lease payments. Actual results could differ from those estimates.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In U.S. dollars)

Leases

In February 2016, the Financial Accounting Standards Board issued ASU No. 2016-02, Leases (Topic 842), which requires a lessee to record a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, on the balance sheet for all leases with terms longer than 12 months, as well as the disclosure of key information about leasing arrangements. The standard requires recognition in the statement of operations of a single lease cost, calculated so that the cost of the lease is allocated over the lease term, generally on a straight-line basis. This standard also requires classification of all cash payments within operating activities in the statement of cash flows. In July 2018, the Financial Accounting Standards Board issued ASU No. 2018-11, Leases - Targeted Improvements, which provides an additional transition method.

The Company adopted the new leasing standard effective January 1, 2019, using the modified retrospective approach and applying the transition method which does not require adjustments to comparative periods nor require modified disclosures in the comparative periods. The Company elected to use the package of practical expedients so as to not reassess whether a contract is or contains a lease, lease classification, and initial direct costs, for contracts that expired or existed prior to the effective date. The Company also elected to combine its lease and non-lease components and to keep leases with an initial term of 12 months or less off the balance sheet and recognize the associated lease payments in the consolidated statements of income on a straight-line basis over the lease term. As the lessee to material operating leases, the most significant impact of adoption of the new leasing standard relates to the recognition of right-of-use assets of $79,244 and lease liabilities of $43,070 as of January 1, 2019 for the Company’s operating leases.

The Company accounts for leases by first determining if an arrangement is a lease at inception. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. The right-of-use assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company’s leases do not provide an implicit rate, therefore, the incremental borrowing rate based on the information available at commencement date was used to determine the present value of lease payments. The right-of-use assets exclude lease incentives, which are accounted as a reduction of lease liabilities if they have not yet been received. The Company’s lease terms may include options to extend or terminate the lease. These options are included in the lease terms when it is reasonably certain they will be exercised. Lease expense related to lease components is recognized on a straight-line basis over the lease term.

Equity Securities

As of December 31, 2018, the Company’s non-marketable equity securities were investments in a privately held company. The carrying value of the Company’s non-marketable equity securities was adjusted to fair value for observable transactions for identical or similar investments of the same issuer or impairment (referred to as the measurement alternative). All gains and losses on non-marketable equity securities, realized and unrealized, are recognized in non-operating other income (expenses).

As of June 30, 2019, fair value of the Company’s listed equity securities is based on quoted prices in active markets for identical assets or liabilities.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In U.S. dollars)

Fair Value of Financial Instruments

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The carrying amounts reported in the consolidated financial statements for current assets and current liabilities approximate fair value due to the short-term nature of these financial instruments.

Investments in listed equity securities were re-measured on a recurring basis, and are categorized within Level 1 under the fair value hierarchy.

The fair value of warrants was determined using the Black Scholes Model, with Level 3 inputs. Investments in a privately held company for which the Company elected to record using the measurement alternative were re-measured on a non-recurring basis, and are categorized within Level 3 under the fair value hierarchy.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the impact that the standard will have on its consolidated financial statements and related disclosures.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In U.S. dollars)

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company currently intends to adopt this guidance for the fiscal year beginning January 1, 2020, and does not anticipate that the adoption of this guidance will have a material impact on its financial statements or disclosures because the Company does not currently have any recorded goodwill.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

3.	REVENUES

The following represents the revenues by categories, all derived from China:

	For the six months ended June 30,
	2019	2018
Categories
Product sales
Medical Devices	$59,722	$164,445
Mobile Medicine (sleep apnea diagnostic products)	81,550	65,980
OSAS service (analysis and detection)	100,941	70,868
Total revenues	$242,213	$301,293

4.	ACCOUNTS RECEIVABLE, NET

Accounts receivable as of June 30, 2019 and December 31, 2018 consist of the following:

	June 30, 2019	December 31, 2018
Accounts receivable	$76,051	$118,922
Less: reserve for doubtful accounts	(31,285)	(26,773)
Accounts receivable, net	$44,766	$92,149

During the six months ended June 30, 2019 and 2018, bad debts were $4,509 and $1,680 respectively.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In U.S. dollars)

5.	OTHER RECEIVABLES AND PREPAYMENTS, NET

Other receivables and prepayments as of June 30, 2019 and December 31, 2018 consist of the following:

	June 30, 2019	December 31, 2018
Rental deposits	$44,633	$43,838
Prepaid expenses	71,634	271,965
Other receivables – third parties	14,324	-
Advances to employees	876	47
	131,467	315,850
Less: reserve for doubtful accounts	(87,346)	(48,069)
Other receivables and prepayments, net	$44,121	$267,781

During the six months ended June 30, 2019 and 2018, bad debts on other receivables and prepayments were $39,364 and $31,941 respectively.

6.	INVENTORIES

Inventories as of June 30, 2019 and December 31, 2018 consist of the following:

	June 30, 2019	December 31, 2018

Raw materials	$26,538	$27,638
Work in progress	904	902
Finished goods	1,089,814	1,320,562
Total inventories	$1,117,256	$1,349,102

During the six months ended June 30, 2019 and 2018, write-downs of inventories to lower of cost or net realizable value was $114 and $61,253, respectively, which were charged as cost of revenues.

7.	PROPERTY AND EQUIPMENT, NET

Property and equipment as of June 30, 2019 and December 31, 2018 consist of the following:

	June 30, 2019	December 31, 2018
Plant and machinery	$1,779,143	$1,770,626
Automobiles	139,668	139,380
Office and computer equipment	30,566	37,005
Total property and equipment	1,949,377	1,947,011
Less: Accumulated depreciation	(1,095,873)	(685,518)
Property and equipment, net	$853,504	$1,261,493

Depreciation were $414,224 and $103,922 for the six months ended June 30, 2019 and 2018, respectively. The Company did not record any impairment on its property and equipment for the six months ended June 30, 2019 and 2018.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In U.S. dollars)

8.	CONSTRUCTION IN PROGRESS

Construction in progress as of June 30, 2019 and December 31, 2018 represented equipment pending installation.

9.	COMMITMENTS AND CONTINGENCIES

Leases

The lease commitments are for office premises which are classified as operating leases. These non-cancelable leases have lease terms expiring through November 2020.

Lease expense for the six months ended June 30, 2019 and 2018 was $177,464 and $158,080 respectively.

The components of lease costs, lease term and discount rate with respect of leases with an initial term of more than 12 months are as follows:

For the six months ended
June 30, 2019

Operating lease cost	$59,260
Weighted Average Remaining Lease Term - Operating leases	1.41 years
Weighted Average Discount Rate - Operating leases	5.225%

The following is a schedule, by years, of maturities of lease liabilities as of June 30, 2019:

Operating Leases
The remainder of 2019	$45,203
Fiscal year 2020	-
Fiscal year 2021	-
Fiscal year 2022	-
Fiscal year 2023	-
Thereafter	-
Total undiscounted cash flows	45,203
Less: imputed interest	(935)
Present value of lease liabilities	$44,268

Employment Contracts

Under the PRC labor law, all employees have signed employment contracts with the Company. Management employees have employment contracts with terms up to three years and non-management employees have either a three year employment contract renewable on an annual basis or non-fixed term employment contract.

Contingency

The Labor Contract Law of the People’s Republic of China requires employers to assure the liability of the severance payments if employees are terminated and have been working for the employers for at least two years prior to January 1, 2008. The Company has estimated its possible severance payments of approximately $505,972 and $886,049 as of June 30, 2019 and December 31, 2018, respectively, which have not been reflected in its consolidated financial statements, because it is more likely than not that this will not be paid or incurred.

Litigation

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these, or other matters, may arise from time to time that may harm our business. Other than the legal proceeding set forth below, the Company is currently not aware of any such legal proceedings or claims that the Company believe will have an adverse effect on our business, financial condition or operating results.

During the six months ended June 30, 2019, the Company has labor disputes with certain employees upon termination of their employment in April 2019. As of June 30, 2019, the Company has accrued for compensation for these employees in accordance with labor laws.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In U.S. dollars)

10.	LOSS PER SHARE

The following is a reconciliation of the basic and diluted loss per share computation for the six months ended June 30, 2019 and 2018:

	Six months ended June 30,
	2019	2018

Net loss attributable to the Company’s common shareholders	$(3,312,215)	$(3,445,375)
Weighted average shares outstanding – Basic and diluted	17,806,586	17,501,354
Loss per share – Basic and diluted	$(0.19)	$(0.20)

For the six months ended June 30, 2019 and 2018, all the outstanding warrants and options were anti-dilutive.

11.	RELATED PARTY TRANSACTIONS AND BALANCES

In addition to the transactions and balances disclosed elsewhere in these financial statements, the Company had the following material related party transactions:

(1)	On July 1, 2018, the Company leased office premises from Hangzhou Lianluo Interactive Information Technology Co., Ltd. (“HLI”), our major shareholder, for a period of 1 year, with an annual rental of $84,447 (RMB580,788). Rental payments charged as expenses in the six months ended June 30, 2019 and 2018 were $39,091 and $0 respectively. As of June 30, 2019 and December 31, 2018, the Company reported an outstanding rental payable of $77,104 and $42,223 to HLI.

(2)	On February 3 and April 18, 2019, Digital Grid (Hong Kong) Technology Co. Ltd (“Digital Grid”), one of HLI’s subsidiaries, borrowed from the Company loans of principal amounts of $60,000 and $25,000 for a term of 12 months with a fixed annual interest rate of 3.5%. During the six months ended June 30, 2019, the Company earned unpaid interest income of $1,023.

On May 20, 2019 the Company borrowed $90,000 from Digital Grid for a term of 12 months with a fixed annual interest rate of 3.5%. During the six months ended June 30, 2019, interest expense of $368 was incurred.

As of June 30, 2019, the Company owed a net principal and interest of $4,345 to Digital Grid.

(3)	From February to June 2019, the Company entered into loan agreements with HLI to obtain a loan of $728,500 (RMB5,000,000) for a period of 12 months with 8% annual interest. As of June 30, 2019, the Company owed principal and interest totaled $737,040 to HLI.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In U.S. dollars)

12.	CONCENTRATIONS

Major Customers

For the six months ended June 30, 2019, two customers each accounted for approximately 33% and 24%, respectively, of the Company’s revenues. For the six months ended June 30, 2018, four customers each accounted for approximately 19%, 17%, 11% and 10%, respectively, of the Company’s revenues.

No other customer accounted for more than 10% of the Company’s revenues for the six months ended June 30, 2019 and 2018.

Major Suppliers

For the six months ended June 30, 2019, the sole supplier accounted for 100% of the Company’s purchases. For the six months ended June 30, 2018, three suppliers each accounted for approximately 44%, 12% and 11%, respectively, of the Company’s purchases.

No other suppliers accounted for more than 10% of the Company’s purchases for the six months ended June 30, 2019 and 2018.

13.	EQUITY

Stock Option Plan

Under the employee stock option plan, the Company’s stock options generally expire ten years from the date of grant.

The following is a summary of the option activity:

Stock options	Shares	Weighted average exercise price	Aggregate intrinsic value (1)
Outstanding as of December 31, 2018	881,867	$2.34	$-
Forfeited	(93,000)
Exercised	-
Outstanding as of June 30, 2019	788,867	2.34	$-
Exercisable as of June 30, 2019	762,667	2.42	$-

(1)	The intrinsic value of the stock options at June 30, 2019 is the amount by which the market value of the Company’s common stock of $1.23 as of June 30, 2019 exceeds the exercise price of the options.

As of June 30, 2019, 26,200 options have not been vested. For the six months ended June 30, 2019 and 2018, the Company recognized $69,177 and $166,210 respectively, as compensation expense under its stock option plan. As of June 30, 2019, unrecognized share-based compensation expense related to options was $16,577.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In U.S. dollars)

14.	WARRANTS

On April 28, 2016, the Company signed Share Purchase Agreement (“SPA”) with HLI. In this SPA, HLI is entitled with 1,000,000 warrants to acquire from the Company 1,000,000 common shares at purchase price of $2.20 per share. The new warrants will be exercisable at any time.

1,000,000 warrants were issued and outstanding as of June 30, 2019 and December 31, 2018

The fair value of the outstanding warrants was calculated using the Black Scholes Model with the following assumptions:

	June 30, 2019	December 31, 2018
Market price per share (USD/share)	$1.23	$1.13
Exercise price (USD/share)	2.20	2.20
Risk free rate	1.86%	2.6%
Dividend yield	0%	0%
Expected term/Contractual life (years)	6.8	7.3
Expected volatility	262.47%	256.20%

The following is a reconciliation of the beginning and ending balances of warrants liability measured at fair value on a recurring basis using Level 3 inputs:

	Six months ended June 30,
	2019	2018

Beginning balance	$1,129,246	$1,729,111
Fair value change of the issued warrants included in earnings	99,821	110,018
Ending balance	$1,229,067	$1,839,129

The following is a summary of the warrants activity:

	Number	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Outstanding as of January 1, 2019	1,000,000	$2.20
Granted	-
Forfeited	-
Exercised	-
Redeemed	-
Outstanding as of June 30, 2019	1,000,000	$2.20

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In U.S. dollars)

15.	SUBSEQUENT EVENTS

On July 19, 2019, July 22, 2019 and August 6, 2019, the Company borrowed an aggregate unsecured amount of RMB1.5 million ($0.22 million) from HLI for a term of twelve months, with a fixed annual interest rate 8%.

On November 28, 2019, the Company borrowed an aggregate unsecured amount of $0.017 million from DGHKT for a term of twelve months, with a fixed annual interest rate 3.5%.

LIANLUO SMART LIMITED AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2018, 2017 and 2016

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Lianluo Smart Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Lianluo Smart Limited and subsidiaries (the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations and comprehensive loss, changes in equity and cash flows for each of the three years in the period ended December 31, 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Centurion ZD CPA & Co.
Centurion ZD CPA & Co. (successor to Centurion ZD CPA Limited)

We have served as the Company’s auditor since 2017.

Hong Kong, China

May 15, 2019

LIANLUO SMART LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In U.S. dollars, except for shares data)

	December 31,	December 31,
	2018	2017

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$477,309	$6,809,485
Accounts receivable, net	92,149	9,705
Other receivables and prepayments, net	267,781	128,423
Advances to suppliers	152,751	386,241
Inventories, net	1,349,102	2,217,802
Other taxes receivable	374,270	281,373
Total Current Assets	2,713,362	9,833,029

Property and equipment, net	1,261,493	531,467
Construction in progress	223,772	-
Intangible assets, net	-	3,698,569
Non-marketable equity securities	1,500,043	1,500,043
Total Assets	$5,698,670	$15,563,108

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$234,449	$47,888
Advances from customers	232,565	313,167
Accrued expenses and other current liabilities	977,119	762,873
Warranty obligation	8,671	20,234
Due to related parties-short-term borrowings	-	1,536,720
Total Current Liabilities	1,452,804	2,680,882

OTHER LIABILITIES
Warrants liability	1,129,246	1,729,111

Total Liabilities	2,582,050	4,409,993

Commitments and Contingency

SHAREHOLDERS’ EQUITY
Common shares, $0.002731 par value, 50,000,000 shares authorized, 17,806,586 and 17,312,586, shares issued and outstanding at December 31, 2018 and 2017 respectively	48,630	47,281
Additional paid-in capital	40,620,772	39,233,137
Accumulated deficit	(40,156,204)	(31,246,202)
Accumulated other comprehensive income	2,603,422	3,118,899
Total Equity	3,116,620	11,153,115
Total liabilities and equity	$5,698,670	$15,563,108

The accompanying notes are an integral part of these consolidated financial statements.

LIANLUO SMART LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In U.S. dollars, except for shares data)

	For the Years Ended December 31,
	2018	2017	2016

Revenues	$559,386	$882,011	$13,062,373

Costs of revenue	(757,901)	(1,655,970)	(17,179,060)

Gross loss	(198,515)	(773,959)	(4,116,687)

Service income	-	56,030	14,587
Service expenses	-	(1,289)	(21,130)
Selling expenses	(2,082,829)	(1,170,378)	(927,243)
General and administrative expenses	(3,675,465)	(3,192,030)	(4,183,775)
(Provision for) recovery from doubtful accounts	(22,229)	23,608	150,280
Impairment loss for intangible assets	(3,281,779)	-	-

Operating loss	(9,260,817)	(5,058,018)	(9,083,968)

Financial (expenses) income	(37,899)	57,077	(125,127)
Other income	24,708	146,623	68,436
Other expense	(235,859)	(52,367)	-
Loss from warrant redemption	-	-	(1,091,719)
Change in fair value of warrants liability	599,865	(229,749)	527,617

Loss before provision for income tax and non-controlling interest	(8,910,002)	(5,136,434)	(9,704,761)

Income tax benefit	-	-	95,026

Net loss from continuing operations	(8,910,002)	(5,136,434)	(9,609,735)

Discontinued operations:
Loss from operations of discontinued operations, net of taxes	-	-	(168,574)
Loss from disposal of discontinued operations, net of taxes	-	-	(82,579)

Net loss	(8,910,002)	(5,136,434)	(9,860,888)

Less: net loss attributable to non-controlling interest	-	-	(129,020)

Net loss attributable to Lianluo Smart Limited	$(8,910,002)	$(5,136,434)	$(9,731,868)

Other comprehensive (loss) income:
Foreign currency translation (loss) gain	(515,477)	380,077	(567,162)

Comprehensive loss	(9,425,479)	(4,756,357)	(10,428,050)
-less comprehensive loss attributable to non-controlling interest	-	-	(230,838)

Comprehensive loss attributable to Lianluo Smart Limited	$(9,425,479)	$(4,756,357)	$(10,197,212)

The accompanying notes are an integral part of these consolidated financial statements.

LIANLUO SMART LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (Continued)

(In U.S. dollars, except for shares data)

	For the Years Ended December 31,
	2018	2017	2016

Weighted average number of common shares used in computation
-Basic	17,617,416	17,312,586	10,422,765
-Diluted	17,617,416	17,312,586	10,422,765

Loss from continuing operations per share of common stock
-Basic	$(0.51)	$(0.30)	$(0.92)
-Diluted	$(0.51)	$(0.30)	$(0.92)

Loss from discontinued operations per share of common stock
-Basic	$-	$-	$(0.01)
-Diluted	$-	$-	$(0.01)

Net loss per share of common stock
-Basic	$(0.51)	$(0.30)	$(0.93)
-Diluted	$(0.51)	$(0.30)	$(0.93)

The accompanying notes are an integral part of these consolidated financial statements.

LIANLUO SMART LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(In U.S. dollars, except for shares data)

	Common Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Non-controlling
	Shares	Amount	Capital	Deficit	Income	Interests	Total
Balance as of January 1, 2016	6,194,475	$16,918	$19,810,905	$(16,377,900)	$2,989,116	$867,826	$7,306,865
Issuance of shares upon excise of share-based awards	7,000	19	10,131	-	-	-	10,150
Proceeds from issuance of shares and warrants for capital contribution	11,111,111	30,344	16,492,849	-	-	-	16,523,193
Stock based compensation	-	-	947,481	-	-	-	947,481
Foreign currency translation	-	-	-	-	(465,344)	(101,818)	(567,162)
Disposal of a subsidiary	-	-	-	-	215,050	(636,988)	(421,938)
Net loss	-	-	-	(9,731,868)	-	(129,020)	(9,860,888)

Balance as of December 31, 2016	17,312,586	47,281	37,261,366	(26,109,768)	2,738,822	-	13,937,701
Settlement of subscription receivable	-	-	1,492,538	-	-	-	1,492,538
Stock based compensation	-	-	479,233	-	-	-	479,233
Foreign currency translation	-	-	-	-	380,077	-	380,077
Net loss	-	-	-	(5,136,434)	-	-	(5,136,434)

Balance as of December 31, 2017	17,312,586	47,281	39,233,137	(31,246,202)	3,118,899	-	11,153,115
Issuance of shares upon excise of share-based awards	19,000	52	17,799	-	-	-	17,851
Issuance of shares to non-employees	475,000	1,297	1,122,702	-	-	-	1,123,999
Stock based compensation	-	-	247,134	-	-	-	247,134
Foreign currency translation	-	-	-	-	(515,477)	-	(515,477)
Net loss	-	-	-	(8,910,002)	-	-	(8,910,002)

Balance as of December 31, 2018	17,806,586	$48,630	$40,620,772	$(40,156,204)	$2,603,422	$-	$3,116,620

The accompanying notes are an integral part of these consolidated financial statements.

LIANLUO SMART LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. dollars)

	For the Years Ended December 31,
	2018	2017	2016

Cash flows from operating activities
Net loss	$(8,910,002)	$(5,136,434)	$(9,860,888)
Net loss from discontinued operations	-	-	(251,153)
Net loss from continuing operations	(8,910,002)	(5,136,434)	(9,609,735)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,192,021	479,233	947,481
Depreciation and amortization	827,630	1,328,403	1,232,263
Loss from disposal of inventories	58,992	-	202,297
Loss from warrant redemption	-	-	1,091,719
Change in fair value of warrants liability	(599,865)	229,749	(527,617)
Loss on disposal of equipment and intangible assets	232,171	-	18,241
(Recovery from) provision for doubtful accounts:
– accounts receivable	5,826	(46,831)	(139,716)
– other receivables and prepayments	16,403	32,213	(41,790)
– advances to suppliers – third parties	-	-	(1,095)
Change in warranty obligation	(10,261)	(130,885)	141,449
(Recovery from) provision for inventory obsolescence	-	(73,860)	2,450,213
Impairment loss for intangible assets	3,281,779	-	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(88,270)	115,239	115,854
Decrease (increase) in advances to suppliers
– third parties	233,490	(341,776)	547,267
– related party	-	194,311	680,733
Decrease in other receivables and prepayments	23,352	(71,117)	13,272
Increase in interest receivable – related party	(161,384)	-	-
(Increase) decrease in inventories	(137,464)	(2,007,026)	1,185,688
Increase in other taxes receivable	(92,897)	(281,373)	-
Decrease in long-term prepaid expenses	-	-	290,036
Increase (decrease) in accounts payable	186,561	(24,563)	51,579
Increase in interest payable- related party	178,708	-	-
(Decrease) increase in due to related parties – Trade	-	(475)	107,715
(Decrease) increase in advances from customers	(80,602)	206,646	63,541
Increase (decrease) in accrued expenses and other current liabilities	214,245	119,549	(1,315,779)
Decrease in other taxes payable	-	-	(113,429)
Net cash used in operating activities from continuing operations	(3,629,567)	(5,408,997)	(2,609,813)
Net cash used in operating activities from discontinued operations	-	-	(165,345)
Net cash used in operating activities	(3,629,567)	(5,408,997)	(2,775,158)

LIANLUO SMART LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(In U.S. dollars)

	For the years ended December 31,
	2018	2017	2016

Cash flows from investing activities
Proceeds from disposal of equipment	1,309	-	-
Capital expenditures and other additions	(776,328)	(40,780)	(636,130)
Loan to a related party	(6,000,000)	(3,000,000)	(2,000,000)
Repayment from a related party	549,192	3,000,000	2,000,000
Consideration paid to BTL	-	(146,032)	-
Non-marketable equity investments	-	(1,500,043)	-
Net cash used in investing activities from continuing operations	(6,225,827)	(1,686,855)	(636,130)
Net cash used in investing activities from discontinued operations	-	-	-
Net cash used in investing activities	(6,225,827)	(1,686,855)	(636,130)

Cash flows from financing activities
Loans from related parties	3,682,642	1,480,320	733,688
Repayments of related party loans	-	-	(2,858,748)
Repayments of bank loans	-	-	(1,505,000)
Net proceeds from option exercises	17,851	-	10,150
Payment of warrant redemption	-	-	(1,116,744)
Net proceeds from issuance of common stock, net of issuance costs	-	1,492,538	18,412,462
Net cash provided by financing activities from continuing operations	3,700,493	2,972,858	13,675,808
Net cash provided by financing activities from discontinued operations	-	-	-
Net cash provided by financing activities	3,700,493	2,972,858	13,675,808

Effect of exchange rate fluctuations on cash and cash equivalents	(177,275)	139,656	(96,421)

Net (decrease) increase in cash and cash equivalents	(6,332,176)	(3,983,338)	10,168,099

Cash and cash equivalents at beginning of year	6,809,485	10,792,823	624,724
Cash and cash equivalents at end of year	477,309	6,809,485	10,792,823

-less cash and cash equivalents at end of year from discontinued operations	-	-	-
Cash and cash equivalents at end of year from continuing operations	$477,309	$6,809,485	$10,792,823

Supplemental cash flow information
Cash paid during the year for:
Income tax	$-	$-	$-
Interest	$14,840	$3,812	$128,537
Non-cash investing and financing activities:
Acquisition of property and equipment and construction in progress by decreasing inventories	$947,172	$-	$-
Offset short-term borrowings - related party against loans to a related party (including accrued interests)	$5,381,589	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Lianluo Smart Limited (“Lianluo Smart” or the “Company”) (previously known as “Dehaier Medical Systems Limited”) was incorporated as an international business company under the International Business Companies Act, 1984, in the British Virgin Islands on July 22, 2003. On November 21, 2016, the Company changed its name from Dehaier Medical Systems Limited to Lianluo Smart Limited, and its NASDAQ stock ticker from DHRM to LLIT.

Lianluo Smart distributed and provided after-sale services for medical equipment in China mainly through its wholly-owned subsidiary, Beijing Dehaier Medical Technology Co., Limited (“BDL”). BDL was formed as a joint venture on September 24, 2003 as a joint venture between a Chinese entity, Beijing Dehaier Technology Co., Limited (“BTL”), and a foreign invested enterprise, Lianluo Smart. BDL has been focused on the development and distribution of medical devices since its inception and began developing its respiratory and oxygen homecare business in 2006.

The Company’s founder and chief executive office, Mr. Ping Chen, founded BTL, a PRC company. He previously owned approximately 91% of BTL, and his wife and several former employees of Lianluo Smart Limited own the remaining 9% of BTL. BTL previously leased some of its property to the Company and provided certain transportation and repair services to medical devices for which the Company is not obligated to perform warranty services, either because the warranty is expired or because the product was sold by another company.

On April 22, 2010, the Company completed an initial public offering of 1,500,000 common shares. The offering was completed at an issuance price of $8.00 per share. Prior to the offering, the Company had 3,000,000 issued and outstanding shares, and after the offering, the Company had 4,500,000 issued and outstanding shares.

On November 9, 2011, Lianluo Smart established a wholly-owned subsidiary in the United States, Breathcare LLC (“Breathcare”). Breathcare was dissolved on June 30, 2017.

On February 21, 2014, the Company and certain institutional investors entered into a securities purchase agreement in connection with an offering (Note 15).

On January 14, 2016, the Company completed an acquisition of 0.8% equity interest of BDL from BTL. The Company now holds 100% of the equity interest of BDL. This change reflects BDL’s reduced reliance on business with BTL in providing repair and maintenance services. Upon the execution of the Loss Absorption Agreement Termination (“VIE Termination”), we stopped all business activities with BTL as well.

Mr. Ping Chen ceased to be a shareholder of BTL on September 29, 2017.

On February 1, 2016, Lianluo Connection Medical Wearable Device Technology (Beijing) Co., Ltd. (“LCL”) was formed in Beijing, the PRC, for the business development in the portable health device market.

During the late 2015, BDL intended to discontinue part of its product lines among the traditional medical device business, which has been approved by the Board of Resolution on February 22, 2016. The results of operations of the traditional medical device business were reflected in the Company’s consolidated financial statements as discontinued operations (Note 22).

On April 28, 2016, the Company entered into a definitive securities purchase agreement (the “SPA”) with Hangzhou Lianluo Interactive Information Technology Co., Ltd. (“Lianluo Interactive” or “HLI”) to sell 11,111,111 of its common shares and warrants to purchase common shares to Lianluo Interactive for an aggregate purchase price of $20 million (Note 14).

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

On July 31, 2016, BDL entered into a Loss Absorption Agreement Termination (“VIE Termination”) with the BTL. According to the VIE Termination, the Loss Absorption Agreement (the “VIE Agreement”) among BDL, BTL and its shareholders Ping Chen, Bao Xian, Weibing Yang, Jian Sun, Zheng Liu and Yong Wang dated as of March 3, 2010 was terminated effective July 31, 2016. There is no relationship between BTL and the Company and its other subsidiaries after the effectiveness of the VIE Termination. The results of BTL’s operations were reflected in the Company’s consolidated financial statements as discontinued operations (Note 22).

Currently, Lianluo Smart owns 100% of LCL and LCL owns 100% of BDL.

Lianluo Smart, through its subsidiaries, now distributes branded, proprietary medical equipment, such as sleep apnea machines, ventilator air compressors, and laryngoscope. Standard product registration, product certification and quality management system have been established; ISO13485 industry standard has also already been passed. It also has the distribution rights for a number of international medical equipment suppliers for products including ventilator, laryngoscope, sleep apnea machines and other medical equipment accessories.

“Lianluo Smart” and the “Company” collectively refer to Lianluo Smart, a BVI registered company, and its subsidiaries, BDL and LCL. The “Company” may also from time to time in these Notes include the Company’s former VIE, BTL and former subsidiary, Breathcare.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis of Consolidation

The consolidated financial statements include the accounts of Lianluo Smart and its wholly-owned subsidiaries and variable interest entity for which the Company is the primary beneficiary (“VIE”) (collectively, the “Company”). All inter-company transactions and balances are eliminated in consolidation. The results of subsidiaries and consolidated VIEs acquired or disposed of are recorded in the consolidated statements of operations and comprehensive loss from the effective date of acquisition or up to the effective date of disposal, as appropriate.

A subsidiary is an entity in which (i) the Company directly or indirectly controls more than 50% of the voting power; or (ii) the Company has the power to appoint or remove the majority of the members of the board of directors or to cast a majority of votes at the meeting of the board of directors or to govern the financial and operating policies of the investee pursuant to a statute or under an agreement among the shareholders or equity holders. A VIE is required to be consolidated by the primary beneficiary of the entity if the equity holders in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

A group of shareholders, including the Chief Executive Officer, originally held more than 50% of the voting ownership interest of Lianluo Smart, Beijing Dehaier Medical Technology Company Limited, a PRC company (“BDL”) and Beijing Dehaier Technology Co., Limited (“BTL”). Before July 31, 2016, BTL’s building was pledged as collateral for BDL’s bank loans. In exchange, BDL loaned money to BTL to finance its operations. BTL’s primary operation is to provide repairs and transportation services to BDL’s customers. In accordance, BDL is the primary beneficiary of BTL, as the entity that was most closely associated with BTL. BTL was considered a variable interest entity of BDL. Upon execution of the VIE Termination on July 31, 2016, BTL was deconsolidated from Lianluo Smart and its subsidiaries. The results of BTL’s operations were reflected in the Company’s consolidated financial statements as discontinued operations (Note 22).

For the Company’s majority-owned subsidiaries and consolidated VIEs, a noncontrolling interest is recognized to reflect the portion of their equity which is not attributable, directly or indirectly, to the Company.

Termination of the VIE Agreement with BTL

In accordance with ASC 810-10-40-4, a parent shall deconsolidate a subsidiary or derecognize a group of assets specified in the preceding paragraph as of the date the parent ceases to have a controlling financial interest in that subsidiary or group of assets.

ASC 810-10-55-4A also states that all of the following are circumstances that result in deconsolidation of a subsidiary under ASC 810-10-40-4:

a.	A parent sells all or part of its ownership interest in its subsidiary, and as a result, the parent no longer has a controlling financial interest in the subsidiary.

b.	The expiration of a contractual agreement that gave control of the subsidiary to the parent.

c.	The subsidiary issues shares, which reduces the parent’s ownership interest in the subsidiary so that the parent no longer has a controlling financial interest in the subsidiary.

d.	The subsidiary becomes subject to the control of a government, court, administrator, or regulator.

As the result, on July 31, 2016, the Company deconsolidated BTL from its consolidated financial statements upon termination of the VIE Agreement with BTL.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates are adjusted to reflect actual experience when necessary. Significant accounting estimates reflected in the Company’s consolidated financial statements include revenue recognition, reserve for doubtful accounts, valuation of inventories, impairment testing of long term assets, warranty obligation, warrants liability, stock-based compensation, useful lives of intangible assets and property and equipment, and realization of deferred tax assets. Actual results could differ from those estimates.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments which are unrestricted as to withdrawal or use, and which have maturities of three months or less when purchased. The Company maintains uninsured cash and cash equivalents with various financial institutions in the PRC.

Accounts Receivable, net

Accounts receivable are initially recorded at invoiced amount. Accounts receivable terms typically are net 60-180 days from the end of the month in which the services were provided, or when goods were delivered. The Company generally does not require collateral or other security to support accounts receivable. A reserve, if required, is based on a combination of historical experience, aging analysis, and an evaluation of the collectability of specific accounts. Management considers that receivables over 1 year to be past due. Accounts receivable balances are charged off against the reserve after all means of collection have been exhausted and the potential for recovery is considered remote.

Other Receivables and Prepayments, net

Other receivables and prepayments primarily include advances to employees, prepaid rentals and deposits to landlords and service providers. Management regularly reviews aging of receivables and changes in payment trends and records a reserve when management believes collection of amounts due are at risk. Accounts considered uncollectible are written off after exhaustive efforts at collection.

Advances to Suppliers, net

The Company, as a common practice in the PRC, often makes advance payments to suppliers for unassembled parts. Advances to suppliers are reviewed periodically to determine whether their carrying value has become impaired.

Fair Value of Financial Instruments

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The carrying amounts reported in the consolidated financial statements for current assets and current liabilities approximate fair value due to the short-term nature of these financial instruments.

The fair value of warrants was determined using the Black Scholes Model, with level 3 inputs (Note 15).

Warrant Liability

For warrants that are not indexed to the Company’s stock, the Company records the fair value of the issued warrants as a liability at each balance sheet date and records changes in the estimated fair value as a non-cash gain or loss in the consolidated statement of operations and comprehensive income. The warrant liability is recognized in the balance sheet at the fair value (level 3). The fair value of these warrants has been determined using the Black-Scholes pricing mode. The Black-Scholes pricing model provides for assumptions regarding volatility, call and put features and risk-free interest rates within the total period to maturity.

Inventories

Inventories are stated at the lower of cost or net realizable value and consist of assembled and unassembled parts relating to medical devices. Cost is determined on a weighted-average basis. Management compares the cost of inventories with the net realizable value and writes down their inventories to net realizable value, if lower. Net realizable value is based on estimated selling prices in the ordinary course of business less cost to sell. These estimates are based on the current market and economic condition and the historical experience of selling products of similar nature. It could change significantly as a result of changes in customer taste and competitor actions in response to any industry downturn. The management of the Company reassesses the estimations at the end of each reporting period.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and impairment losses, if any. Depreciation is calculated on a straight-line basis over the following estimated useful lives before July 31, 2016:

Leasehold improvements	Shorter of the useful lives or the lease term
Building and land use rights	20 - 40 years
Machinery and equipment	10 - 15 years
Furniture and office equipment	5 years
Motor vehicles	5 years

Estimated useful lives of property and equipment after July 31, 2016 were shortened and depreciation thereafter is calculated on a straight-line basis over the following estimated useful lives:

Leasehold improvements	Shorter of the useful lives or the lease term
Machinery and equipment	2 - 3 years
Furniture and office equipment	3 - 5 years
Motor vehicles	3 years

Construction in progress represents capital expenditures for direct costs of construction or acquisition, and the interest expenses directly related to the construction. Capitalization of these costs ceases and the construction in progress is transferred to the appropriate category of property, plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. Construction in progress is not depreciated.

Intangible Assets

Intangible assets are recorded at cost less accumulated amortization and impairment losses, if any. Amortization is calculated on a straight-line basis over the following estimated useful lives:

Software copyrights	20 years
Other software	5 years

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

Impairment of Long-Lived Assets

The Company reviews the long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company compares the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the asset and eventual disposition. If the sum of the expected future cash flows is less than the carrying amount of the asset, an impairment loss, equal to the excess of the carrying amount over the fair value of the asset, is recognized. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.

Based on its review, the Company believes that, as of December 31, 2018, impairment loss for intangible assets was $3,281,779 and as of December 31, 2017, there was no significant impairment of its long-lived assets.

Non-marketable Equity Securities

The Company’s non-marketable equity securities are investments in a privately held company.

Prior to January 1, 2018, the Company accounted for its non-marketable equity securities at cost and only adjusted for other-than-temporary declines in fair value and distributions of earnings. An impairment loss was recognized in the consolidated statements of operations equal to the excess of the investment’s cost over its fair value at the balance sheet date of the reporting period for which the assessment was made. The fair value would then become the new cost basis of investment.

On January 1, 2018, the Company adopted ASU 2016-01 which changed the way it accounts for non-marketable securities. The carrying value of the Company’s non-marketable equity securities is adjusted to fair value for observable transactions for identical or similar investments of the same issuer or impairment (referred to as the measurement alternative). All gains and losses on non-marketable equity securities, realized and unrealized, are recognized in non-operating other income (expenses). As the Company did not identify any accounting changes that impacted the amount with respect to non-marketable equity securities, no adjustment to accumulated deficit was required upon adoption.

Revenue Recognition

In May 2014 the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (ASC 606), which supersedes all existing revenue recognition requirements, including most industry specific guidance. This new standard requires a company to recognize revenues when it transfers goods or services to customers in an amount that reflects the consideration that the company expects to receive for those goods or services. The FASB subsequently issued the following amendments to ASU No. 2014-09 that have the same effective date and transition date: ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations; ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing; ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients; and ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. We adopted these amendments with ASU 2014-09 (collectively, the new revenue standards).

The new revenue standards became effective for the Company on January 1, 2018, and were adopted using the modified retrospective method. The adoption of the new revenue standards as of January 1, 2018 did not change the Company’s revenue recognition as the majority of its revenues continue to be recognized when the customer takes control of its product or services. As the Company did not identify any accounting changes that impacted the amount of reported revenues with respect to its product revenues, no adjustment to accumulated deficit was required upon adoption.

Under the new revenue standards, the Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) the Company satisfies the performance obligation.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

The following is a description of principal activities from which the Company generates revenue and related revenue recognition policies:

1.	Sale of medical equipment

The Company distributes and provides after-sale services for medical equipment, such as sleep apnea machines, ventilator air compressors, laryngoscope, in China. The Company typically sells its branded products with warranty terms covering 12 months after purchase. The warranty requires the Company to repair all mechanical malfunctions and, if necessary, replace defective components. Control of products sold transfers to customers upon shipment from the Company’s facilities, and the Company’s performance obligations are satisfied at that time. Shipping and handling activities are performed before the customer obtains control of the goods and therefore represent a fulfillment activity rather than a promised service to the customer.

The Company evaluates its arrangements with distributors and determines that it is primarily obligated in the sales of distributed products, is subject to inventory risk, has latitude in establishing prices, and assumes credit risk for the amount billed to the customer, or has several but not all of these indicators. In accordance with ASC 606, the Company determines that it is appropriate to record the gross amount of product sales and related costs. As the Company is a principal and it obtains control of the specified goods before they are transferred to the customers, the revenues should be recognized in the gross amount of consideration to which it expects to be entitled in exchange for the specified goods transferred.

2.	Provision of sleep diagnostic services

During 2018, the Company started to earn service revenue from provision of technical services in relation to detection and analysis of Obstructive Sleep Apnea Syndrome (“OSAS”). The Company is focused on the promotion of sleep respiratory solutions and service in public hospitals. Its wearable sleep diagnostic products and cloud-based service are also available in medical centers of Chinese private preventive healthcare companies in China. Revenue is recognized when all of the revenue recognition criteria are met, which is generally when the Company’s diagnostic services are provided to the user at medical centers and public hospitals.

In the PRC, value added tax (“VAT”) of 16% of the invoice amount is collected in respect of the sales of goods on behalf of tax authorities. The VAT collected is not revenue of the Company; instead, the amount is recorded as a liability on the balance sheet until such VAT is paid to the authorities.

Practical expedients and exemptions

The Company generally expenses sales commissions when incurred because the amortization period would have been one year or less. These costs are recorded within selling expenses on our consolidated statements of operations and comprehensive loss.

The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which the Company recognizes revenue at the amount to which it has the right to invoice for services performed.

Cost of Revenues

Cost of revenues primarily includes wages to assemble parts and the costs of unassembled parts, handling charges, and other expenses associated with the assembly and distribution of products.

Advertising Expenses

Advertising expenses are expensed as incurred. For the years ended December 31, 2018, 2017 and 2016, advertising and promotional expenses from continuing operations recognized in the consolidated statements of comprehensive loss were $56,259, $76,592 and $56,338 respectively. During the year ended December 31, 2016, there were no advertising expenses from discontinued operations.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

Foreign Currency Translation

The accounts of Lianluo Smart, BDL, LCL and Breathcare are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The accompanying consolidated financial statements are presented in US dollars.

Foreign currency transactions are translated into the functional currency using exchange rates in effect at the time of the transaction. Generally, foreign exchange gains and losses resulting from the settlement of such transactions are recognized in the consolidated statements of operations and comprehensive loss. The financial statements of the Company’s foreign operations are translated USD in accordance with ASC 830-10, “Foreign Currency Matters”. Assets and liabilities are translated at applicable exchange rates quoted by the People’s Bank of China at the balance sheet dates and revenues, expenses and cash flow items are translated at average exchange rates in effect during the periods. Equity is translated at the historical exchange rates. Resulting translation adjustments are recorded as other comprehensive income (loss) and accumulated as a separate component of equity

Warranty Costs

The Company typically sells its branded products with warranty terms covering 12 months after purchase. The warranty requires the Company to repair all mechanical malfunctions and, if necessary, replace defective components.

The Company provides for the estimated cost of product warranties at the time revenue is recognized. The Company’s warranty obligation is affected by product failure rates and material usage and service delivery costs incurred in correcting product failure. Should actual product failure rates, material usage or service delivery costs differ from the Company’s estimates, the Company may revise its estimated product warranty liability.

Warranty expense (recovery gain from warranty expense) accrued from continuing operations for the years ended December 31, 2018, 2017 and 2016 was $(10,261), $(130,885), $141,449, respectively. No warranty expense from discontinued operations was incurred for the year ended December 31, 2016.

Research and Development Costs

Research and development costs relating to the development of new products and processes, including significant improvements and refinements to existing products, are expensed as incurred, and included in general and administrative expenses. Research and development costs from continuing operations were $301,713, $344,575 and $1,192,930 for the years ended December 31, 2018, 2017 and 2016, respectively. No research and development costs from discontinued operations were incurred for the year ended December 31, 2016.

Government Subsidies

Government subsidies primarily consist of financial subsidies received from provincial and local governments for operating a business in their jurisdictions and compliance with specific policies promoted by the local governments. For certain government subsidies, there are no defined rules and regulations to govern the criteria necessary for companies to receive such benefits, and the amount of government subsidy is determined at the discretion of the relevant government authorities. The government subsidies of non-operating nature with no further conditions to be met are recorded as non-operating income in “Other income” when received. The government subsidies with certain operating conditions are recorded as “deferred income” when received and will be recorded as operating income when the conditions are met. During the years ended December 31, 2018, 2017 and 2016, government subsidies from continuing operations with no further conditions to be met of $0, $17,394 and $0, respectively, were recorded. There were no government subsidies from discontinued operations for the year ended December 31, 2016.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

Leases

Leases where substantially all the rewards and risk of assets remain with the leasing company are accounted for as operating leases. Payments made under operating leases are charged to the consolidated statement of operations on a straight-line basis over the shorter of the lease term or estimated economic life of the leased property.

Loss per Share

The Company follows the provisions of ASC 260-10, “Earnings per Share”. Basic loss per share is computed by dividing net loss attributable to holders of common shares by the weighted average number of common shares outstanding during the years. Diluted loss per share reflect the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares. Common stock equivalents having an anti-dilutive effect on earnings per share are excluded from the calculation of diluted loss per share.

Value Added Tax

The Company reports revenues, net of PRC’s value added tax, for all the periods presented in the consolidated statements of income and comprehensive income.

Stock-Based Compensation

The Company accounts for stock-based share-based compensation awards to employees at fair value on the grant date and recognizes the expense over the employee’s requisite service period. The Company’s expected volatility assumption is based on the historical volatility of Company’s stock or the expected volatility of similar entities. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The expected dividend is based on the Company’s current and expected dividend policy.

Share-based compensation expenses for stock-based share-based compensation awards granted to non-employees are measured at fair value at the earlier of the performance commitment date or the date service is completed, and recognized over the period during which the service is provided. The Company applies the guidance in ASC 505-50 to measure share options and restricted shares granted to non-employees based on the then-current fair value at each reporting date.

Segment Information

The Company’s segments are business units that offer different products and services and are reviewed separately by the chief operating decision maker (the “CODM”), or the decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s CODM is the Company’s Chief Executive Officer. During fiscal 2016 and 2017, there was only one segment, which is the business of developing, commercializing and distribution of medical equipment, such as sleep apnea machines, ventilator air compressors, and laryngoscope. During 2018, the Company started to earn service revenue from provision of technical services in relation to diagnosis of Obstructive Sleep Apnea Syndrome (“OSAS”). The Company is focused on the promotion of sleep respiratory solutions and service in public hospitals. Its wearable sleep diagnostic products and cloud-based service are also available in medical centers of Chinese private preventive healthcare companies in China.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

	For the Years Ended December 31,
	2018	2017	2016

Revenues
Sale of medical equipment	$342,344	$882,011	$13,062,373
Provision of OSAS diagnostic services	217,042	-	-
Total net revenues	559,386	882,011	13,062,373

Cost of revenue
Sale of medical equipment	(464,918)	(1,655,970)	(17,179,060)
Provision of OSAS diagnostic services	(292,983)	-	-
	(757,901)	(1,655,970)	(17,179,060)

Gross loss
Sale of medical equipment	(122,574)	(773,959)	(4,116,687)
Provision of OSAS diagnostic services	(75,941)	-	-
	(198,515)	(773,959)	(4,116,687)

Depreciation and amortization expense:
Sale of medical equipment	$535,800	$1,328,403	$1,232,263
Provision of OSAS diagnostic services	291,830	-	-
	$827,630	$1,328,403	$1,232,263

Capital expenditure
Sale of medical equipment	$16,137	$40,780	$636,130
Provision of OSAS diagnostic services	760,191	-	-
	$776,328	$40,780	$636,130

The total assets for the two reportable segments were shared and indistinguishable for reporting purposes.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation reserve is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence. Based on management’s estimate, it is more likely than not that all of the deferred tax assets will not be realized.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established in the financial statements to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

The implementation of ASC 740 resulted in no material liability for unrecognized tax benefits. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits as income tax expense in the statements of income and comprehensive income. During the years ended December 31, 2018, 2017 and 2016, the Company did not incur any interest or penalties.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This update requires lessee to recognize the assets and liability (the lease liability) arising from operating leases on the balance sheet for the lease term. When measuring assets and liabilities arising from a lease, a lessee (and a lessor) should include payments to be made in optional periods only if the lessee is reasonably certain to exercise an option to extend the lease or not to exercise an option to terminate the lease. Within a twelve month or less lease term, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. If a lessee makes this election, it should recognize lease expense on a straight-line basis over the lease term. ASU 2016-02 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. Originally, entities were required to adopt ASU 2016-02 using a modified retrospective approach, which required prior periods to be presented under Topic 842. However, in July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which allows entities the option of recognizing the cumulative effect of applying Topic 842 as an adjustment to the opening balance of retained earnings in the year of adoption while continuing to present all prior periods under previous lease accounting guidance. The Company is evaluating the impact of the adoption of ASU 2016-02 on the Company’s financial statement presentation and disclosures and expects the most significant change will be the recognition of right-to-use assets and lease liabilities on its balance sheet for real estate operating lease commitments.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the impact that the standard will have on its consolidated financial statements and related disclosures.

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company currently intends to adopt this guidance for the fiscal year beginning January 1, 2020, and does not anticipate that the adoption of this guidance will have a material impact on its financial statements or disclosures because the Company does not currently have any recorded goodwill.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

3.	ACCOUNTS RECEIVABLE, NET

Accounts receivable as of December 31, 2018 and 2017 consist of the following:

	2018	2017
Accounts receivable	$118,922	$34,021
Less: reserve for doubtful accounts	(26,773)	(24,316)
Accounts receivable, net	$92,149	$9,705

During the years ended December 31, 2018, 2017 and 2016, bad debts (recovery of bad debts) from continuing operations were $5,826, ($46,831) and ($139,716) respectively. During the year ended December 31, 2016, there were no bad debts from discontinued operations.

4.	OTHER RECEIVABLES AND PREPAYMENTS, NET

Other receivables and prepayments as of December 31, 2018 and 2017 consist of the following:

	2018	2017
Rental deposits	$43,838	$33,178
Prepaid expenses	271,965	129,286
Advances to employees	47	-
	315,850	162,464
Less: reserve for doubtful accounts	(48,069)	(34,041)
Other receivables, net	$267,781	$128,423

During the years ended December 31, 2018, 2017 and 2016, bad debts (recovery of bad debts) on other receivables from continuing operations were $16,403, $32,213 and ($41,790), respectively. During the year ended December 31, 2016, there were no bad debts on other receivables from discontinued operations.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

5.	ADVANCES TO SUPPLIERS

Advances to suppliers as of December 31, 2018 and 2017 consist of the following:

	2018	2017

Advances to suppliers	$152,751	$386,241

During the years ended December 31, 2018, 2017 and 2016, impairment charges (recovery) on advances to suppliers from continuing operations were $0, $0 and $(1,095), respectively. During the year ended December 31, 2016, impairment charges on advances to suppliers from discontinued operations were $32,321.

6.	INVENTORIES

Inventories as of December 31, 2018 and 2017 consist of the following:

	2018	2017

Raw materials	$27,638	$184,490
Work in progress	902	127,530
Finished goods	1,320,562	1,905,782
Total inventories	$1,349,102	$2,217,802

During the years ended December 31, 2018, 2017 and 2016, (reversals of write-downs) and write-downs of inventories to lower of cost or net realizable value of $0, $(73,860) and $2,450,213, respectively, were (credited against) charged to costs of revenue in relation to the Company’s continuing operations. Also, during the years ended December 31, 2018, 2017 and 2016, obsolete inventories were disposed of at a loss of $58,992, $0 and $202,297, respectively, charged to costs of revenue in relation to the Company’s continuing operations.

During the year ended December 31, 2016, there was no write-own of inventories or loss on disposal of obsolete inventories in relation to the Company’s discontinued operations.

7.	PROPERTY AND EQUIPMENT, NET

Property and equipment as of December 31, 2018 and 2017 consist of the following:

	2018	2017
Plant and machinery	$1,770,626	$2,461,719
Automobiles	139,380	147,310
Office and computer equipment	37,005	51,034
Total property and equipment	1,947,011	2,660,063
Less: Accumulated depreciation	(685,518)	(2,128,596)
Property and equipment, net	$1,261,493	$531,467

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

Depreciation from the Company’s continuing operations were $467,929, $974,432 and $869,073 for the years ended December 31, 2018, 2017, and 2016 respectively. Depreciation from the Company’s discontinued operations were $51,056 for the year ended December 31, 2016.

The Company did not record any impairment on its property and equipment from its continuing and discontinued operations for the years ended December 31, 2018, 2017 and 2016.

8.	CONSTRUCTION IN PROGRESS

Construction in progress as of December 31, 2018 represented equipment pending installation.

9.	INTANGIBLE ASSETS, NET

Intangible assets from continuing operations as of December 31, 2018 and 2017 consist of the following:

	2018	2017
Software copyright	$1,698,359	$1,794,981
Patent and others	3,019,516	3,191,300
Total intangible assets	$4,717,875	4,986,281

Less: Accumulated amortization	(1,564,070)	(1,287,712)
Less: Impairment loss	(3,153,805)	-
Intangible assets, net	$-	$3,698,569

Amortization expense from the Company’s continuing operations was $359,701, $353,971 and $363,190 for the years ended December 31, 2018, 2017, and 2016, respectively. The Company did not record amortization expense from its discontinued operations for the year ended December 31 2016.

The Company recorded impairment on its intangible assets from its continuing operations $3,281,779, $0 and $0 for the years ended December 31, 2018, 2017 and 2016. The Company recorded impairment of $18,447 from its discontinued operations for the year ended December 31, 2016. During the year ended December 31, 2018, as a result of lower-than-expected revenue performance of the Company, management determined not to further update and maintain its software copyright and patent for the therapy products of sleep respiratory business. The unamortized software copyright and patent and others of $3,281,779 were fully impaired.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

10.	NON-MARKETABLE EQUITY SECURITIES

On November 3, 2017 (the “Effective Date”), the Company completed a purchase of an aggregate of 1,304,348 shares of common stock, par value $0.001 per share (the “Shares”) of Guardion Health Sciences, Inc., a Delaware corporation (“GHSI” or the “Seller”), at a purchase price of $1.15 per Share (or a purchase price of $1,500,043 in the aggregate) in a private placement, pursuant to a Stock Purchase Agreement dated November 3, 2017 (the “Purchase Agreement”) by and among GHSI as Seller and (i) LLIT and (ii) Digital Grid (Hong Kong) Technology Co., Limited (“DGHKT”; and together with LLIT, “Purchasers”), as purchasers of, in aggregate, 4,347,827 Shares for aggregate purchase price of $5,000,001.

Until the one year anniversary of the Effective Date, or earlier in the event that the Purchasers hold less than three percent (3%) of the issued and outstanding shares of common stock of the Seller, GHSI may not undertake a reverse stock split or equivalent reclassification of GHSI’s shares of common stock without the prior written consent of the Purchasers holding a majority of the Shares issued pursuant to the Purchase Agreement which are then outstanding.

Pursuant to the Purchase Agreement, each Purchaser will have customary preemptive rights to participate in future equity and equity-linked issuances by the Seller up to the extent necessary to maintain such Purchaser’s pro rata ownership percentage in GHSI’s securities, subject to customary exceptions. The preemptive rights shall terminate at the earlier of (i) 18 months from the Effective Date, (ii) such time as the Purchasers in aggregate hold less than five percent (5%) of the issued and outstanding shares of the Seller’s common stock, or (iii) such time as the shares of common stock of GHSI shall become listed or approved for listing on a national securities exchange.

Additionally, pursuant to the Purchase Agreement, the Seller is obligated to file a registration statement (the “Registration Statement”) with the SEC within thirty (30) days of the Effective Date to register the Shares for resale. The requested Registration Statement was filed on November 30, 2017 and was declared effective on December 27, 2017.

GHSI is specialty health sciences company formed to develop, formulate and distribute condition-specific medical foods with an initial medical food product on the market under the brand name Lumega-Z® that replenishes and restores the macular protective pigment. GSHI has had limited commercial operations to date, and has primarily been engaged in research, development, commercialization, and capital raising. As of December 31, 2018, the Company and DGHKT respectively held 3.17% and 7.40% of GHSI’s outstanding common stock.

On January 30, 2019, GHSI effectuated a one-for-two (1:2) reverse stock split of its common stock without any change to its par value. On April 9, 2019, GHSI closed its initial public offering of 1,250,000 shares of its common stock at a public offering price of $4.00 per share for total gross proceeds of $5.0 million, before deducting underwriting discounts and commissions and other offering costs and expenses payable by it. GHSI’s shares began trading on the Nasdaq Capital Market on April 5, 2019 under the symbol “GHSI”.

11.	SHORT-TERM BORROWINGS

	December 31,
	2018	2017
Loans from Hangzhou Lianluo Interactive Information Technology Co., Ltd.	$-	$1,536,720

Interest expense on short-term borrowings amounted to $200,799, $6,246 and $128,537 for the years ended December 31, 2018, 2017 and 2016, respectively.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

(1)	Loans from Hangzhou Lianluo Interactive Information Technology Co., Ltd. (“HLI”)

Pursuant to various loan agreements between the Company and HLI in 2017, the Company obtained the following unsecured loans from HLI, which bear fixed interest at 5% per annum:

—	a loan of $296,064 (RMB2,000,000), repayable by August 28, 2018;

—	a loan of $296,064 (RMB2,000,000), repayable by December 14, 2018;

—	a loan of $888,192 (RMB6,000,000), repayable by December 27, 2018.

Pursuant to various loan agreements between the Company and HLI in 2018, the Company obtained the following unsecured loans from HLI:

—	a loan of $529,500 (RMB3,500,000), bearing fixed interest of 6% per annum and repayable by January 29, 2019.

—	a loan of $408,510 (RMB2,700,000), bearing fixed interest of 6% per annum and repayable by March 8, 2019.

—	a loan of $408,510 (RMB2,700,000), bearing fixed interest of 6% per annum and repayable by April 3, 2019.

—	a loan of $423,640 (RMB2,800,000), bearing fixed interest of 6% per annum and repayable by May 23, 2019.

—	a loan of $378,250 (RMB2,500,000), bearing fixed interest of 6% per annum and repayable by June 26, 2019.

—	a loan of $499,290 (RMB3,300,000), bearing fixed interest of 8% per annum and repayable by June 26, 2019.

—	a loan of $226,950 (RMB1,500,000), bearing fixed interest of 6% per annum and repayable by September 4, 2019.

—	a loan of $151,300 (RMB1,000,000), bearing fixed interest of 6% per annum and repayable by October 11, 2019.

—	a loan of $30,260 (RMB200,000), bearing fixed interest of 8% per annum and repayable by October 17, 2019.

—	a loan of $151,300 (RMB1,000,000), bearing fixed interest of 8% per annum and repayable by November 11, 2019.

—	a loan of $90,780 (RMB600,000), bearing fixed interest of 8% per annum and repayable by November 25, 2019.

—	a loan of $107,423 (RMB710,000), bearing fixed interest of 8% per annum and repayable by December 3, 2019.

—	a loan of $276,879 (RMB1,830,000), bearing fixed interest of 8% per annum and repayable by December 10, 2019.

The Company, via LCL owed a total loan amount RMB34,340,000, plus accrued interest of RMB1,229,076, to HLI.

Interest expense on short-term borrowings from HLI amounted to $200,799, $6,246 and $0 for the years ended December 31, 2018, 2017 and 2016, respectively.

Pursuant to an agreement dated December 27, 2018, the Company, DGHKT, HLI and LCL agreed that the outstanding amount owed by DGHKT to the Company of RMB35.6 million be repaid by HLI on behalf of DGHKT, to LCL at the instruction of the Company. This repayment is agreed to be settled in the form of offset against the amount owed by LCL to HLI of RMB35.6 million (equivalent to $5.2 million) (Note 18). As a result, the Company, including its subsidiaries, no longer owed or was owed by HLI or DGHKT any amount as of December 31, 2018.

(2)	Loans from Mr. Ping Chen

On March 27, 2015, the Company entered into a new loan agreement with Mr. Ping Chen (“Mr. Chen), who is During the year ended December 31, 2016, the Company obtained unsecured, interest-free loans from Mr. Ping Chen in an aggregate amount of $718,638 (RMB4,775,000) which had been fully repaid on October 24, 2016.

Interest expense paid to Mr. Ping Chen amounted to $29,207 for the year ended December 31, 2016.

Bank borrowings

On December 18, 2015, the Company entered into a new loan agreement with Nanjing Bank Company Limited (Beijing Branch) in the amount of $1,603,590 (RMB10,000,000) with a fixed interest rate which was 7.20% per annum. The loan had been fully repaid on November 14, 2016.

Interest expense paid on bank borrowings amounted to $99,330 for the year ended December 31, 2016.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

12.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Other payables and other current liabilities as of December 31, 2018 and 2017 from continuing operations consist of the following:

	2018	2017
Accrued salaries and social welfare	$337,599	$345,710
Accrued expenses	388,572	291,043
Reimbursed employee’s expense	50,228	34,212
Deposits from customers	198,907	89,382
Others	1,813	2,526
Total accrued expenses and other current liabilities	$977,119	$762,873

13.	COMMITMENTS AND CONTINGENCY

Leases

The lease commitments are for office premises which are classified as operating leases. These non-cancelable leases have lease terms expiring through November 2020. Future minimum lease payments under these leases as of December 31, 2018 are $104,706 for the twelve months ending December 31, 2019.

Rent expense from continuing operations for the years ended December 31, 2018, 2017 and 2016 was $301,021, $244,860 and $101,012 respectively. There was no rental expense incurred in relation to the Company’s discontinued operations for the year ended December 31, 2016.

Employment Contracts

Under the PRC labor law, all employees have signed employment contracts with the Company. Management employees have employment contracts with terms up to three years and non-management employees have either a three year employment contract renewable on an annual basis or non-fixed term employment contract.

Contingency

The Labor Contract Law of the People’s Republic of China requires employers to assure the liability of the severance payments if employees are terminated and have been working for the employers for at least two years prior to January 1, 2008. The Company has estimated its possible severance payments of approximately $886,049 and $663,069 as of December 31, 2018 and 2017, respectively, which have not been reflected in its consolidated financial statements, because it is more likely than not that this will not be paid or incurred.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

14.	EQUITY

Common Shares

In 2016, the Company issued an aggregate of 7,000 ordinary shares to individuals upon exercise of share-based awards.

On April 28, 2016, the Company entered into a definitive securities purchase agreement with HLI pursuant to which HLI has agreed to purchase 11,111,111 restricted common shares of the Company for an aggregate of $20,000,000. The purchase price is $1.80 per share, which represents a 35% premium to the Company’s closing price of $1.33 on April 27, 2016. In August 2016, the Company closed the securities purchase agreement (the “Securities Purchase Agreement”) with HLI and HLI completed the purchase of $20 million of the Company’s common shares and warrants to purchase common shares (Note 16). As of December 31, 2016, the Company reported a subscription receivable of $1,492,538 from HLI which had been collected on April 13, 2017.

On June 8, 2017, the Company held the Annual General Meeting to approve the amend and restate the Company’s amended and restated Memorandum and Articles of Association (the “New M&AAs”) in order that the Company’s authorized share capital be re-classified and re-designated into 50,000,000 Common Shares of par value of $0.002731 each, of which 37,888,889 would be designated as Class A Common Shares of par value of $0.002731 each and 12,111,111 be designated as Class B Common Shares of par value of $0.002731 each.

In 2018, the Company issued an aggregate of 275,000 common shares to a consultant under the Company’s incentive plan for advice and services provided concerning the Company’s merger and acquisition planning, development and strategy implementation. The fair value of the 275,000 common shares was $835,999, which was calculated based on the grant date stock price of $3.18 and $2.90. During the year ended December 31, 2018, the Company amortized $835,999 as consulting expenses.

Also in 2018, the Company issued 200,000 common shares to a consulting firm for management consulting and advisory services to be provided for a period of 12 months up to August 15, 2019. The fair value of these shares on the grant date based on the closing price was approximately $288,000. During the year ended December 31, 2018, the Company amortized $108,888 as consulting expenses.

Statutory Surplus Reserves

A PRC company is required to make appropriations to statutory surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve is required to be at least 10% of the after tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s’ registered capital.

The statutory surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of shares currently held by them, provided that the remaining statutory surplus reserve balance after such issue is not less than 25% of the registered capital.

No amount was allocated to the statutory surplus reserve account as both the subsidiaries in China had incurred accumulated losses as of December 31, 2018 and 2017.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

Stock Option Plan

Under the employee stock option plan, the Company’s stock options generally expire ten years from the date of grant. On December 29, 2011, the Company entered into five-year agreements with its employees and directors, pursuant to which, the Company issued an aggregate of 450,000 options at an exercise price of $1.45 per share. The options vest in equal annual installments over the five years of the agreements ending December 28, 2016.

On October 7, 2013, pursuant to the Company’s Share Incentive Plan, the Company granted a non-statutory option to acquire 94,000 of the Company’s common shares at an exercise price of $2.30 per share to Mr. Ping Chen, the CEO of the Company. The options vest in equal annual installments over the five years of the agreement ending October 6, 2018.

On August 20, 2014, pursuant to the Company’s Share Incentive Plan, the Company granted additional option to acquire 131,000 of the Company’s common shares at an exercise price of $5.31 per share to Mr. Ping Chen. The options vest in equal annual installments over the five years of the agreement ending August 19, 2019.

On August 7, 2015, the Company entered into two-year agreements with its employees and directors, pursuant to which the Company issued an aggregate of 349,000 options at an exercise price of $1.64 per share. The options vest in equal annual installments over the two years of the agreements ending August 6, 2017.

On March 21, 2016, the Company entered into two-year agreements with its employees and directors, pursuant to which the Company issued an aggregate of 580,867 options at an exercise price of $1.88 per share. The options vest in equal annual installments over the two years of the agreements ending March 20, 2018.

In 2018, 11,000 options were exercised for cash to purchase 11,000 shares of the Company’s common shares for an aggregate consideration of $17,851, and 40,000 options were exercised on a cashless basis to purchase 8,000 common shares of the Company.

As of December 31, 2018, 26,200 options have not been vested.

The Company valued the stock options using the Black-Scholes model with the following assumptions:

Expected Terms (years)	Expected Volatility	Dividend Yield	Risk Free Interest Rate	Grant Date Fair Value Per share
10	126%-228%	0%	0.73%-1.65%	$1.22-$5.15

The following is a summary of the option activity:

Stock options	Shares	Weighted average exercise price	Aggregate intrinsic value (1)
Outstanding as of January 1, 2017	1,237,867	$2.17
Forfeited	(221,000)	-
Outstanding as of December 31, 2017	1,016,867	$2.26
Forfeited	(84,000)
Exercised	(51,000)
Outstanding as of December 31, 2018	881,867	$2.34	$-

(1)	The intrinsic value of the stock options at December 31, 2018 is the amount by which the market value of the Company’s common stock of $1.13 as of December 31, 2018 exceeds the exercise price of the options.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

Following is a summary of the status of options outstanding and exercisable at December 31, 2018:

Outstanding options			Exercisable options
Average exercise price	Number	Average remaining contractual life (years)	Average exercise price	Number	Average remaining contractual life (years)

$1.45	107,000	3.00	$1.45	107,000	3.00

$2.30	94,000	4.77	$2.30	94,000	4.77

$5.31	131,000	5.64	$5.31	104,800	5.64

$1.64	159,000	6.60	$1.64	159,000	6.60

$1.88	390,867	7.22	$1.88	390,867	7.22

	881,867			855,667

For the years ended December 31, 2018, 2017 and 2016, the Company recognized $247,134, $479,233 and $947,481 respectively, as compensation expense under its stock option plan.

As of December 31, 2018, unrecognized share-based compensation expense related to options was $85,754.

15.	WARRANTS

On April 21, 2010, the Company issued to Anderson & Strudwick Incorporated (“A&S”) 150,000 warrants, as a portion of the placement commission for the IPO. On the same day, the Company granted a total of 7,500 warrants to Hawk Associates Inc. (“Hawk”), the Company’s investor relations consultancy. On January 10, 2012, the Company issued 100,000 warrants to FirsTrust Group, Inc., (“FirsTrust”), the Company’s financial advisor. The warrants were redeemed at December 31, 2016.

In connection with the stock offering in February 2014, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors for the sale of 734,700 common shares in a registered offering at the price of $9.12 per common share. In addition, the Company issued 220,410 warrants to the institutional investors aggregately and issued 73,470 warrants to FT Global Capital, Inc. (“FT Global”), as a portion of the placement commission. These warrants will be exercisable immediately as of the date of issuance at an exercise price of $11.86 per common share and expire forty-two months from the date of issuance. The exercise price of the warrants is subject to customary adjustment in the case of future issuances or deemed issuances of common shares, stock splits, stock dividends, combinations of shares and similar recapitalization transactions. On April 21, 2016, the Company signed Warrants Repurchase Agreements with those institutional investors and FT Global who signed the “Securities Purchase Agreement” with the Company in 2014. The Company repurchased the outstanding warrants to purchase in aggregate 293,880 shares of its common shares, and paid an aggregate cash purchase price of $1,116,744 ($3.80 per share underlying the warrants).

On April 28, 2016, the Company signed Share Purchase Agreement (“SPA”) with HLI. In this SPA, HLI is entitled with 1,000,000 warrants to acquire from the Company 1,000,000 common shares at purchase price of $2.20 per share. The new warrants will be exercisable at any time.

There were a total of 1,000,000 warrants issued and outstanding as of December 31, 2018 and 2017.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

The fair value of the outstanding warrants was calculated using the Black Scholes Model with the following assumptions:

	December 31,
Stock options	2018	2017	2016
Market price per share (USD/share)	$1.13	$1.73	$1.50
Exercise price (USD/share)	2.20	2.20	2.20
Risk free rate	2.6%	2.36%	2.40%
Dividend yield	0%	0%	0%
Expected term/Contractual life (years)	7.3	8.3	9.3
Expected volatility	256.20%	241.20%	232.20%

The following is a reconciliation of the beginning and ending balances of warrants liability measured at fair value on a recurring basis using Level 3 inputs:

	December 31,
	2018	2017	2016
Beginning balance	$1,729,111	$1,499,362	$162,736
Warrants issued to HLI	-	-	1,889,269
Warrants redeemed	-	-	(25,026)
Fair value change of the issued warrants included in earnings	(599,865)	229,749	(527,617)
Ending balance	$1,129,246	$1,729,111	$1,499,362

The following is a summary of the warrants activity:

	Number	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Outstanding as of January 1, 2017	1,000,000	$2.20	0.49
Granted	-
Forfeited	-
Exercised	-
Redeemed	-
Outstanding as of December 31, 2017	1,000,000	$2.20
Granted	-
Forfeited	-
Exercised	-
Redeemed	-
Outstanding as of December 31, 2018	1,000,000	$2.20

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

16.	LOSS PER SHARE

The following is a reconciliation of the basic and diluted loss per share computation for the years ended December 31, 2018, 2017 and 2016:

	Year ended December 31,
	2018	2017	2016

Net loss attributable to the Company’s common shareholders
- from continuing operations	$(8,910,002)	$(5,136,434)	$(9,609,735)
- from discontinued operations, net of tax	-	-	(122,133)
Net loss attributable to the Company’s common shareholders	$(8,910,002)	$(5,136,434)	$(9,731,868)
Weighted average shares outstanding – Basic and diluted	17,617,416	17,312,586	10,422,765
Loss per share – Basic and diluted
- from continuing operations	$(0.51)	$(0.30)	$(0.92)
- from discontinued operations	-	-	(0.01)
Loss per share – Basic and diluted	$(0.51)	$(0.30)	$(0.93)

For the years ended December 31, 2018, 2017 and 2016, all the outstanding warrants and options were anti-dilutive.

17.	INCOME TAXES

United States

Breathcare was a limited liability company and was not subject to federal income tax; instead any income would be taxable to Breathcare’s sole owner. Moreover, as of June 30, 2017 (date of dissolution of Breathcare) and December 31, 2016, Breathcare was inactive and generated no revenue.

British Virgin Islands

Lianluo Smart is a tax-exempt company incorporated in the British Virgin Islands.

PRC

PRC enterprise income tax is calculated based on the Enterprise Income Tax Law (the “EIT Law”). Under the EIT Law, a unified enterprise income tax rate of 25% and unified tax deduction standards will be applied equally to both domestic-invested enterprises and foreign-invested enterprises.

Under the current PRC laws, PRC government grants a preferential income tax rate of 15% to government-certified high technology companies, and under the new standard the period of validity for the certification of high technology companies is three years. In 2009, 2012 and 2015, BDL updated its certification for “high technology” company. Therefore, BDL used a 15% income tax rate to calculate the income tax expense for the years ended December 31, 2017, 2016 and 2015. In 2018, BDL did not pass the certification for “high technology” company, and therefore, is subject to a PRC income tax rate of 25% on its 2018 income.

The tax rate for LCL and BTL is 25%.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

Benefit (provision) for income taxes consists of:

	Year Ended December 31
	2018	2017	2016
Current income taxes benefit	$-	$-	$95,870
Deferred income taxes provision	-	-	-
Total benefit for income taxes	-	-	95,870
Less: provision for income tax expenses from discontinued operations	-	-	(844)
Benefit for income taxes from continuing operations	$-	$-	$95,026

A reconciliation of the provision for income taxes determined at the statutory income tax rate to the Company’s income taxes is as follows:

	Years ended December 31,
	2018	2017	2016
Loss before provision for income tax and non-controlling interests	$(8,910,002)	$(5,136,434)	$(9,704,761)
PRC corporate income tax rate	25%	25%	25%
Income tax benefit computed at PRC statutory corporate income tax rate	(2,227,500)	(1,284,108)	(2,426,190)
Reconciling items:
Non-deductible expenses	1,063,668	597,189	691,298
Valuation allowance on deferred tax assets	1,163,832	686,919	1,734,892
Over-provision in prior years	-	-	(95,026)
Income tax benefit	$-	$-	$(95,026)

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

Deferred taxes assets

Deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax bases using enacted tax rates in effect for the year in which the differences are expected to reverse. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities as of December 31, 2018 and 2017 are presented below:

	2018	2017
Deferred tax assets
Net operating loss carried forward	$3,412,338	2,386,069
Valuation reserve	(3,412,338)	(2,386,069)
Deferred tax assets, non-current	$-	$-

As of December 31, 2018, the Company’s PRC subsidiaries had net operating loss carry forwards of $13,649,354, which will expire in various years through year 2023. Management believes it is more likely than not that the Company will not realize these potential tax benefits as these operations will not generate any operating profits in the foreseeable future. As a result, a valuation reserve was provided against the full amount of the potential tax benefits.

According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or its withholding agent. The statute of limitations extends to five years under special circumstances, which are not clearly defined. In the case of a related party transaction, the statute of limitations is ten years. There is no statute of limitations in the case of tax evasion.

18.	RELATED PARTY TRANSACTIONS AND BALANCE

In addition to the transactions and balances disclosed elsewhere in these financial statements, the Company had the following material related party transactions:

(1)	During the years ended December 31, 2018, 2017 and 2016, the Company purchased inventory of $204, $3,760, and $497 from HLI, respectively.

(2)	On July 1, 2018, the Company leased office premises from HLI for a period of 1 year, with an annual rental of $84,447 (RMB580,788). Rental payments charged as expenses in 2018 were $39,942. As of December 31, 2018, the Company reported an outstanding rental payable of $42,223 to HLI.

(3)	On December 20, 2016, the Company entered into a $2 million loan agreement with DGHKT, one of HLI’s subsidiaries, with a fixed annual interest rate 3.5%. On December 30, 2016, the Company received the repayment of the loan and related interest in total of $2,002,110 from DGHKT.

(4)	On June 13, 2017, the Company entered into a $3 million loan agreement with DGHKT for a term of 6 months and with a fixed annual interest rate of 3.5%. Before December 31, 2017, the Company received the repayment of the loan and the related interest in total of $52,932 from DGHKT.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

(5)	On June 13, 2018, the Company entered into a $6 million loan agreement with DGHKT for a term of 12 months and with a fixed annual interest rate of 3.5%. During the year ended December 2018, DGHKT repaid in cash totaled $549,192, and the Company earned interest of $161,384 from DGHKT.

As of December 31, 2018, the remaining loan balance of RMB35.6 million (equivalent to $5.2 million)(including accrued interest) was fully settled (Note 11).

(6)	On January 14, 2016, the Company completed an acquisition of 0.8% equity interest of BDL from BTL, who terminated the VIE relationship with the Company and deconsolidated from the Company’s financial statements on July 31, 2016, for a purchase price of $146,032 or RMB920,000, which was paid in 2017.

(7)	Before the Company terminated the VIE agreement with BTL on July 31, 2016, the Company had various transactions with BTL. During the year ended December 31, 2016, the Company had the following transactions with BTL:

1.	The Company repaid loans of $69,253 or RMB460,151 in total to BTL, including various expenses paid by BTL on behalf of the Company and loans from BTL from prior years. Those loans were no interest free loans.

2.	The Company reported a technical support expense of $9,027 or RMB59,981 to BTL for its product maintenance.

3.	The Company leased an office space from BTL with an annual rental of $36,120 or RMB240,000. The leasing agreement had been terminated in 2016.

20.	CONCENTRATIONS

Major Customers

For the year ended December 31, 2018, two customers each accounted for approximately 16% and 13%, respectively, of the Company’s revenues from continuing operations. For the year ended December 31, 2017, two customers each accounted for approximately 44% and 12%, respectively, of the Company’s revenues from continuing operations. For the year ended December 31, 2016, one customer accounted for approximately 92% of the Company’s revenues from continuing operations.

For the year ended December 31, 2016, one customer accounted for approximately 92% of the Company’s revenues from discontinued operations.

No other customer accounted for more than 10% of the Company’s revenues for the years ended December 31, 2016, 2017 and 2018.

Major Suppliers

For the year ended December 31, 2018, two suppliers each accounted for approximately 31% and 17%, respectively, of the Company’s purchases from continuing operations. For the year ended December 31, 2017, two suppliers each accounted for approximately 40% and 23%, respectively, of the Company’s purchases from continuing operations. For the year ended December 31, 2016, one supplier each accounted for 95% of the Company’s purchases from continuing operations.

For the year ended December 31, 2016, one supplier accounted for 94% of the Company’s purchases from discontinued operations.

No other suppliers accounted for more than 10% of the Company’s purchases for the years ended December 31, 2016, 2017 and 2018.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

Revenues by categories

The following represents the revenues by categories, all derived from China:

	For the years ended December 31,
	2018	2017	2016
Categories
Product sales
Medical Devices	$221,414	$827,032	$1,305,372
Respiratory and Oxygen Homecare	-	-	5,956
Mobile Medicine (sleep apnea diagnostic products)	120,930	54,979	12,080,164
OSAS service (analysis and detection)	217,042	-	-
Total Revenues	559,386	882,011	13,391,492
Less: revenues from discontinued operations	-	-	(329,119)
Revenues from continuing operations	$559,386	$882,011	$13,062,373

20.	OTHER INCOME

	For the years ended December 31,
	2018	2017	2016
Gain on settlement of payables (a)	$18,736	$125,312	$-
Government subsidy	-	17,394	-
Exchange gain	5,964	-	68,436
Others	8	3,917	-
Total other income	$24,708	$146,623	$68,436

(a)	In 2014, the Company entered into a Morpheus software license agreement with a third-party service provider for a total consideration of $200,000. The service has been provided and charged as selling expenses in 2016. As of December 31, 2016, an amount of $125,000 remained unpaid. In 2017, the service provider has agreed to waive its entitlement to the remaining balance and the accrued amount was written back as other income.

21.	OTHER EXPENSE

	For the years ended December 31,
	2018	2017	2016
Exchange loss	$-	$48,430	$-
Loss on disposal of equipment	232,171		-
Others	3,688	3,937	-
Total other expense	$235,859	$52,367	$-

22.	DISCONTINUED OPERATIONS

In accordance with ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the components of an entity meets the criteria in paragraph 205-20-45-1E to be classified as held for sale. When all of the criteria to be classified as held for sale are met, including management, having the authority to approve the action, commits to a plan to sell the entity, the major current assets, other assets, current liabilities, and noncurrent liabilities shall be reported as components of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income taxes (benefit), shall be reported as a component of net income (loss) separate from the net income (loss) of continuing operations in accordance with ASC 205-20-45.

LIANLUO SMART LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

Reconciliation of the Carrying Amounts of Major Classes of Net Income (Loss) from Operations to be Disposed Classified as discontinued operations in the Consolidated Statements of Operations and Comprehensive Loss.

	For the Years Ended December 31,
	2018	2017	2016

Revenues	$-	$-	$329,119

Costs of revenue	-	-	(338,110)

Gross loss	-	-	(8,991)

Service income	-	-	3,244
Service expenses	-	-	(5,497)
Selling expenses	-	-	(63,089)
General and administrative expenses	-	-	(43,703)
Provision for doubtful accounts	-	-	(32,321)
Impairment loss on intangible assets	-	-	(18,447)
Financial expenses	-	-	88
Other income	-	-	1,261
Other expenses		-	(275)
Provision for income tax expense	-	-	(844)
Loss on disposal of discontinued operations	-	-	(82,579)

Net loss from discontinued operations	$-	$-	$(251,153)

23.	SUBSEQUENT EVENTS

On January 24, 2019, Shenzhen JustDo Display Technology Co., Ltd. (“Shenzhen JustDo”) initiated an arbitration proceeding against BDL, claiming that BDL’s failure of payment for goods in 2018 constituted a breach of a purchase contract entered into by and between Shenzhen JustDo and BDL. Shenzhen JustDo assessed its claim at RMB513,684 ($74,712), plus interest since August 1, 2018. On February 21, 2019, BDL submitted a statement of defense, claiming that JustDo’s delay in delivery of goods constituted a breach of the purchase agreement, and the amount of purchase price payable to JustDo shall be determined according to the quantity of goods received. The Company believes the amount of purchase price payable to JustDo should be RMB235,524($34,245), and intend to continue to vigorously defend this proceeding.

As of December 31, 2018, the Company had recognized an account payable to Shenzhen JustDo of RMB 250,252 ($36,387).

On February 2, 2019, March 7, 2019 and April 8, 2019, the Company borrowed an aggregate unsecured amount of RMB1.17 million ($0.18 million) from HLI for a term of twelve months, with a fixed annual interest rate 8%.

On February 3, 2019, pursuant to a loan agreement the Company granted an unsecured loan of $0.06 million to DGHKT for a term of twelve months, with a fixed annual interest rate 3.5%.

LIANLUO SMART LIMITED

PRELIMINARY PROSPECTUS

Through and including [       ], 2020 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees.

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles permit indemnification of officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred in connection with the execution of their duties, powers, authorities or discretions as a director or officer of the Company, unless such losses or damages arise through the willful neglect or default of such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, or the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

On February 14, 2020, the Company sold warrants to purchase 2,590,000 of its Class A Common Shares, on February 25, 2020, the Company sold warrants to purchase 3,500,000 of its Class A Common Shares and on March 2, 2020, the Company sold warrants to purchase 4,900,000 of its Class A Common Shares. These sales were made to certain institutional investors in private placements pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

On August 16, 2018, we entered into a consulting agreement with FirstTrust China Ltd., or the Consultant, pursuant to which, we issued 200,000 Class A Common Shares to the Consultant or its designees for the consulting services to be provided by the Consultant. These shares were offered under Section 4(a)(2) of the Securities Act and have not been registered under the Securities Act.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or consolidated financial statements or the notes thereto.

Item 9. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, China, on March 24, 2020.

LIANLUO SMART LIMITED

By:	/s/ Ping Chen
Name: Ping Chen
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ping Chen as his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ping Chen	Chief Executive Officer (Principal executive officer), and Director	March 24, 2020
Ping Chen

/s/ Yingmei Yang	Interim Chief Financial Officer (Interim Principal financial and accounting officer)	March 24, 2020
Yingmei yang

/s/ Zhitao He	Director	March 24, 2020
Zhitao He

/s/ Xiaogang Tong	Director	March 24, 2020
Xiaogang Tong

/s/ Richard Zhiqiang Chang	Director	March 24, 2020
Richard Zhiqiang Chang

/s/ Bin Pan	Director	March 24, 2020
Bin Pan

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in the City of New York, New York, on March 24, 2020.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President

EXHIBIT INDEX

(a) Exhibits. The following exhibits are included herein or incorporated herein by reference:

The following documents are filed as part of this registration statement:

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association of the registrant (incorporated by reference to Exhibit 99.2 to the Report of Foreign Private Issuer on Form 6-K filed by the registrant on February 24, 2020)
4.1	Form of Class A Common Share Purchase Warrant dated February 14, 2020 (incorporated by reference to Exhibit 4.1 of the Report of Foreign Private Issuer on Form 6-K filed with the SEC on February 13, 2020)
4.2	Form of Amended and Restated Class A Common Share Purchase Warrant dated February 25, 2020 (incorporated by reference to Exhibit 4.2 of the Report of Foreign Private Issuer on Form 6-K filed with the SEC on February 28, 2020)
4.3	Form of Class A Common Share Purchase Warrant dated March 2, 2020 (incorporated by reference to Exhibit 4.1 of the Report of Foreign Private Issuer on Form 6-K filed with the SEC on February 28, 2020)
4.4	Form of Securities Purchase Agreement dated February 12, 2020 (incorporated by reference to Exhibit 10.1 of the Report of Foreign Private Issuer on Form 6-K filed with the SEC on February 13, 2020)
4.5	Form of Securities Purchase Agreement dated February 21, 2020 (incorporated by reference to Exhibit 10.1 of the Report of Foreign Private Issuer on Form 6-K filed with the SEC on February 24, 2020)
4.6	Form of Securities Purchase Agreement dated February 27, 2020 (incorporated by reference to Exhibit 10.1 of the Report of Foreign Private Issuer on Form 6-K filed with the SEC on February 28, 2020)
10.1	2013 Share Incentive Plan (incorporated by reference to Exhibit 99.2 of the Report of Foreign Private Issuer on Form 6-K filed with the SEC on November 29, 2013)
10.2	2014 Share Incentive Plan (incorporated by reference to the proxy statement for the registrant’s annual meeting of shareholders for the fiscal year ended December 31, 2013, filed with the SEC on July 1, 2014)
10.3*	English translation of Loan Agreement Between Lianluo Connection and Hangzhou Lianluo, dated December 21, 2018
10.4*	English translation of Loan Agreement Between Hangzhou Lianluo and Lianluo Connection, dated May 10, 2019
10.5*	English translation of Office Lease Contract Between Beijing BeiKong Technology Incubator Co., Ltd. and Lianluo Connection, dated October 18, 2019, for 4,689 square feet
10.6*	English translation of Office Lease Contract Between Beijing BeiKong Technology Incubator Co., Ltd. and Lianluo Connection, dated October 18, 2019, for 323 square feet
10.7*	English translation of Office Lease Agreement Between Beijing Lvchuang Environmental Protection Group Technology Incubator Co., Ltd. and Beijing Dehaier, dated October 20, 2019
10.8*	English translation of Form of Mofeishi Sleep Analysis System Technical Service Agreement between Beijing Dehaier and public hospital customers
5.1*	Opinion of Conyers Dill & Pearman
21.1*	List of Registrant’s Subsidiaries
23.1*	Consent of Conyers Dill & Pearman (included as part of Exhibit 5.1)
23.2*	Consent from Centurion ZD CPA & Co. (successor of Centurion ZD CPA Limited), Independent Registered Public Accounting Firm
24.1*	Power of Attorney (filed herewith as part of the signature page)

*	Filed herewith